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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Continental Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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April 23, 2018

Dear Stockholder:

              On behalf of our Board of Directors, we are pleased to invite you to the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of United Continental Holdings, Inc. (the "Company") to be held on May 23, 2018. A notice of the 2018 Annual Meeting and proxy statement follows. Please read the enclosed information and our 2017 Annual Report carefully before voting your proxy.

              Your vote is important. Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the proxy statement. You may vote your shares by Internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. We encourage you to use the first option and vote by Internet.

              Thank you for your continued support of United. We look forward to seeing you at the Annual Meeting.

Sincerely,

Oscar Munoz Chief Executive Officer

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 23, 2018
Time:	9:00 a.m., Central Time
Location:	Willis Tower
233 South Wacker Drive
Chicago, Illinois 60606

Record Date:	April 2, 2018

At the meeting, stockholders will be asked to:

  1.
  Elect the directors named in this proxy statement.

  2.
  Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018.

  3.
  Consider an advisory vote to approve the compensation of the Company's named executive officers.

  4.
  Act on one stockholder proposal, if properly presented before the meeting.

  5.
  Act on any other matters that may be properly brought before the Annual Meeting.

Jennifer L. Kraft
Vice President and Secretary

Chicago, Illinois
April 23, 2018

Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote as promptly as possible. You may vote your shares by Internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. If you attend the Annual Meeting in person and want to revoke your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the Annual Meeting.

You can find detailed information about voting in the section entitled "General Information About the 2018 Annual Meeting" in the attached proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2018. The Company's Notice of Annual Meeting, Proxy Statement and 2017 Annual Report to Stockholders are available on the Internet at http://www.envisionreports.com/ual.

PROXY STATEMENT

i

Page
Cash Retainers for Board and Committee Service	87
Equity Compensation	88
Non-Executive Chairman Compensation	88
Director Compensation Deferral under the DEIP	89
Stock Ownership Guidelines	89
Travel Benefits	89
Charitable Contributions	89
AUDIT COMMITTEE REPORT	90
PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018	92
Independent Registered Public Accountants	92
Audit Committee Pre-Approval Policy and Procedures	92
Independent Registered Public Accounting Firm Fees	93
Ratification of the Appointment of the Independent Registered Public Accounting Firm	93
PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS	94
PROPOSAL NO. 4: STOCKHOLDER PROPOSAL REGARDING THE THRESHOLD REQUIRED TO CALL SPECIAL STOCKHOLDER MEETINGS	97
Statement in Opposition to Stockholder Proposal	98
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING	100
HOUSEHOLDING	100
ANNUAL REPORT	100
OTHER BUSINESS	101
APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES	A-1

ii

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2018

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read this proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 Form 10-K") carefully before voting. This proxy statement and the accompanying proxy card are being made available to you on approximately April 23, 2018.

2018 Annual Meeting of Stockholders Information

Date and Time:	Wednesday, May 23, 2018, at 9:00 a.m., Central Time
Location:	Willis Tower, 233 South Wacker Drive, Chicago, Illinois 60606
Record Date:	April 2, 2018

Voting Matters

Proposals		Board Recommendation	Page Number for Additional Information
1.	Election of directors named in this proxy statement	FOR each of the nominees	10
2.	Ratification of the appointment of the independent registered public accounting firm for 2018	FOR	92
3.	Advisory vote to approve the compensation of the Company's named executive officers	FOR	94
4.	Stockholder proposal regarding the threshold required to call special stockholder meetings, if properly presented before the meeting	AGAINST	97

Our Director Nominees (See "Proposal No. 1: Election of Directors" on page 10)

					Current Committee Membership

Director	Age	Director Since	Principal Occupation	Independent	Audit	Compensation	Executive	Finance	Nominating/ Governance	Public Responsibility	Other Current Public Boards

Directors to be Elected by the Holders of Common Stock
Carolyn Corvi	66	2010	Former VP and General Manager, The Boeing Company	Yes	M		M	C			2
Jane C. Garvey	74	2009	Chairman, Meridiam, North America	Yes			M		M	C	0
Barney Harford	46	2016	Chief Operating Officer, Uber Technologies, Inc.	Yes	M				M	M	0
Michele J. Hooper	66	March 2018	President and CEO, The Directors' Council	Yes							2
Walter Isaacson	65	2006	President and CEO, The Aspen Institute	Yes		M			M	M	0
James A. C. Kennedy	64	2016	Former President and CEO, T. Rowe Price Group, Inc.	Yes		C	M	M			0
Oscar Munoz	59	2010	CEO, United Continental Holdings, Inc.	No			M	M			0
William R. Nuti	54	2013	Chairman and CEO, NCR Corporation	Yes		M		M		M	2
Edward M. Philip	52	2016	Former COO, Partners in Health	Yes	M				M	M	2
Edward L. Shapiro	53	2016	Former Managing Partner, PAR Capital Management, Inc.	Yes		M		M		M	1
David J. Vitale	71	2006	Chairman, Urban Partnership Bank	Yes	C		M	M			0
James M. Whitehurst	50	2016	President and CEO, Red Hat, Inc.	Yes		M		M	M		2
Directors to be Elected by the Holders of Other Classes of Stock
Todd M. Insler	49	2016	Master Executive Council Chairman, United Airline Pilots Master Executive Council of ALPA	No						M	0
Sito Pantoja	61	2016	General Vice President, IAM Transportation Department	No						M	0

Key: "M" indicates committee member; "C" indicates committee chair.

Corporate Governance Highlights (See "Corporate Governance" on Page 21)

Highlights of our corporate governance practices include:

Corporate Governance

  •
  Directors are elected annually

  •
  The Company has an independent Board Chairman

  •
  If the Chairman of the Board is not an independent director, the Board will appoint a lead independent director

  •
  Majority voting standard for directors in uncontested elections

  •
  The bylaws grant eligible stockholders the right to include stockholder nominees to the Board in the Company's proxy materials

  •
  Stockholders have the right to call a special meeting

  •
  The Company does not have a stockholder rights plan

  •
  No supermajority provisions in charter or bylaws

  •
  Members of the Company's Board and its executive officers are not permitted to hedge our securities or to pledge our securities as collateral for a loan

  •
  Mandatory retirement age for all directors

  •
  Annual Board and committee evaluations

Executive Compensation Governance

  •
  Emphasize pay-for-performance alignment

  •
  Majority of total compensation based on performance

  •
  Independent compensation consultant

  •
  Enhanced compensation claw-back policy

  •
  Stock ownership requirements for executive officers

  •
  Annual say-on-pay vote

GENERAL INFORMATION ABOUT THE 2018 ANNUAL MEETING

Who is soliciting my vote?

              The board of directors (the "Board") of United Continental Holdings, Inc. (the "Company," "United," "we," "our" or "us") is soliciting your vote at the 2018 Annual Meeting of Stockholders (the "Annual Meeting").

Where and when will the Annual Meeting take place?

              The Annual Meeting will be held on Wednesday, May 23, 2018, at 9:00 a.m., Central Time, at the Willis Tower, 233 South Wacker Drive, Chicago, Illinois 60606.

What will I be voting on?

•
Election of directors named in this proxy statement
•
Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2018
•
An advisory vote to approve the compensation of the Company's named executive officers
•
One stockholder proposal, if properly presented before the meeting

Who is entitled to vote?

              If you are a stockholder with shares of our voting stock, including our common stock, $0.01 par value per share ("Common Stock"), registered in your name with Computershare Investor Services ("Computershare"), the Company's transfer agent and registrar, then you are considered a "stockholder of record." Stockholders of record at the close of business on April 2, 2018, which is known as the "record date" for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

              The following chart shows the number of shares of each class of our voting stock outstanding as of the record date, the number of record holders of each class as of the record date entitled to vote at the Annual Meeting, the votes per share for each class for all matters on which the shares vote, and the directors each class is entitled to elect. The aggregate number of votes to which a class is entitled is equal to the number of shares outstanding of such class.

Title of Class	Shares Outstanding	Holders of Record(a)	Votes per Share	Voting for Directors
Common Stock	279,410,451	7,346	1	Class elects 12 directors
Class Pilot MEC Junior Preferred Stock	1	1	1	Class elects 1 director
Class IAM Junior Preferred Stock	1	1	1	Class elects 1 director

(a)
The holder of record of Class Pilot MEC Junior Preferred Stock is the United Airlines Pilots Master Executive Council of Air Line Pilots Association, International (the "ALPA MEC"). The holder of record of Class IAM Junior Preferred Stock is the International Association of Machinists and Aerospace Workers (the "IAM").

How do I vote if I am a stockholder of record?

              If you are a stockholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:

  •
  Vote by Internet

              You can vote via the Internet by logging onto http://www.envisionreports.com/ual and following the prompts using the control number located on your proxy card. This vote will be counted immediately, and there is no need to mail your proxy card.

  •
  Vote by Telephone

              To use the telephone voting procedure, dial (800) 652-8683 and listen for further directions. You must use a touch-tone telephone in order to respond to the questions. This vote will be counted immediately, and there is no need to mail your proxy card.

  •
  Vote by Mail

              Shares eligible to be voted, and for which a properly signed proxy card is returned, will be voted in accordance with the instructions specified on the proxy card.

              Proxies submitted by Internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, May 22, 2018, the day before the Annual Meeting.

    We encourage you to vote by Internet as instructed on the proxy card.

How are my shares voted if I do not indicate how to vote on the proxy card?

              If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board, including FOR the election of each of the nominees for director (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. 2), FOR the advisory vote to approve the compensation of the Company's named executive officers (Proposal No. 3) and AGAINST the stockholder proposal regarding the threshold required to call special stockholder meetings, if properly presented before the meeting (Proposal No. 4).

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

              If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the "beneficial owner" of shares held in "street name," and you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the voting instruction card and the voting instructions that you receive. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, trust or other nominee. Follow the instructions from your broker, bank, trust or other nominee included with the proxy materials, or contact your broker, bank, trust or other nominee to request a legal proxy.

How do I vote my shares if I participate in one of the United 401(k) plans?

              If you hold shares in an account under the United Airlines 401(k) Savings Plan or the United Airlines Flight Attendant 401(k) Plan (each a "Plan," and collectively, the "United 401(k) Plans"), Computershare is sending you the Company's proxy materials directly, including the voting instruction card. You may direct the trustee of the United 401(k) Plans, Newport Trust Company, on how to vote your Plan shares by directing the voting of your Plan shares by Internet, telephone or mail pursuant to the instructions included on the proxy card. Please note that, in order to permit the trustee for the United 401(k) Plans to tally and vote all of the shares of Common Stock held in the United 401(k) Plans, your instructions, whether by Internet, telephone or proxy card, must be completed and received prior to 5:00 a.m., Central Time, on Monday, May 21, 2018. You may not change your vote related to such Plan shares after this deadline.

              If you do not provide voting instructions to the trustee, your Plan shares will be voted by the trustee in the same proportion that it votes shares in other Plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of each Plan and trust agreement.

What does it mean if I receive more than one set of proxy materials?

              If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive.

Who counts the votes?

              Representatives of Computershare will tabulate the votes and act as Inspector of Election at the Annual Meeting.

How is a quorum determined?

              A quorum is necessary for conducting a valid Annual Meeting. The presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Where a separate vote of a class or series of stock is required, the presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or series is necessary to constitute a quorum thereof entitled to take action with respect to such separate vote.

What are "broker non-votes"?

              Under the rules of the New York Stock Exchange (the "NYSE"), brokers, banks, trusts or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain "routine" matters even if they do not receive timely voting instructions from the beneficial owner. With respect to "non-routine" matters, the broker, bank, trust or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions.

              A broker non-vote occurs when a beneficial owner of shares held by a broker, bank, trust or other nominee fails to provide the record holder with specific instructions concerning how to vote on any "non-routine" matters brought to a vote at a stockholders meeting. At the Annual Meeting, brokers will have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), which is the only "routine" matter to be presented at the Annual Meeting. If brokers exercise this discretionary voting authority on Proposal No. 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting (Proposal Nos. 1, 3 and 4), which are considered "non-routine."

How are abstentions and broker non-votes treated for quorum purposes, and how do they impact the voting results?

              Abstentions are counted for purposes of determining whether a quorum is present. Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders, other than the election of directors (Proposal No. 1). Abstentions have no effect with respect to the election of directors.

              As explained above under "What are 'broker non-votes'?," if brokers exercise their discretionary voting authority on Proposal No. 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting (Proposal Nos. 1, 3 and 4), which are considered "non-routine." Broker non-votes will have no impact on the voting results on the election of directors (Proposal No. 1), the advisory vote to approve the compensation of the Company's named executive officers (Proposal No. 3), or the stockholder proposal regarding the threshold required to call special stockholder meetings (Proposal No. 4).

              If you are a beneficial owner of shares held by a broker, bank, trust or other nominee holding shares on your behalf, we urge you to submit your voting instructions to your broker, bank, trust or other nominee in advance of the Annual Meeting. Please see "How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?" above for a discussion of the procedures.

What classes of stock vote on each proposal, and what is the vote required?

              The holders of Common Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock will vote together as a single class on all proposals presented at the Annual Meeting other than the election of directors (Proposal No. 1).

    Election of Directors (Proposal No. 1)

              Each director will be elected by vote of a majority of the votes cast with respect to that director's election in person or represented by proxy and entitled to vote on the election of directors. "Majority of the votes cast" means that the number of shares voted FOR a director exceeds the number of shares voted AGAINST that director (with abstentions and broker non-votes not counted as a vote cast either FOR or AGAINST that director's election). Any incumbent director who is not reelected in an election in which majority voting applies is required to tender his or her resignation promptly following certification of the stockholders' vote. The Nominating/Governance Committee will then consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board is expected to act on the recommendation within 120 days following certification of the stockholders' vote and will promptly disclose its decision regarding whether to accept the director's resignation offer. The director who tenders his or her resignation will not participate in the recommendation of the Nominating/Governance Committee or the decision of the Board with respect to his or her resignation.

    Proposal Nos. 2, 3 and 4

              The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to approve the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), the advisory vote to approve the compensation of the Company's named executive officers (Proposal No. 3) and the stockholder proposal regarding the threshold required to call special stockholder meetings (Proposal No. 4).

How does the proxy voting process work?

              If you vote using the Internet or telephone procedures specified in the proxy card, or your proxy card is properly dated, signed and returned by mail, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by it (or if there are no such instructions, then in accordance with the recommendation of the Board).

              If a quorum is not present at the time the Annual Meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the Annual Meeting with the vote of the stockholders then present.

How do I revoke a proxy?

              Any proxy may be revoked by the person giving it at any time before it is voted (except as discussed above with respect to shares held in a Plan account). A proxy may be revoked by a later proxy delivered using the Internet or telephone voting procedures or by written notice mailed to the Secretary of the Company prior to the Annual Meeting. If you hold your shares through a broker, bank, trust or other nominee, you should follow their instructions as to how you can revoke a proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a holder of Common Stock who is in attendance and entitled to vote at the Annual Meeting may request a ballot and vote in person, which revokes a previously granted proxy.

Who pays solicitation expenses?

              All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by us. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. In addition to mailed proxy materials and proxy materials available over the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. To help assure the presence in person or representation by proxy of the largest number of stockholders possible, we have engaged MacKenzie Partners, Inc. ("MacKenzie"), a proxy solicitation firm, to solicit proxies on our behalf. We expect to pay MacKenzie a proxy solicitation fee of approximately $25,000 plus reimbursement for reasonable out-of pocket costs and expenses for its services.

Could other matters be decided at the Annual Meeting?

              We do not know of any matters that will be considered at the Annual Meeting other than those described above. If any other matters are properly presented at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Can I attend the Annual Meeting?

              Admittance to the Annual Meeting is limited to stockholders of the Company. The following procedures have been adopted to ensure that the Company's stockholders can check in efficiently when entering the Annual Meeting.

    Stockholders of Record

              If you are a stockholder of record on April 2, 2018 (the record date), you (or your duly appointed proxy holder) are entitled to attend the Annual Meeting. If you are a stockholder of record or you own shares through a Plan, there is an admission ticket located on your proxy card. You will be asked to present the admission ticket and valid picture identification to obtain admittance to the Annual Meeting.

              If you are a record holder (or a record holder's duly appointed proxy) and you do not bring an admission ticket with you to the Annual Meeting, you will be admitted upon verification of ownership at the stockholders' registration desk. Please be prepared to present valid picture identification.

    Beneficial Owners

              If you are a beneficial owner of Common Stock as of April 2, 2018 (the record date), you may obtain admittance at the stockholders' registration desk by presenting evidence of your Common Stock ownership. This evidence could be a legal proxy from the institution that is the record holder of your shares, or your most recent account statement from your broker, bank, trust or other nominee that includes the record date, along with valid picture identification. Please note that in order to vote at the Annual Meeting, beneficial owners must present the legal proxy from the record holder.

    Additional Information

              Admission tickets to the Annual Meeting are not transferable. A stockholder may appoint only one proxy to represent him or her at the Annual Meeting.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

              The Nominating/Governance Committee has recommended to the Board, and the Board has unanimously nominated, the individuals named below for election as directors at the Annual Meeting to hold office until the next annual meeting of stockholders, until their successors are elected and qualified, or until their earlier death, resignation or removal. Each of the nominees currently serves as a director of the Company. There is no family relationship between any of the nominees or between any nominee and any executive officer of the Company.

              Robert A. Milton and Laurence E. Simmons will not stand for reelection to the Board at the Annual Meeting and will retire from the Board at the end of their current terms as director. The Company thanks Mr. Milton and Mr. Simmons for their distinguished service to the Company. Following the Annual Meeting, the Board will elect a new, independent Chairman and the size of the Board will be reduced from 16 directors to 14 directors. As further detailed below, at the Annual Meeting, 12 directors are nominated for election by the holders of our Common Stock and two directors will be elected by the holders of our other classes of stock.

              Shares represented by executed proxy cards will be voted, except where directed otherwise, FOR the election of each of the 12 nominees to be elected by the holders of our Common Stock. In the event that any nominee is unable to serve or for good cause will not serve, such shares will be voted FOR the election of such substitute nominee as the Board may propose. Each of the nominees has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unable to serve.

              THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

Director Qualifications

              Set forth on the following pages is biographical and other information about each nominee for election as a director. This information includes, but is not limited to, the business experience and directorships on the boards of public companies and registered investment companies held by each nominee during at least the past five years. This information also includes a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board's determination that such nominee is qualified and should serve as a director.

              In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills, the Board believes that all of the nominees have demonstrated certain common attributes that the Board would generally expect any director nominee to possess. Those common attributes include an appropriate level of business, government or professional acumen, the capacity for strategic and critical thinking, leadership capabilities, a reputation for integrity and ethical conduct, and an ability to work collaboratively. Please see "Corporate Governance—Nominations for Directors" below for further discussion of the criteria considered by the Nominating/Governance Committee when identifying director nominees.

Directors to be Elected by the Holders of Common Stock

              Twelve directors are to be elected by the holders of Common Stock. Each current director has served continuously since the date of his or her appointment.

Carolyn Corvi

Independent Age: 66 Director Since: 2010 Committees: Audit, Executive and Finance (Chair)	Select Business Experience:

•

Vice President and General Manager, Airplane Programs, Commercial Airplanes of Boeing Commercial Airplanes (commercial jet aircraft segment) of The Boeing Company ("Boeing") (2005-2008)

•

Various other positions with Boeing for 34 years, including Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, Director of Quality Assurance for the Fabrication Division and Director of Program Management for 737/757 Programs

Current Public Company Directorships:

•

Allegheny Technologies Incorporated. (2012-present)

•

Hyster-Yale Materials Handling, Inc. (2012-present)

Past Public Company Directorships:

•

Goodrich Corporation (2009-2012)

•

Continental Airlines, Inc. ("Continental") (2009-2010)

Other Experience and Qualifications: Ms. Corvi provides extensive management expertise to the Board, having served in key management and operational oversight roles for Boeing during her 34 years of service. She also brings an expertise with respect to the manufacturing of commercial aircraft, which she developed through her management of commercial airplane production for Boeing as Vice President and General Manager, Airplane Programs, Commercial Airplanes, Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, and in the other positions indicated above. Ms. Corvi brings experience to the audit committee function of the Board through her previous service on the Audit Committees of Continental and Goodrich Corporation and her current service on the Audit Committee of Hyster-Yale Materials Handling, Inc. Her service on the Continental board of directors provided her with valuable experience in the airline industry.

Jane C. Garvey

Independent Age: 74 Director Since: 2009 Committees: Executive, Nominating/Governance and Public Responsibility (Chair)	Select Business Experience:

•

Chairman of Meridiam, North America (infrastructure development fund) (2009-present)

•

Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase (global financial services firm) (2008-2009)

•

Executive Vice President and Chairman of Transportation Practice of APCO Worldwide (public affairs and strategic communications consulting firm) (2003-2008)

Past Public Company Directorships:

•

Bombardier Inc. (2007-2008)

•

Skanska (2003-2008)

Other Experience and Qualifications: Ms. Garvey brings extensive management oversight experience to the Board as Chairman of Meridiam, North America. She also provides valuable leadership experience and knowledge of the airline industry from her past role as administrator of the Federal Aviation Administration (the "FAA"), where she was the first administrator to serve a five-year term, and as the recipient of the National Air Transportation Association's Distinguished Service Award. Through her various professional responsibilities, Ms. Garvey has also gained experience in a broad range of industries, including infrastructure development, financial services, transportation, construction and consulting.

Barney Harford

Independent Age: 46 Director Since: 2016 Committees: Audit, Nominating/Governance and Public Responsibility	Select Business Experience:

•

Chief Operating Officer of Uber Technologies, Inc. ("Uber") (January 2018-present)

•

Chief Executive Officer of Orbitz Worldwide, Inc. (online travel company) (2009-2015)

•

Multiple roles at Expedia, Inc. (online travel company) (1999-2006), including President of Expedia Asia Pacific (2004-2006)

Past Public Company Directorships:

•

Orbitz Worldwide, Inc. (2009-2015)

•

eLong,  Inc. (2004-2008)

Other Experience and Qualifications: Mr. Harford brings travel industry and ecommerce insight, combined with a successful track record deploying large technology teams, having served as Chief Executive Officer of Orbitz Worldwide, Inc. He also provides experience with international markets, in particular the Asia Pacific region, having led Expedia's entry into China, Australia and Japan. Mr. Harford also brings valuable strategy and operational experience to the Board as Chief Operating Officer of Uber, where he is responsible for Uber's global ridesharing strategy, operations, marketing and customer support and Uber EATS (Uber's food-delivery business). He previously served on the board of directors of Lola (2016-2017), LiquidPlanner, Inc., (2007-2017), Crystal Orange Hotel Group (formerly Mandarin Holdings) (2009-2012) and GlobalEnglish Corporation (2008-2011).

Michele J. Hooper

Independent Age: 66 Director Since: March 2018	Select Business Experience:

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President and Chief Executive Officer, The Directors' Council (2013-present) (consulting firm that works with corporate boards to increase their independence, effectiveness and diversity)

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President and Chief Executive Officer, Voyager Expanded Learning (1999-2000) (developer and provider of learning programs and teacher training in public schools)

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President and Chief Executive Officer, Stadtlander Drug Company (1998-1999) (provider of disease-specific pharmaceutical care)

Current Public Company Directorships:

•

PPG Industries, Inc. (1997-present)

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UnitedHealth Group, Inc. (2007-present)

Past Public Company Directorships:

•

AstraZeneca PLC (2000-2012)

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Warner Music Group Corporation (2006-2011)

Other Experience and Qualifications: Ms. Hooper provides extensive corporate governance expertise to the Board and, as President and Chief Executive Officer of The Directors' Council, has consulted with major companies to enhance the effectiveness of their corporate governance. Ms. Hooper has significant public company audit committee experience, with over 20 years of experience chairing audit committees at PPG Industries, Inc., AstraZeneca PLC, Warner Music Group Corporation and Target Corporation. Ms. Hooper's corporate governance and accounting experience, along with her experience as a senior executive at a range of companies, provides the Board with a unique set of skills that enhances the Board's leadership and oversight capabilities.

Walter Isaacson

Independent Age: 65 Director Since: 2006 Committees: Compensation, Nominating/Governance and Public Responsibility	Select Business Experience:

•

President and Chief Executive Officer of The Aspen Institute (international education and leadership institute) (2003-present). On November 30, 2017, The Aspen Institute announced that Mr. Isaacson will retire from his role as President and Chief Executive Officer on June 1, 2018.

•

Chairman and Chief Executive Officer of CNN (2001-2003)

Past Public Company Directorships:

•

CNN (2001-2003) (Chairman)

Other Experience and Qualifications: Mr. Isaacson provides valuable business operations expertise and extensive management knowledge, having served as President and Chief Executive Officer of The Aspen Institute. Prior to that position, he gained leadership experience and strategic development and implementation skills as Chairman and Chief Executive Officer of CNN. Mr. Isaacson has also served as the editor of Time Magazine. In 2009, Mr. Isaacson was appointed by President Obama to be Chairman of the Broadcasting Board of Governors, which runs international broadcasts for the U.S. government. He served in this role until January 2012. Through his various professional positions, Mr. Isaacson has gained experience in a broad range of industries, including education, economics, communications and broadcasting.

James A. C. Kennedy

Independent Age: 64 Director Since: 2016 Committees: Compensation (Chair), Executive and Finance	Select Business Experience:

•

President and Chief Executive Officer of T. Rowe Price Group, Inc. ("T. Rowe Price") (global investment management organization) (2007-2015)

•

Various other roles at T. Rowe Price throughout his tenure of 1978-2016

Past Public Company Directorships:

•

T. Rowe Price (1996-2016)

Other Experience and Qualifications: Mr. Kennedy brings to the Board a stockholders' perspective and his expertise in management, finance and leadership, particularly as result of his tenure as President and Chief Executive Officer of T. Rowe Price, a global investment management organization which provides mutual fund, sub-advisory and institutional asset management. Prior to his appointment as President and Chief Executive Officer of T. Rowe Price, Mr. Kennedy served in roles of increasing responsibility at T. Rowe Price since 1978, including equity analysis (1978-1987), Director of Equity Research (1987-1999), and Head of U.S. Equities (1997-2006). Mr. Kennedy also brings executive compensation experience to the Board, having been involved in management compensation since 1987, and served as the Chairman of the Management Compensation Committee at T. Rowe Price for nine years.

Oscar Munoz

Age: 59 Director Since: 2010 Committees: Executive and Finance	Select Business Experience:

•

Chief Executive Officer of the Company (Sept. 2015-present)

•

President of the Company (Sept. 2015-Aug. 2016)

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President and Chief Operating Officer of CSX Corporation ("CSX") (railroad and intermodal transportation services company) (Feb. 2015-Sept. 2015)

•

Executive Vice President and Chief Operating Officer of CSX (2012-2015)

•

Executive Vice President and Chief Financial Officer of CSX (2003-2012)

Past Public Company Directorships:

•

CSX (Feb. 2015-Sept. 2015)

•

Continental (2004-2010)

Other Experience and Qualifications: Mr. Munoz provides valuable expertise in management, finance, accounting and auditing to the Board. He developed this expertise during his more than 25 years of service prior to joining the Company in key executive positions within the telecommunications, beverage and transportation industries. As our Chief Executive Officer, Mr. Munoz is responsible for, and has extensive familiarity with, the Company's ongoing operations and management's efforts to implement the strategic priorities identified by the Board. Mr. Munoz is uniquely suited to inform the Board with respect to these matters. Prior to joining the Company, Mr. Munoz served as the President and Chief Operating Officer of CSX from February 2015 until September 2015, with responsibility for managing all aspects of CSX's operations across its 21,000-mile network, including transportation, service design, customer service, engineering, mechanical and technology. In this role, Mr. Munoz also oversaw sales and marketing, human resources and information technology. Immediately prior to this role, Mr. Munoz served as Executive Vice President and Chief Operating Officer of CSX. Mr. Munoz also previously served as Executive Vice President and Chief Financial Officer of CSX, with responsibility for management and oversight of all financial, strategic planning, information technology, purchasing and real estate activities of CSX. In addition, he developed extensive experience in the airline industry during his six years of service on the Continental board of directors.

William R. Nuti

Independent Age: 54 Director Since: 2013 Committees: Compensation, Finance and Public Responsibility	Select Business Experience:

•

Chairman and Chief Executive Officer of NCR Corporation (global technology) (2007-present). On March 22, 2018, NCR Corporation announced that Mr. Nuti will retire once the process of searching for his successor has been completed. Upon his retirement, Mr. Nuti will become Chairman Emeritus of the NCR Corporation board of directors, and NCR Corporation expects to retain Mr. Nuti on a part-time basis as a consultant for transition and continuing advisory services.

•

President of NCR Corporation (2007-2016)

•

Chief Executive Officer and President of NCR Corporation (2005-2007)

Current Public Company Directorships:

•

NCR Corporation (2005-present)

•

Tapestry, Inc. (formerly Coach, Inc.) (2014-present)

Past Public Company Directorships:

•

Sprint Nextel Corporation (2008-2013)

Other Experience and Qualifications: Mr. Nuti provides the Board with valuable expertise in management, finance and technology, developed during his years of service in the technology industry. Mr. Nuti has extensive experience in key management and operational oversight roles, including serving as Chairman, Chief Executive Officer and President of NCR Corporation, and President, Chief Executive Officer and Chief Operating Officer of Symbol Technologies. Mr. Nuti also brings to the Board the perspective of an active chief executive officer with primary responsibility for the oversight of all aspects of a publicly traded, global technology company with international operations. Mr. Nuti also brings executive compensation and financial experience to the Board, enhanced by his service on the Compensation Committee of Tapestry, Inc., having previously served on its Audit Committee and having served on the Compensation and Finance Committees of Sprint Nextel Corporation.

Edward M. Philip

Independent Age: 52 Director Since: 2016 Committees: Audit, Nominating/Governance and Public Responsibility	Select Business Experience:

•

Chief Operating Officer of Partners in Health (non-profit healthcare organization) (2013-2017)

•

Special Partner of Highland Consumer Fund (consumer oriented investment fund) (2013-2017)

•

Managing General Partner of Highland Consumer Fund (2006-2013)

•

President and Chief Executive Officer of Decision Matrix Group (management consulting firm) (2004-2005)

•

Senior Vice President of Terra Networks, S.A. (Spanish internet multinational company) (2000-2004)

Current Public Company Directorships:

•

Hasbro, Inc. (2002-present)

•

BRP Inc. (2005-present)

Past Public Company Directorships:

•

Trupanion, Inc. (July 2014-Dec. 2014)

Other Experience and Qualifications: Mr. Philip brings to the Board nearly three decades of leadership across the technology, health care and financial services sectors. Mr. Philip was also one of the founding members of the internet search company, Lycos, Inc. During his tenure with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, he spent time as the Vice President of Finance for The Walt Disney Company and a number of years in investment banking.

Edward L. Shapiro

Independent Age: 53 Director Since: 2016 Committees: Compensation, Finance and Public Responsibility	Select Business Experience:

•

Managing Partner of PAR Capital Management, Inc. ("PAR") (investment management firm) (1999-2016)

•

Portfolio Manager, PAR (1997-2016)

Current Public Company Directorships:

•

Global Eagle Entertainment, Inc. (2013-present)

Past Public Company Directorships:

•

Sonifi Solutions (formerly LodgeNet Interactive Corporation) (2010-2012)

•

US Airways (2005-2008)

•

Web.com (formerly Interland) (2001-2005)

Other Experience and Qualifications: Mr. Shapiro brings to the Board financial expertise and an investor's perspective, having served in various capacities at PAR, an investment management firm specializing in investments in travel, media and internet-related companies, from 1997 to 2016. Mr. Shapiro served as Chairman of Global Eagle Entertainment, Inc., a provider of a wide range of connectivity solutions, including portable entertainment solutions, from 2013 to March 2018, and has served as lead independent director from March 2018 to present. He also formerly served as Chairman of the board of directors of Lumexis Corporation, an in-seat, inflight entertainment company, and as a member of the board of directors of Sonifi Solutions.

David J. Vitale

Independent Age: 71 Director Since: 2006 Committees: Audit (Chair), Executive and Finance	Select Business Experience:

•

Chairman of the Urban Partnership Bank (2010-present)

•

Chairman of Duff & Phelps Global Utility Income Fund (2011-present), DNP Select Income Fund, Inc. (2009-present), DTF Tax-Free Income Inc. (2015-present) and Duff & Phelps Utility and Corporate Bond Trust (2015-present) (investment companies)

•

President, Chicago Board of Education (education) (2011-2015)

•

Senior Advisor to the Chief Executive Officer of the Chicago Public Schools (education) (2007-2008)

•

Chief Administrative Officer of the Chicago Public Schools (2003-2007)

Current Registered Investment Company Directorships:

•

Duff & Phelps Global Utility Income Fund (2011-present)

•

DTF Tax-Free Income Inc. (2005-present)

•

Duff & Phelps Utility and Corporate Bond Trust (2005-present)

•

DNP Select Income Fund, Inc. (2000-present)

Past Public Company Directorships:

•

Alion Science & Technology Corporation (2009-2014)

Other Experience and Qualifications: Mr. Vitale provides valuable financial and management expertise to the Board through many years of experience in significant business roles. Mr. Vitale serves as the Chairman of the Urban Partnership Bank. He previously served as President of the Chicago Board of Education, with responsibility for the governance, organizational and financial oversight of the Chicago Public Schools. Mr. Vitale has acted both as Chief Administrative Officer of the Chicago Public Schools and Senior Advisor to the Chief Executive Officer of the Chicago Public Schools, where he provided oversight for all educational departments, including finance, operations, human resources, technology and procurement. He brings to the Board expertise on the audit committee function, having served on the Audit Committee of Alion Science & Technology Corporation. He brings additional leadership experience to the Board by serving as Chairman of Duff & Phelps Global Utility Income Fund, DNP Select Income Fund, Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust. Through his extensive professional roles, Mr. Vitale gained experience in a number of industries, including education, banking, financial services and investment management.

James M. Whitehurst

Independent Age: 50 Director Since: 2016 Committees: Compensation, Finance and Nominating/Governance	Select Business Experience:

•

President and Chief Executive Officer of Red Hat, Inc. ("Red Hat") (provider of open source enterprise IT products and services) (2008-present)

•

Chief Operating Officer of Delta Air Lines, Inc. ("Delta") (2005-2007)

•

Chief Network and Planning Officer of Delta (2004-2005)

•

Senior Vice President—Finance, Treasury, and Business Development of Delta (2002-2004)

Current Public Company Directorships:

•

SecureWorks Corp. (2016-present)

•

Red Hat (2008-present)

Past Public Company Directorships:

•

DigitalGlobe, Inc. (2009-2016)

Other Experience and Qualifications: Mr. Whitehurst provides valuable business expertise in addition to airline industry knowledge to the Board. Prior to Red Hat, Mr. Whitehurst spent six years at Delta, where he managed airline operations and drove significant international expansion as Chief Operating Officer. Mr. Whitehurst helped put the company back on firm footing as it emerged from bankruptcy in 2007. Before Delta, he held several corporate development leadership roles at The Boston Consulting Group, with clients across a wide range of industries.

Directors to be Elected by the Holders of Other Classes of Stock

              The following classes of directors are to be elected by the holders of certain classes of our stock other than Common Stock.

    THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THE FOLLOWING DIRECTORS.

              Each nominee was previously elected or appointed by the holder of the applicable class of our preferred stock and has served continuously as a director since the date of his first election or appointment. If a nominee unexpectedly becomes unavailable before election, or we are notified that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies from the respective holder(s) for the person who may be designated as a substitute nominee.

    ALPA Director—Elected by the Holder of Class Pilot MEC Junior Preferred Stock

              One director (the "ALPA director") is to be elected by the ALPA MEC, the holder of our Class Pilot MEC Junior Preferred Stock. The ALPA MEC has nominated and intends to elect Todd M. Insler as the ALPA director. The Board has recommended that the ALPA MEC vote FOR Mr. Insler.

Todd M. Insler

Age: 49 Director Since: 2016 Committees: Public Responsibility	Select Business Experience:

•

Master Executive Council Chairman of ALPA MEC (2016-present)

•

Captain, United Boeing 767 (2015-present)

•

Captain, Airbus A320 Aircraft (2010-2015)

Other Experience and Qualifications: Captain Insler provides valuable management expertise and knowledge of aviation and airline services to the Board. Captain Insler has served in key labor union management positions within ALPA, including most recently Chairman of the MEC Grievance Committee, member of the United Pilots' System Board of Adjustment and member of the ALPA National Information Technology Advisory Committee. In addition, Captain Insler has served as a captain for Boeing 767 aircraft since October 2015 and previously as a captain for Airbus A320 aircraft.

    IAM Director—Elected by the Holder of Class IAM Junior Preferred Stock

              One director (the "IAM director") is to be elected by the IAM, the holder of our Class IAM Junior Preferred Stock. The IAM has nominated and intends to elect Sito J. Pantoja as the IAM director. The Board has recommended that the IAM vote FOR Mr. Pantoja.

Sito J. Pantoja

Age: 61 Director Since: 2016 Committees: Public Responsibility	Select Business Experience:

•

General Vice President of the IAM Transportation Department (2012-present)

•

Transportation Department Chief of Staff (2005-2012)

Other Experience and Qualifications: Mr. Pantoja provides valuable management expertise and knowledge of aviation and airline services to the Board. In addition to his current position, Mr. Pantoja has served in key labor union management positions such as the IAM's representative to the Federal Aviation Administration's Rulemaking Advisory Committee and as a board member of the Guide Dogs of America.

CORPORATE GOVERNANCE

              We are committed to high standards of corporate governance and to conducting our business ethically and with integrity and professionalism. In furtherance of these commitments, the Board has adopted Corporate Governance Guidelines developed and recommended by the Nominating/Governance Committee, which are available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Corporate Governance Guidelines."

Corporate Governance Guidelines

              The Nominating/Governance Committee monitors developments in the laws, regulations and best practices relating to corporate governance and periodically recommends to the Board the adoption of amendments to the Corporate Governance Guidelines to reflect those developments. The current Corporate Governance Guidelines provide for the governance practices described below.

              Independence.    Our Corporate Governance Guidelines require that a majority of the Board be "independent" under the criteria for independence established by the NYSE and any other applicable rules or regulations, and the Board has adopted categorical standards to assist it in determining whether a director has any direct or indirect material relationship with the Company. Please see "Director Independence" below for a discussion of the Board's independence determinations.

              Limitation on Board Service.    None of our directors is permitted to serve on the board of directors of more than four other public companies. In addition, no director who is an active chief executive officer or the equivalent of another public company is permitted to serve on the boards of more than two other public companies. No member of the Company's management is permitted to serve on the board of directors of another company if an independent director of the Company serves as the chairman, chief executive officer or president of such other company.

              Mr. Nuti and Mr. Whitehurst each serve as chief executive officers of public companies while serving on a total of three public company boards, including our Board. In considering the re-nomination of Mr. Nuti and Mr. Whitehurst, the Nominating/Governance Committee considered the outside positions of each director together with their contributions to our Board and their other business and professional commitments to ensure that each director had sufficient capacity to serve on our Board. Mr. Nuti serves on only one outside board committee: the human resources committee of Tapestry, Inc. Mr. Whitehurst serves on only one outside board committee: the compensation committee of SecureWorks Corp. In addition, SecureWorks Corp. is a "controlled company" under Nasdaq listing standards. Michael S. Dell serves as Chairman of the board of SecureWorks Corp., and beneficially owns approximately 87% of its outstanding shares of common stock (according to a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 2, 2017). Neither of Mr. Nuti or Mr. Whitehurst serves on the boards of any privately held companies.

              Also, as described further under the heading "Proposal No. 1: Election of Directors—Directors to be Elected by the Holders of Common Stock," the Nominating/Governance Committee also considered that each of Mr. Nuti and Mr. Whitehurst continues to bring valuable experience and expertise to our Board, which is enhanced by their outside director positions. Mr. Nuti provides the Board with valuable expertise in management, finance and technology, developed during his years of service in the technology industry. Mr. Whitehurst provides valuable business expertise in addition to airline industry knowledge to the Board. Mr. Whitehurst spent six years at Delta, where he managed airline operations and drove significant international expansion as Chief Operating Officer.

              After such consideration, the Nominating/Governance Committee determined that each of Mr. Nuti and Mr. Whitehurst continues to be a valuable member of our Board with sufficient capacity to devote the necessary time and attention to matters concerning our Board.

              Retirement Age for Directors.    No candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

              Changes in Business or Professional Affiliations or Responsibilities.    If a director experiences a substantial change in his or her principal business or professional affiliations or responsibilities from the time such individual was first elected to the Board, the director is required to volunteer to resign from the Board. The Board, through the Nominating/Governance Committee (excluding the director who volunteered to resign, if a member of the Nominating/Governance Committee), will have the opportunity to review the continued appropriateness of the director's Board membership under the particular circumstances, and shall determine whether to accept such resignation.

              Conflicts of Interest.    Our Corporate Governance Guidelines require any director with a potential conflict of interest to disclose the matter to the Chairman of the Board and the Lead Director (if appointed at the time, as defined below) before any decision is made related to the matter. If the Chairman of the Board and the Lead Director, in consultation with legal counsel, determine that a conflict exists, or that the perception of a conflict is likely to be significant, then the director is obligated to recuse himself or herself from any discussion or vote related to the matter.

              Lead Director.    Pursuant to our Corporate Governance Guidelines, in the event that the Chairman of the Board is not an independent director, the independent directors may designate a lead director from among the independent directors (the "Lead Director"). If the independent directors do not designate a Lead Director, then the Chairman of the Nominating/Governance Committee will become the Lead Director on an ex officio basis. The Lead Director's responsibilities include, but are not limited to, the following: consulting with the Chairman of the Board to determine the agenda for Board meetings; presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; serving as liaison between the Chairman of the Board and the independent directors; approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the independent directors; coordinating the agenda for moderating sessions of the Board's independent directors; assisting the Board in assuring compliance with and implementation of the Corporate Governance Guidelines; and, if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

              Annual Performance Evaluation of the Board.    The Nominating/Governance Committee develops, recommends to the Board and coordinates the annual performance evaluation of the Board to determine whether the Board is functioning effectively and meeting its objectives and goals. Each of the Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating/Governance Committee and the Public Responsibility Committee separately perform annual self-evaluations. The collective evaluation results are reported by the committee chair to the full committee for discussion. In addition, the Nominating/Governance Committee periodically performs an evaluation of each director's individual performance.

              Annual Meeting Attendance.    Our directors are expected to attend each annual meeting of stockholders absent exceptional reasons. All of our directors then in office at the time attended the 2017 annual meeting of stockholders, with the exception of Messrs. Simmons and Vitale, who were each attending a family member's graduation ceremony on that date.

Bylaws, Committee Charters and Other Policies

              In addition to those practices established by our Corporate Governance Guidelines, our Amended and Restated Bylaws (the "Bylaws"), the charters of the Board committees and our other Company policies provide for the following significant corporate governance practices:

  •
  All of the members of the Board are elected annually by our stockholders.

  •
  The Board and each of its committees have the authority to retain outside consultants or advisers at the Company's expense as the directors deem necessary or appropriate.

  •
  Our stockholders have the right to submit director nominees to the Board to be included in the Company's annual proxy statement, known as "proxy access." Stockholders are eligible to use proxy access if they (individually or together with a group of up to 20 stockholders) own 3% or more of the Company's capital stock entitled to vote in the election of directors. In addition, such stockholder (or group) must have owned such stock continuously for at least three years. Our proxy access allows any eligible stockholder (or group) to nominate director candidates constituting up to the greater of two or 20% of the Board elected by the holders of Common Stock (subject to reduction in certain circumstances), provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Bylaws.

  •
  Our officers and directors are prohibited from engaging in speculative and derivative trading, short-selling, or otherwise hedging or pledging of our securities.

Director Independence

              In connection with the annual determination of director independence, the Board has adopted the following categorical standards as part of the Corporate Governance Guidelines to assist the Board in determining whether a director has any direct or indirect material relationship with the Company.

              Under the categorical standards adopted by the Board, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of the Company, or any of the director's immediate family members is, or has been within the last three years, an executive officer of the Company;

  •
  The director, or any immediate family member of the director, has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (i) The director is a current partner or employee of a firm that is the internal or external auditor of the Company; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company's audit; or (iv) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on the other company's compensation committee; or

  •
  The director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues.

              The Board has also considered the purchase of the Company's air carrier services in the ordinary course by the employer of any director who is actively employed, and has determined that such purchases are immaterial in amount and significance, and therefore do not preclude a finding of independence for such director.

              For purposes of these categorical standards, (i) an "immediate family member" of a director includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such director's home, and (ii) the "Company" means United Continental Holdings, Inc. and its direct and indirect subsidiaries.

              In connection with the determination of director independence, the Nominating/Governance Committee reviewed the categorical standards adopted by the Board together with the NYSE listing standards and other applicable legal requirements. The Nominating/Governance Committee also reviewed information compiled from the responses to questionnaires completed by each of the directors, information derived from the Company's corporate and financial records and information available from public records.

              Consistent with the recommendation of the Nominating/Governance Committee, the Board has applied these independence tests and standards to each of the current directors and nominees for director. The Board has affirmatively determined that: (i) each of Mmes. Corvi, Garvey, and Hooper, and Messrs. Harford, Isaacson, Kennedy, Milton, Nuti, Philip, Shapiro, Simmons, Vitale and Whitehurst qualify as "independent" under the applicable independence tests and standards; and (ii) Messrs. Munoz, Insler and Pantoja do not qualify as "independent" under the applicable tests and standards. Mr. Munoz is not independent as he is an executive officer and employee of the Company. Mr. Insler is not independent because he is a current employee of United Airlines, Inc., the principal operating subsidiary of the Company ("United Airlines"). Mr. Pantoja is not independent because he is affiliated with the IAM, a union that represents certain of the Company's employees. Please see "Proposal No. 1: Election of Directors" above for a list of all nominees, together with biographical summaries for the nominees, including each individual's business experience, directorships and qualifications.

Majority Voting; Resignation Policy

              The Bylaws and the Corporate Governance Guidelines provide that directors will be elected by a majority vote in uncontested elections and a plurality vote in contested elections. When a majority vote standard applies, the Corporate Governance Guidelines require any incumbent director who fails to receive a majority of the votes cast in an uncontested election to tender his or her resignation to the Board promptly following certification of the stockholders' vote. The Nominating/Governance Committee will consider the tendered resignation, and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board is expected to act on the recommendation within 120 days following certification of the stockholders' vote and will promptly disclose its decision regarding whether to accept the director's resignation offer through a press release, a Current Report on Form 8-K, or other means of public disclosure deemed appropriate. The director who tenders his or her resignation will not participate in the recommendation of the Nominating/Governance Committee or the decision of the Board with respect to his or her resignation.

Board Meetings

              The Board meets regularly on previously determined dates, and special meetings are scheduled when required. The Board held 10 meetings in 2017. During 2017, each of the directors who served in 2017 attended at least 75% of the total number of meetings of the Board and each committee of which he or she was a member. As indicated above under "Corporate Governance Guidelines—Annual Meeting Attendance," our directors are also expected to attend each annual meeting of stockholders absent exceptional reasons.

Executive Sessions of Non-Management Directors

              Our non-management directors regularly meet separately in executive session outside the presence of management directors. Our Corporate Governance Guidelines currently provide that the independent Chairman of the Board or Lead Director (in the event the Chairman of the Board is not independent) preside over non-management director executive sessions. In addition, our Corporate Governance Guidelines require our independent directors to meet outside the presence of management and the other directors at least twice per year, with the independent Chairman or Lead Director, as applicable, also presiding over such sessions.

Board Leadership Structure

              The Board has the responsibility for selecting the appropriate leadership structure for the Company. Our Corporate Governance Guidelines state that the offices of the Chairman of the Board and Chief Executive Officer may be either combined or separated, in the Board's discretion.

              The Board is currently led by an independent Chairman, Mr. Milton. The Board believes that separating the roles of Chief Executive Officer and Chairman of the Board is the most appropriate structure at this time. Having an independent Chairman of the Board is a means to ensure that Mr. Munoz is able to more exclusively focus on his role as Chief Executive Officer. The Board also believes that an independent Chairman of the Board can effectively manage the relationship between the Board and the Chief Executive Officer.

Board Oversight of Risk Management

              The Board considers effective risk oversight an important priority. As we consider risks in connection with virtually every business decision, the Board discusses risk throughout the year generally and in connection with specific proposed actions. The Board's approach to risk oversight includes understanding the critical risks in the Company's business and strategy, evaluating the Company's risk management processes, allocating responsibilities for risk oversight among the full Board and its committees, and fostering an appropriate culture of integrity and compliance with legal and ethical responsibilities.

              The Board exercises its oversight of our risk management policies and practices primarily through its committees, as described below, which regularly report back to the Board regarding their risk oversight activities.

  •
  The Audit Committee oversees the Company's risk assessment and risk management policies and strategies with respect to major business risk exposures (taking into account the risk assessment and risk management policies and strategies managed through the Company's Finance Committee), including risks related to the Company's financial statements, the financial reporting process, accounting and certain legal and compliance matters and data privacy and network security. The Audit Committee also oversees the internal audit function and the Company's ethics and compliance program.

  •
  The Finance Committee oversees the Company's management of certain financial, operating and economic risks, including the Company's hedging strategies related to fuel, foreign currency and interest rates, various insurance programs, including coverage for property, casualty, fiduciary and political risk and directors and officers liability, and certain legal and regulatory matters that may have a material impact on the Company's financing or risk management activities (taking into account the review of the Company's risk assessment and risk management policies and strategies managed through the Company's Audit Committee).

  •
  The Compensation Committee periodically reviews the potential risks arising from our compensation policies, practices and programs in light of the Company's risk profile and risk management process, as well as risk-mitigating features and controls, to determine whether any such risks are material to the Company. In reviewing our compensation program design, the Compensation Committee engaged in discussions with its independent compensation consultant and management regarding any potential risks arising from our compensation programs, policies and practices. Compensation risk was assessed in the context of compensation program design, setting of performance targets, certifying performance against targets, compensation risk in the context of overall risk procedures and our broad-based compensation programs. Based on those discussions and a 2017 compensation risk assessment, the Compensation Committee determined that the structure of the Company's compensation policies, practices and programs in place at that time did not create any risks that were reasonably likely to have a material adverse effect on the Company. In reaching this determination, some of our compensation policies, practices and program features that were considered include: oversight by an independent compensation committee; our balance of base pay combined with short- and long-term incentives that reward both absolute and relative performance measures, as well as strategic objectives and individual performance; 2017 long-term incentives continue to include time-vested share/unit awards, with weighting increased from one-third to one-half the opportunity, which helps to further balance performance results and contain the overall volatility of outstanding incentives; our annual incentive awards include a cap on maximum payout opportunities which mitigates against excessive earn-out potentials; performance awards occur annually, resulting in overlapping performance periods that even out business cycles and introduce multiple-year incentive horizons; use of multiple performance metrics to create a further balance of rewards; payout timing over multi-year and overlapping performance periods; the inclusion of consistent performance metrics and incentives across performance periods; the inclusion of a profitability gate for the annual incentive and a discretionary gate for the other incentives based on the Company's having an adequate cash balance; the Compensation Committee retains discretion to reduce the annual incentive payouts below the formulaic performance results; inclusion of equity incentives and stock ownership guidelines that discourage short-term risks that disadvantage long-term stock price; the adoption of our claw-back policy and inclusion of claw-back provisions in our programs; and securities trading policies that prohibit pledging and hedging of our securities, including our Common Stock, by our officers and directors. In addition, the Compensation Committee receives input from an independent compensation consultant regarding program design, including risks associated with plan design features. Considerable support and analysis accompanies the target setting process, and targets are established based on the Company's Board-approved budgets, updated forecast information and long-term operating plan. The Compensation Committee certifies performance against our targets based on results reviewed by internal audit before any payments are made.

  •
  The Nominating/Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of the Board, its committees and our individual directors. The Nominating/Governance Committee also reviews and oversees the Company's succession planning process for executive officers.

  •
  The Public Responsibility Committee oversees social, political, safety and environmental issues that could pose significant risk to the Company's reputation, business or performance.

              While the Board oversees risk management, the Company's management is charged with identifying and managing the risks. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board about these risks. These include an enterprise risk management program, an enterprise risk management committee, an ethics and compliance program, and comprehensive internal and external audit processes. The Board receives periodic reports on each of these aspects of the Company's risk management process. In addition, the Board, through the Audit and Finance Committees, participates in the enterprise risk management process by providing feedback on management's identification and assessment of the key risks facing the Company.

Communications with the Board

              Stockholders and other interested parties may contact the Board as a whole, or any individual member, including the Chairman or the non-management or independent directors as a group, by one of the following means: (i) writing to the Board of Directors, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—233 S. Wacker Drive, Chicago, Illinois 60606; or (ii) emailing the Board at UALBoard@united.com.

              Stockholders may communicate with the Board on an anonymous or confidential basis. The Board has designated the General Counsel and the Corporate Secretary's Office as its agents for receipt of communications. All communications will be received, processed and initially reviewed by the Corporate Secretary's Office. The Corporate Secretary's Office generally does not forward communications that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys and business solicitations. The Corporate Secretary's Office maintains communications and they are available for review by any member of the Board at his or her request.

              The Chairman of the Audit Committee is promptly advised of any communication that alleges management misconduct or raises legal, ethical or compliance concerns about Company policies and practices. The Chairman of the Audit Committee receives periodic updates from the Corporate Secretary's Office on other communications from stockholders and determines which of these communications to review, respond to, or refer to another member of the Board.

Code of Ethics and Business Conduct

              The Company has adopted a code of ethics, the "Code of Ethics and Business Conduct," for directors, officers (including the Company's principal executive officer, principal financial officer and principal accounting officer), employees and third-party representatives such as contractors, consultants and agents of the Company and its subsidiaries. The code serves as a "Code of Ethics" as defined by SEC regulations, and as a "Code of Business Conduct and Ethics" under the Listed Company Manual of the NYSE. The code is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Code of Ethics and Business Conduct" under the heading "Governance Documents."

Nominations for Directors

              As described below, our Nominating/Governance Committee identifies and recommends for nomination individuals qualified to be Board members, other than directors elected by holders of preferred stock of the Company (the ALPA director and the IAM director). The Nominating/Governance Committee identifies directors through a variety of means, including suggestions from members of the Nominating/Governance Committee and the Board, as well as suggestions from Company officers, employees, stockholders and others. The Nominating/Governance Committee may retain a search firm to identify director candidates (other than those elected by holders of preferred stock of the Company). The Nominating/Governance Committee has retained Spencer Stuart, an executive search and leadership consulting firm, to assist with identifying potential director candidates. Ms. Hooper was recommended as a director candidate by Spencer Stuart.

              In addition, the Nominating/Governance Committee considers candidates for director suggested by stockholders. Holders of Common Stock may submit director candidates for consideration (other than those elected by holders of preferred stock of the Company) by writing to the Chairman of the Nominating/Governance Committee, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—233 S. Wacker Drive, Chicago, Illinois 60606. Stockholders must provide the recommended candidate's name, biographical data, qualifications and other information required by Section 2.10 of the Bylaws with respect to director nominations by stockholders.

              A candidate for election as a director of the Board (other than those elected by holders of preferred stock of the Company) should possess a variety of characteristics. Candidates for director recommended by stockholders must be able to fulfill the independence standards established by the Board as set forth in the listing standards of the NYSE, any other applicable rules or regulations, and the Company's Corporate Governance Guidelines as outlined above under "Director Independence."

              Submissions of candidates who meet the criteria for director nominees approved by the Board will be forwarded to the Chairman of the Nominating/Governance Committee for further review and consideration. The Nominating/Governance Committee reviews the qualifications of each candidate and makes a recommendation to the full Board. The Nominating/Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation and acts in its discretion in making recommendations to the full Board. Any invitation to join the Board (other than with respect to any director who is elected by holders of preferred stock of the Company) is extended by the entire Board through the Chairman of the Board or the Chairman of the Nominating/Governance Committee.

              In addition to recommending director candidates to the Nominating/Governance Committee, stockholders may also, pursuant to procedures established in the Bylaws, directly nominate one or more director candidates to stand for election at an annual or special meeting of stockholders. For an annual meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the proposed nomination to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. For a special meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the nomination to the Secretary of the Company not earlier than 120 days prior to the date of such special meeting and not later than the close of business on the later of: (x) 90 days prior to the date of such special meeting; and (y) 10 days following the day on which public announcement is first made of the date of such special meeting. In either case, a notice of nomination submitted by a stockholder must include information concerning the nominating stockholder and the stockholder's nominee(s) as required by the Bylaws.

              In accordance with the Bylaws, stockholders may also submit director nominees to the Board to be included in the Company's annual proxy statement, known as "proxy access." Stockholders who intend to submit director nominees for inclusion in the Company's proxy materials for the 2019 annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first mailed its proxy materials for the annual meeting of the previous year.

              Although the Company does not have a formal policy on Board diversity, the Board seeks independent directors with diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and the Nominating/Governance Committee is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions he or she can make to the Board and upon his or her willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Nominating/Governance Committee will consider the number of other boards on which the candidate serves and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interests of the Company and its stockholders. As described above, no candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

Committees of the Board

              The Board has six standing committees: Audit, Compensation, Executive, Finance, Nominating/Governance and Public Responsibility. The Audit Committee, Compensation Committee and Nominating/Governance Committee are comprised solely of independent directors. The chart below shows the current membership of each committee and a summary of the functions performed by each committee.

COMMITTEE MEMBERSHIP
	AUDIT	COMPENSATION	EXECUTIVE	FINANCE	NOMINATING/ GOVERNANCE	PUBLIC RESPONSIBILITY
Carolyn Corvi	M		M	C
Jane C. Garvey			M		M	C
Barney Harford	M				M	M
Michele J. Hooper
Todd M. Insler						M
Walter Isaacson		M			M	M
James A.C. Kennedy		C	M	M
Robert A. Milton	M		C		C
Oscar Munoz			M	M
William R. Nuti		M		M		M
Sito Pantoja						M
Edward M. Philip	M				M	M
Edward L. Shapiro		M		M		M
Laurence E. Simmons	M			M	M
David J. Vitale	C		M	M
James M. Whitehurst		M		M	M

Key:
M = Committee Member

C = Committee Chair

    Audit Committee

              The Audit Committee met eight times during 2017 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Audit" under the heading "Governance Documents." All of the members of the Audit Committee are independent as defined by the applicable NYSE and SEC standards. The Board has determined that each of the Audit Committee members is financially literate, and that each of Messrs. Philip and Vitale qualifies as an "audit committee financial expert" as defined by SEC regulations.

              The purpose of the Audit Committee is to: (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements; (ii) assist the Board in fulfilling its responsibility to oversee: (a) the integrity of the Company's financial statements and the adequacy of the Company's system of disclosure controls and internal controls over financial reporting; (b) the Company's compliance with legal and regulatory requirements and ethical standards; (c) the independent auditors' qualifications and independence; and (d) the performance of the Company's internal audit function and independent auditors; (iii) provide an open avenue of communication between the independent auditors, the internal auditors, management and the Board; and (iv) prepare an audit committee report as required by the SEC, which is set forth in this proxy statement under "Audit Committee Report."

              In discharging its duties, the Audit Committee has the authority to conduct or authorize investigations or studies into any matters within the Audit Committee's scope of responsibilities. The Audit Committee can form and delegate authority to subcommittees. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisers as it deems advisable.

    Compensation Committee

              The Compensation Committee met eight times during 2017 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Compensation" under the heading "Governance Documents." All of the members of the Compensation Committee are independent as defined by the NYSE's applicable listing standards.

              The Compensation Committee is responsible for, among other things: (i) overseeing the administration of the Company's compensation plans (other than plans covering only directors of the Company), including the equity-based plans and executive compensation programs of the Company; (ii) discharging the Board's responsibilities relating to the performance evaluation and compensation of the Company's officers, including the Company's Chief Executive Officer; and (iii) preparing the compensation committee report required by the SEC to be included in the annual proxy statement, which is set forth in this proxy statement under "Executive Compensation—Compensation Committee Report." The Compensation Committee also is responsible for reviewing and discussing with management the Compensation Discussion and Analysis (the "CD&A"), and based on such discussions, determining whether to recommend to the Board that the CD&A be included in the Company's annual proxy statement or annual report on Form 10-K, as applicable. The Compensation Committee also reviews and makes recommendations to the Board with respect to the adoption (or submission to stockholders for approval) or amendment of executive incentive compensation plans and all equity-based compensation plans for the Company (other than equity-based plans covering only directors of the Company). Furthermore, the Compensation Committee exercises the powers and performs the duties, if any, assigned to it from time to time under any compensation or benefit plan of the Company or any of its subsidiaries.

              The Compensation Committee performs a review, at least annually, of the goals and objectives of the Company and establishes the goals and objectives for the Chief Executive Officer. In addition, the Compensation Committee annually evaluates the performance of the Chief Executive Officer, including evaluating the Chief Executive Officer's performance in light of the goals and objectives relevant to his compensation and discusses that evaluation with the Board. The Compensation Committee has the sole authority to set the Chief Executive Officer's compensation based on this evaluation and the Company's compensation philosophy. The Compensation Committee also reviews and approves at least annually the compensation of each other executive officer of the Company. In addition to the Chief Executive Officer, the Compensation Committee oversees the annual performance evaluation process of the other executive officers of the Company.

              The Compensation Committee has delegated to the Chief Executive Officer the authority to grant stock awards to eligible participants (other than executive officers of the Company), the interpretative authority under the Company's incentive compensation plans for interpretations and determinations relating to the grant of stock awards to such eligible participants and the modification of the terms of such a participant's award following termination of employment. Additionally, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the officers who report directly to him. His recommendations are based on input from the Executive Vice President, Human Resources and Labor Relations and her staff, and the

Compensation Committee's independent compensation consultant. The Compensation Committee has the authority to review, approve and revise these recommendations as it deems appropriate.

              The Compensation Committee has the authority, in its sole discretion, to retain or obtain, at the expense of the Company, the advice of a compensation consultant, independent legal counsel or other adviser (each, a "compensation adviser"). The Compensation Committee may select a compensation adviser only after taking into consideration all factors relevant to the compensation adviser's independence from management, including the factors specified under the NYSE listing standards. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by the Compensation Committee. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers as it deems advisable. The Compensation Committee can also form and delegate authority to subcommittees.

    Role of Compensation Consultant in Determining Executive Compensation

              The Compensation Committee has retained Exequity LLP ("Exequity") as its independent compensation consultant since November 2010. A representative of Exequity regularly attends Compensation Committee meetings, participates in discussions regarding executive compensation issues, and, from time to time and in connection with the setting of incentive compensation targets, makes executive compensation recommendations to the Compensation Committee based on available marketplace compensation data for U.S. peer airlines and certain non-airline companies with comparable revenue and other characteristics. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company other than advice to the Nominating/Governance Committee with respect to director compensation.

              In November 2010, the Compensation Committee adopted a conflict of interest policy governing the relationship with its compensation consultant in order to ensure objectivity and minimize the potential for conflicts of interest in the delivery of executive compensation advice. The policy establishes management's obligation to report periodically to the Compensation Committee the scope and amount of work being performed by the consultant or its affiliates for the Company. The policy also specifies that the consultant reports directly to the Compensation Committee and has direct access to the Compensation Committee through its Chairman (or in the case of services being provided to the Board, through the Chairman of the Board or, as applicable, the Lead Director). The policy prohibits the consultant from soliciting business from the Company other than work on behalf of the Compensation Committee or the Board and requires the consultant to develop policies and procedures to prevent any employee of the consultant who advises the Compensation Committee or the Board from discussing such services with other employees of the consultant who currently provide other services to the Company or who were providing other services during the prior year. The Compensation Committee has assessed the independence of Exequity pursuant to the NYSE listing standards and concluded that Exequity's work for the Compensation Committee does not raise any conflict of interest.

    Executive Committee

              The Executive Committee met five times during 2017 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Executive" under the heading "Governance Documents." The Executive Committee is authorized to exercise all of the powers of the Board, subject to certain limitations, in the management of the business and affairs of the Company, excluding any powers granted by the Board, from time to time, to any other committee of the Board. The Executive Committee can also form and delegate authority to subcommittees.

    Finance Committee

              The Finance Committee met four times during 2017 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Finance" under the heading "Governance Documents." The Finance Committee is responsible for, among other things: (i) reviewing financial plans and budgets and cash management policies and activities; (ii) evaluating and advising the Board on any proposed merger or consolidation, or any significant acquisition or disposition of assets; (iii) evaluating and advising the Board on business opportunities and financing transactions; (iv) evaluating capital structure and recommending certain proposed issuances of securities; and (v) reviewing strategies relating to financial, operating or economic risk. The Finance Committee can also form and delegate authority to subcommittees.

    Nominating/Governance Committee

              The Nominating/Governance Committee met four times during 2017 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Nominating/Governance" under the heading "Governance Documents." All of the members of the Nominating/Governance Committee are independent as defined by the NYSE's applicable listing standards.

              The Nominating/Governance Committee is responsible for, among other things: (i) identifying, evaluating and recommending for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company; (ii) developing, recommending and periodically reviewing the Company's Corporate Governance Guidelines and overseeing corporate governance matters; (iii) reviewing and overseeing the Company's succession planning process for executive officers, including the Chief Executive Officer; (iv) overseeing an annual evaluation of the Board; and (v) reviewing and making recommendations to the Board with respect to director compensation. In discharging its duties, the Nominating/Governance Committee has the authority to conduct or authorize investigations into any matters within the Nominating/Governance Committee's scope of responsibilities. The Nominating/Governance Committee can form and delegate authority to subcommittees.

              The Nominating/Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other terms of engagement. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisers as it deems advisable.

    Public Responsibility Committee

              The Public Responsibility Committee met four times during 2017 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Public Responsibility" under the heading "Governance Documents."

              The Public Responsibility Committee is responsible for oversight of: the Company's policies, positioning and practices concerning various broad public policy issues, including those that relate to safety (including workplace safety and security); environmental affairs; political and governmental affairs; consumer affairs; diversity, including, without limitation, employee diversity and supplier diversity; civic activities and business practices that impact communities in which the Company does business; and charitable, political, social and educational organizations. The Public Responsibility Committee can also form and delegate authority to subcommittees.

Compensation Committee Interlocks and Insider Participation

              The Compensation Committee is currently composed of Messrs. Isaacson, Kennedy, Nuti, Shapiro and Whitehurst, each of whom is an independent, non-management director, and no member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers has served as a member of any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time since January 1, 2017. In addition, no member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

Certain Relationships and Related Transactions

    Review, Approval or Ratification of Transactions with Related Parties

              The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interests of its stockholders, the Board has adopted a written policy for the review and approval of any Related Party Transaction (as defined below). It is the policy of the Company that any Related Party Transaction must be approved or ratified by the Audit Committee or, if the Board determines that a transaction should instead be reviewed by all of the disinterested directors on the Board, by a majority of the disinterested directors on the Board. No director is permitted to participate in the review or approval of a Related Party Transaction if such director or his or her immediate family member is a Related Party (as defined below). In reviewing a proposed transaction, the Audit Committee or the disinterested directors, as applicable, must (i) satisfy themselves that they have been fully informed as to the Related Party's relationship and interest and as to the material facts of the proposed transaction, (ii) consider all of the relevant facts and circumstances available to them, including but not limited to: the benefits to the Company, the impact on a director's independence, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally, and (iii) determine whether or not the proposed transaction is fair to the Company and is not inconsistent with the best interests of the Company and its stockholders.

              If the Company enters into a transaction that (i) the Company was not aware constituted a Related Party Transaction at the time it was entered into but which it subsequently determines is a Related Party Transaction or (ii) did not constitute a Related Party Transaction at the time such transaction was entered into but thereafter becomes a Related Party Transaction, then in either such case the Related Party Transaction shall be presented for ratification by the Audit Committee or a majority of the disinterested directors on the Board. If such Related Party Transaction is not ratified by the Audit Committee or a majority of the disinterested directors, then the Company shall take all reasonable actions to attempt to terminate the Company's participation in the transaction.

              As set forth in the policy, a "Related Party Transaction" is a transaction (including any financial transaction, arrangement or relationship (including an indebtedness or guarantee of indebtedness)), or series of similar transactions, or any material amendment to any such transaction, in which:

  (a)
  the aggregate amount involved exceeds or is expected to exceed $120,000;

  (b)
  a Related Party had, has or will have a direct or indirect material interest (other than solely as a result of being a director, limited partner or less than 10% beneficial owner (together with all other Related Parties) of another entity that is party to the transaction); and

  (c)
  the Company is a participant.

              For purposes of this definition, a "Related Party" means (i) an executive officer of the Company, (ii) a director of the Company or nominee for director of the Company, (iii) a person (including an entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, or (iv) an individual who is an immediate family member (as defined below) of an executive officer, director, nominee for director or 5% stockholder of the Company.

              An "immediate family member" includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any person (other than a tenant or employee) sharing such person's home.

    Related Party Transactions Since January 1, 2017

              John Gebo, Senior Vice President, Alliances, of United Airlines, is the spouse of Kate Gebo, Executive Vice President, Human Resources and Labor Relations, of the Company. For 2017, Mr. Gebo received aggregate cash compensation of approximately $957,000, consisting of base salary, annual incentive bonus and excess 401(k) cash direct and cash match program payments for management and administrative employees; equity compensation, consisting of restricted stock unit awards with an aggregate grant date fair value of approximately $303,000; and other customary officer and employee benefits. Mr. Gebo and Ms. Gebo do not report to, or determine the compensation of, each other.

BENEFICIAL OWNERSHIP OF SECURITIES

Certain Beneficial Owners

              The following table shows the number of shares of our voting securities owned by any person or group known to us as of April 12, 2018, to be the beneficial owner of more than 5% of any class of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership	Percent of Class(1)
PRIMECAP Management Company(2)	Common Stock	33,442,802	12.1%
177 E. Colorado Blvd., 11th Floor
Pasadena, CA 91105
Berkshire Hathaway Inc.(3)	Common Stock	28,211,563	10.2%
3555 Farnam Street
Omaha, Nebraska 68131
The Vanguard Group(4)	Common Stock	21,211,430	7.7%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(5)	Common Stock	20,184,414	7.3%
55 East 52nd Street
New York, NY 10055
PAR Investment Partners, L.P.(6)	Common Stock	15,399,152	5.6%
200 Clarendon Street, 48th Floor
Boston, MA 02116
United Airlines Pilots Master Executive Council, Air Line Pilots Association, International(7)	Class Pilot MEC Junior	1	100%
9550 West Higgins Road, Suite 1000	Preferred Stock
Rosemont, IL 60018
International Association of Machinists and Aerospace Workers(7)	Class IAM Junior	1	100%
District #141	Preferred Stock
900 Machinists Place
Upper Marlboro, MD 20722

(1)
For beneficial owners of Common Stock, percentages are calculated based upon 277,265,493 shares of Common Stock outstanding as of April 12, 2018.

(2)
Based solely on a Schedule 13G/A (Amendment No. 3) filed on February 8, 2018, in which PRIMECAP Management Company reported sole voting power for 10,740,889 shares and sole dispositive power for 33,442,802 shares.

(3)
Based solely on a Schedule 13G/A (Amendment No. 1) filed on February 14, 2018, in which Warren E. Buffet, on behalf of himself, Berkshire Hathaway, Inc., National Indemnity Company, GEICO Corporation, Government Employees Insurance Company, GEICO Indemnity Company, and Precision Castparts Corp. Master Trust, reported shared voting and dispositive power for a total of 28,211,563 shares.

(4)
Based solely on a Schedule 13G/A (Amendment No. 4) filed on February 9, 2018, in which The Vanguard Group, on behalf of itself and certain wholly-owned subsidiaries, including Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd, reported sole voting power for 299,648 shares, shared voting power for 14,913 shares, sole dispositive power for 20,897,251 shares and shared dispositive power for 314,179 shares.

(5)
Based solely on a Schedule 13G/A (Amendment No. 5) filed on January 23, 2018, in which BlackRock, Inc., on behalf of itself and certain subsidiaries, including BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd, reported sole voting power for 18,637,889 shares and sole dispositive power for 20,184,414 shares.

(6)
Based solely on a Schedule 13G/A (Amendment No. 1) filed on February 14, 2018, in which PAR Investment Partners, L.P. ("PAR Investment Partners"), PAR Group, L.P. ("PAR Group") and PAR reported sole voting and dispositive power for 15,399,152 shares. PAR Group is the sole general partner of PAR Investment Partners and PAR is the sole general partner of PAR Group. Each of PAR Group and PAR may be deemed to be the beneficial owner of all shares held directly by PAR Investment Partners.

(7)
Shares of Class Pilot MEC and Class IAM stock elect one ALPA and IAM director, respectively, and have one vote on all matters submitted to the holders of Common Stock other than the election of directors.

    Directors and Executive Officers

              The following table shows the number of shares of our voting securities owned by the named executive officers identified in this proxy statement, our directors, and all of our directors and executive officers as a group as of April 12, 2018. The person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse, or as otherwise described in the footnotes following the table.

Name of Beneficial Owner	Title of Class	Amount and Nature of Ownership		Percent of Class
Directors
Carolyn Corvi	Common Stock	17,694	(2)(4)	*
Jane C. Garvey	Common Stock	7,134	(2)	*
Barney Harford	Common Stock	102,349	(2)	*
Michele J. Hooper	Common Stock	—		*
Todd M. Insler	Common Stock	—		*
Walter Isaacson	Common Stock	10,665	(2)(3)	*
James A. C. Kennedy	Common Stock	6,603	(2)	*
Robert A. Milton	Common Stock	9,664	(2)	*
Oscar Munoz(1)	Common Stock	214,142	(5)	*
William R. Nuti	Common Stock	6,341	(2)	*
Sito Pantoja	Common Stock	—		*
Edward M. Philip	Common Stock	2,820	(2)(6)	*
Edward L. Shapiro	Common Stock	57,019	(2)(3)	*
Laurence E. Simmons	Common Stock	25,253	(2)(3)(7)	*
David J. Vitale	Common Stock	16,341	(2)	*
James M. Whitehurst	Common Stock	17,019	(2)(3)	*
Named Executive Officers
Brett J. Hart	Common Stock	70,258		*
J. Scott Kirby	Common Stock	173,133	(8)	*
Andrew Levy	Common Stock	61,568	(9)	*
Andrew Nocella	Common Stock	20,286		*
Directors and Executive Officers as a Group (24 persons)	Common Stock	884,930		*

*
Less than 1% of outstanding shares.

(1)
Mr. Munoz is also a named executive officer.

(2)
Includes the portion of the director's 2017 equity award that will be settled in Common Stock on May 25, 2018. For Mr. Milton, also includes the equity portion of the additional compensation paid to him in connection with his service as Non-Executive Chairman that will be settled in Common Stock on May 25, 2018.

(3)
Includes shares units representing Board retainer and meeting fees that the Director elected to defer into a share account pursuant to the terms of the Company's 2006 Director Equity Incentive Plan, as amended and restated (the "DEIP"). The share units will be settled in Common Stock within 60 days following the Director's separation from service on the Board.

(4)
Includes 7,875 options to purchase shares of our Common Stock at $17.67 per share.

(5)
Includes 7,875 options to purchase shares of our Common Stock at $11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

(6)
Includes shared voting and investment power for six shares of Common Stock.

(7)
Includes 7,875 options to purchase shares of our Common Stock at $14.25 per share.

(8)
Includes 52,826 options to purchase shares of our Common Stock at $58.69 per share.

Includes 5,000 shares of Common Stock held in a trust for the benefit of Mr. Kirby's children and other relatives in which Mr. Kirby serves as the trustee. Mr. Kirby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

Also includes 8,000 shares of Common Stock held in a trust for the benefit of Mr. Kirby's children in which Mr. Kirby's brother serves as the trustee. Mr. Kirby disclaims beneficial ownership of these securities.

(9)
Includes 28,666 options to purchase shares of our Common Stock at $46.95 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Such executive officers, directors and beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on a review of such reports filed by or on behalf of such persons in this regard and written representations from them, all Section 16(a) reporting requirements were timely fulfilled during 2017.

Equity Compensation Plan Information

              The following table sets forth information as of December 31, 2017 regarding the number of shares of our Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Options	475,513	$54.22
Restricted Stock Units	1,395,072	—

Subtotal	1,870,585(1)	$13.78	10,260,469(2)
Equity compensation plans not approved by security holders	31,500(3)	$13.15	—

Total	1,902,085	$13.77	10,260,469

(1)
In addition to this amount, the Company has issued 267,692 restricted shares that were not vested as of December 31, 2017. These unvested restricted shares are included in the total number of outstanding shares at December 31, 2017. See Note 5—Share-Based Compensation Plans of the Combined Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the 2017 Form 10-K for additional information.

(2)
Includes 265,498 shares available under the amended and restated 2006 Director Equity Incentive Plan and 9,994,971 shares available under the 2017 Incentive Compensation Plan.

(3)
Represents shares issuable pursuant to non-employee director stock options assumed in connection with the merger transaction with Continental completed in October 2010 (the "Merger"), including stock options outstanding under the following pre-Merger plans: Continental Airlines, Inc. Incentive Plan 2000 (15,750 shares) and United Continental Holdings, Inc. Incentive Plan 2010 (the "Incentive Plan 2010") (15,750 shares). Equity awards under the Incentive Plan 2000 and Incentive Plan 2010 were granted only to persons who were members of the board of, or employees of, Continental or its subsidiaries. Vesting and exercisability of awards were based on continued employment, the satisfaction of certain performance measures, such other factors as the administrator may determine or a combination of such factors. Under the Incentive Plan 2000, no awards could be granted after October 3, 2009. Effective February 23, 2017, and in connection with the adoption of the 2017 Incentive Compensation Plan, the Board terminated the Company's ability to make any new equity award pursuant to the Incentive Plan 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

              United's management and the Board are tremendously focused on providing a positive travel experience for our customers throughout their journey on United. In 2017, we updated our policies and procedures to better equip our employees with the tools and support they need to provide our customers with the best possible travel experience. We now are implementing our core4 service decision framework (the "core4"), developed in partnership with our frontline employees. The core4 is designed to drive improved customer service and experience and shapes how we interact with our customers and each other—Safe, then Caring, Dependable, and Efficient. This hierarchical approach is designed to help us handle challenging situations in the field and ensure we are consistently delivering the high-quality travel experience our customers expect. We are in the process of training all of our employees on our core4 principles. We continue to evaluate and take additional actions to reinforce our commitment to customer service and make improvements to deliver the best possible experience for our customers.

              In response to 2017 events involving Flight 3411, the Compensation Committee, or in this Compensation Discussion and Analysis ("CD&A"), the "Committee," committed to developing targeted compensation program adjustments to directly and meaningfully tie incentive opportunities to our progress in improving the customer experience and in the implementation of necessary changes in support of this goal. As described further in this CD&A, management implemented a number of changes in 2017 to enhance the tools and support we provide our employees in order to improve the customer experience. In addition, the Committee exercised its authority to reduce the annual incentive payment to our senior leadership team in response to 2017 events. After discussion with management, the Committee chose not to extend the exercise of negative discretion to the balance of the bonus pool participants because of the significant work done by the employees of United to improve the customer experience. While we have work yet ahead of us, the Committee recognizes the initial progress to date.

              This proxy statement provides compensation information regarding the Company's principal executive officer, principal financial officer and the three other most highly compensated executive officers in 2017 determined in accordance with applicable SEC disclosure rules. This CD&A section describes the 2017 compensation elements and decisions related to these "named executive officers" or "NEOs." Our 2017 named executive officers consist of:

  •
  Oscar Munoz, Chief Executive Officer;

  •
  Andrew Levy, Executive Vice President and Chief Financial Officer;

  •
  J. Scott Kirby, President;

  •
  Andrew Nocella, Executive Vice President and Chief Commercial Officer; and

  •
  Brett J. Hart, Executive Vice President, Chief Administrative Officer and General Counsel.

Executive Summary

              Below is a summary of our executive compensation philosophy, including 2017 incentive compensation structural adjustments; certain 2017 Company highlights; and our consideration of our prior say-on-pay vote.

              Executive Compensation Philosophy.    Our core executive compensation philosophy continues to be based on achieving the following objectives:

  •
  aligning the interests of our stockholders and executives;

  •
  linking executive pay to Company performance; and

  •
  attracting, retaining and appropriately rewarding our executives in line with market practices.

The foregoing objectives are reflected in the 2017 incentive compensation program design approved by the Committee in February 2017 and summarized further below. In light of events in early 2017, management and the Committee agreed that management's 2017 Annual Incentive Program ("AIP") opportunity would be linked more comprehensively to 2017 progress on significant improvements in the customer experience at United, and the implementation of changes across United to support the customer experience. Progress relative to financial, operational and strategic initiatives determined the initial sizing of the 2017 AIP opportunity and the Committee's judgment on the state of the customer experience at United was then considered to adjust the payout of the 2017 AIP award to our senior leadership team.

              In designing the incentive compensation program for 2017, the Committee made changes to the structure of the AIP awards and the annual long-term incentive program. Consistent with prior years, the awards were designed to directly link compensation opportunities to the financial and operational performance metrics that we believe are appropriate measures of success in our business. While retaining pre-tax income as the largest percentage of the 2017 AIP opportunity, the 2017 AIP awards include a broader array of operational metrics that are viewed as key contributors to customer satisfaction, including on-time departures, flight completion factor, and mishandled baggage ratio. A portion of the 2017 AIP award opportunity was also linked to management progress toward achieving specified strategic objectives. The individual performance modifier was retained in the 2017 AIP design to keep emphasis on individual performance contributions. With respect to the 2017 long-term incentive program design, the Company retained focus on stock price performance and our long-term pre-tax margin performance improvement relative to our industry peers. The Company's return on invested capital ("ROIC") was eliminated as a performance measure for the 2017 long-term incentive awards.

              Certain 2017 Company Highlights.    In 2017, we focused on the evaluation of our policies and practices and the implementation of follow-up actions to reinforce and enhance our commitment to customer service and to make improvements designed to ensure the best possible experience for our customers. Below is a discussion of certain 2017 Company highlights, including an explanation of linkages between certain Company 2017 performance results and our incentive compensation programs and a review of some of our recent initiatives and accomplishments.

  •
  Safety is our top priority at United.  Every one of our employees is responsible for building and maintaining a culture of safety. We proactively assess risks to our airline operations to enhance the safety of our employees and our customers.

  •
  Our 2017 pre-tax income was $2.999 billion. As measured under our Annual Incentive Program and adjusted for special charges, we achieved adjusted pre-tax income of $3.175 billion for 2017.1 The pre-tax income financial metric represented 70% of the total target opportunity under the 2017 Annual Incentive Program. The $3.175 billion pre-tax income level represents performance at 153% of the target level under our 2017 Annual Incentive Program for the financial performance portion of the awards.

  •
  Substantially all of our employees participated in profit sharing plans in 2017 and the Company recorded profit sharing and related payroll tax expense of $349 million for the year. Profit sharing percentages range from 5% to 20% of pre-tax income (as adjusted) depending on the work group, and in some cases profit sharing percentages vary above and below certain pre-tax margin thresholds. The percentages applicable to our represented workforce are negotiated in their respective collective bargaining agreements. Our employees who participate in an annual performance bonus program, including our named executive officers, are not eligible to receive profit sharing.

  •
  During 2017, United delivered the best consolidated completion, on-time departure and baggage performance since the Merger. The Company also consistently notched operational bests in on-time arrivals while seeing the fewest cancellations in that time period. Operational metrics (on-time departures, flight completion factor, and mishandled baggage ratio) represented 20% of the total target opportunity under the 2017 Annual Incentive Program. These operational metrics are viewed as key drivers of customer satisfaction. Our combined operational performance with respect to these three metrics resulted in achievement between target and stretch level for this portion of the awards (133% of the target opportunity). Performance was measured based on the number of months in which the Company achieved pre-established performance goals for each month.

  •
  The 2017 Annual Incentive Program structure included an assessment of Company achievements with respect to key strategic initiatives, which represented 10% of the total target opportunity. This performance category was added in 2017 to provide specific areas of focus for management engagement. Based on the Committee's subjective assessment of performance with respect to these initiatives, management's performance with respect to these goals achieved 80% of the target opportunity. See "2017 Compensation Components—Key Annual Compensation Components—2017 Annual Incentive Awards" for information regarding the Company's 2017 strategic initiatives.

  •
  The 2017 Annual Incentive Program structure included an individual performance modifier feature to permit the Committee to adjust the award payment based on individual performance considerations. This feature permits the Committee to exercise discretion to reduce the payment by up to 100%, or increase the payment by up to 50%.

  •
  Our long-term incentive compensation program awards for the 2015-2017 performance period included performance-based restricted stock unit ("Performance-Based RSU") awards with performance measured based on our three year ROIC achievement. For the 2015-2017 performance period, we achieved ROIC of 17.9%, which exceeded the required stretch level of 14.0%. These 2015 awards were settled in cash during the first quarter of 2018.

1    See Appendix A for a reconciliation of our 2017 adjusted pre-tax income to the most directly comparable GAAP measure. Unless otherwise indicated, references to pre-tax income, pre-tax margin, and earnings for purposes of our Annual Incentive Program exclude special charges.

  •
  Our long-term incentive compensation program awards for the 2015-2017 performance period also included Performance-Based RSU awards that measured and rewarded performance based on our progress toward closing the pre-tax margin gap versus our industry peers (American, Delta, Southwest, JetBlue, and Alaska). For the 2015-2017 performance period, our relative pre-tax margin improvement (as compared to 2014) exceeded the industry improvement by 193 basis points and we achieved above the target level. These awards were paid at 119.34% of target in the first quarter of 2018. We continue to focus on improvement in our relative pre-tax margin performance.

  •
  All of our long-term incentive compensation awards granted in 2017 have a direct link to our stock price performance. The 2017 long-term incentives are equally divided between Performance-Based RSU awards and time vested restricted stock units ("RSUs"). All of our long-term incentives have three-year performance or vesting periods.

  •
  For full-year 2017, the Company purchased approximately $1.8 billion of its common shares, representing approximately 9% of shares outstanding, at an average price of $66.30 per share. In December 2017, the Board authorized a new $3 billion share repurchase program.

  •
  Providing a positive travel experience for our customers throughout their journey on United is a primary focus area for United's management team and the Board. The Company took a number of actions in 2017 to improve the overall customer experience, including providing our employees with additional tools to assist customers, increasing the denied boarding compensation amount to $10,000 when necessary, conducting a thorough review of our policies and procedures, and committing to a number of customer focused changes. We rolled out a new system-wide Customer Solutions Desk with a dedicated team to develop creative solutions to assist customers in reaching their final destinations when travel plans do not go as expected. We have decreased involuntary denied boardings by 92% during the period between May 1-December 31, 2017. We have continued to improve the mobile tools used by our employees, including new functionality that allows our flight attendants to better serve customers in the moment.

  •
  As noted above, we are implementing our core4 service decision framework, developed in partnership with our frontline employees. The core4 is designed to drive improved customer service and experience and shapes how we interact with our customers and each other—Safe, then Caring, Dependable, and Efficient. This hierarchical approach is designed to help us handle challenging situations in the field and ensure we are consistently delivering the high-quality travel experience our customers expect. We are in the process of training all of our employees on our core4 principles.

              Consideration of Prior Say-on-Pay Vote.    A key objective of our executive compensation programs is linking the interests of our executives with the interests of our stockholders, and we place emphasis on maintaining executive compensation programs that address and satisfy the key concerns of our stockholders. Our "say-on-pay" proposal received approximately 96% approval from our stockholders at our 2017 annual meeting. The Committee considers this voting result to be an endorsement of our executive pay programs and has not made any changes to the executive compensation programs based on the results of the 2017 say-on-pay vote.

              The Committee considers stockholder interests and concerns relating to executive pay as it designs our executive compensation programs and implements specific compensation elements that represent what it believes to be best practices. In February 2018, the Committee adopted an enhanced claw-back policy that enhances the Company's ability to recoup executive compensation in specified situations. See "Other Executive Compensation Matters—Recoupment of Earned Awards/"Claw-back" Policy." The Committee will continue to consider stockholder feedback, including say-on-pay voting results, as part of its decision-making process.

Tight Linkage between Performance and Executive Pay

              The compensation opportunities of our executives are directly tied to the performance of the Company as outlined below. The charts below show the allocation of 2017 targeted pay across base salary, annual incentives, and long-term incentives for Mr. Munoz and the remaining named executive officers. As reflected in the charts below, the percentages of our named executive officers' target compensation represented by annual and long-term incentives that are linked to Company performance and stock price are as follows: approximately 91% for Mr. Munoz and an average of approximately 84% for our remaining named executive officers.

CEO 2017 Target Compensation Chart

*
This chart represents the 2017 target compensation level for Mr. Munoz as reflected under the terms of his employment agreement.

 Other NEO's 2017 Target Compensation Chart

*
The chart does not include special 2017 cash and equity awards granted to Mr. Nocella, in consideration of forfeited awards from his prior employer in connection with his commencement of employment with the Company, and to Mr. Hart, in recognition of performance and for retention. See "2017 Special Compensation Components" below.

              We believe that the charts above demonstrate our pay-for-performance philosophy as a significant portion of the targeted 2017 compensation opportunities are in the form of variable pay that is directly linked to Company performance and stock price. Specifically:

  •
  Long-term incentive compensation continues to represent the single largest component of our named executive officers' target compensation, representing approximately 74% of the 2017 target compensation for Mr. Munoz and an average of approximately 66% of 2017 target compensation for our other named executive officers.

  •
  Our 2017 incentive awards are directly tied to Company performance metrics that we believe are appropriate measures of our success and that will lead to value for our stockholders:

  •
  annual pre-tax income;
  •
  long-term pre-tax margin performance improvement (measured on a relative basis versus our industry peers);
  •
  stock price performance;
  •
  operational performance, as measured by key indicators of customer satisfaction (on-time departures, flight completion factor, and mishandled baggage ratio); and
  •
  specified strategic initiatives designed to enhance management focus on key corporate objectives.

      We eliminated ROIC performance, which had historically been included as a performance measure under our prior long-term incentive program design, from our 2017 long-term incentive design in order to accommodate greater focus on our pre-tax margin results. The 2017 long-term incentive structure is equally divided between the pre-tax margin Performance-Based RSU awards and time-vested RSU awards, which provides stability and retentive features to the design.

  •
  We balance absolute financial goals in our Annual Incentive Program ("AIP") with a relative performance goal in our long-term incentive structure that measures our improvement in pre-tax margin performance as compared to our industry peers. This structure is designed to motivate a focus on performance versus our financial plan and as compared to our peers.

  •
  All of the targeted value of our 2017 long-term incentive awards is tied to our stock price performance, which links executives' pay directly to the creation of value for our stockholders.

Our 2017 Executive Compensation Governance Practices

              Our 2017 executive compensation policies and practices include the following features, which we believe illustrate our commitment to corporate governance "best practices" and the principles stated above:

  •
  Multiple performance metrics aimed at stockholder value.  We utilize multiple performance metrics to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value, including:

  •
  annual pre-tax income;
  •
  long-term relative pre-tax margin improvement;
  •
  stock price performance;
  •
  operational performance, as measured by key indicators of customer satisfaction (on-time departures, flight completion factor, and mishandled baggage ratio); and
  •
  specified strategic initiatives.

  •
  Focus on both relative and absolute performance goals.

  •
  Pay is targeted with reference to peer group median levels.

  •
  Balanced peer group companies.  We have maintained the same standards for our peer group since it was established in 2011. Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times the Company's revenue); and the largest U.S.-based airlines (regardless of revenue range). Using these factors as a guide, the composition of the peer group was reviewed and adjusted for 2017 compensation decisions and three companies were removed from the peer group (Alcoa Inc., McDonald's Corporation, and Illinois Tool Works Inc.). For 2018 compensation decisions, the Committee adjusted the peer group by reducing some focus on aerospace defense companies in favor of customer service oriented companies in the travel industry. See "Compensation Process and Oversight—Benchmarking."

  •
  "Double-triggers" on change in control.  Our long-term incentive awards have "double-trigger" accelerated vesting provisions. A "double-trigger" means that acceleration of vesting requires two events: first, a change in control; and second, a qualified termination of service, such as an involuntary termination without "cause."

  •
  No change in control tax indemnity.  Company policy prohibits excise tax indemnity for change in control transactions.

  •
  Stock ownership guidelines.  Our named executive officers and other officers are subject to stock ownership guidelines based on a multiple of base salary. These guidelines were enhanced most recently in February 2017. The changes increased the target ownership levels and eliminated counting of cash-settled equity awards toward the specified ownership levels. The current ownership guidelines are as follows: CEO—6x base salary; President—4x base salary; Executive Vice President ("EVP")—3x base salary; Senior Vice President ("SVP")—2x base salary; and Vice President ("VP")—1x base salary. A newly hired or promoted officer has five years to achieve the stock ownership targets set forth in the guidelines.

  •
  Prohibition on pledging and hedging.  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

  •
  "Claw-back" provisions.  In February 2018, the Committee adopted an enhanced claw-back policy applicable to our annual and long-term incentives. See "Other Executive Compensation Matters—Recoupment of Earned Awards/ "Claw-back" Policy." In addition, our programs include claw-back provisions requiring the return of incentive payments in certain financial restatement situations.

  •
  Profit sharing hurdle.  No annual incentives are paid to officers unless other employees receive a profit-sharing payment for the year.

  •
  Risk mitigation.  Our executive pay programs have been designed to discourage excessive risk-taking by our executives.

  •
  Standardized severance policies.  We maintain standardized severance policies for our officers, other than our CEO. We previously eliminated employment agreements for all officers other than our CEO.

  •
  Annual say-on-pay vote.  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2017 annual meeting.

  •
  Communication with investors.  We communicate with the investment community regarding our performance that is linked to our incentive awards.

  •
  Independent Compensation Committee.  The Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  Independent Compensation Consultant.  The Committee has retained an independent compensation consultant, who provides services directly to the Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Committee.

Philosophy and Objectives of Our 2017 Executive Compensation Program

              Strengthening the linkage between improvement in the customer experience and annual incentives.    In light of events in early 2017, management and the Committee agreed that management's 2017 AIP opportunity would be linked more comprehensively to 2017 progress on significant improvements in the customer experience at United, and the implementation of related changes across United to support the customer experience. This commitment was incorporated with the existing core principles of our executive compensation program, which are summarized below.

              Aligning the interests of our stockholders and officers.    The elements of our 2017 executive compensation program were designed to be aligned with the interests of our stockholders by linking our incentive compensation performance metrics to key indicators of the Company's financial performance, including our pre-tax income (70% of the total target opportunity of our 2017 Annual Incentive Program awards) and our long-term pre-tax margin performance improvement relative to our industry peers (50% of our 2017 long-term incentive awards). All of our 2017 long-term incentive awards are in the form of either Performance-Based RSUs or time-based RSU awards, both of which provide a direct link to our stock value.

              Furthermore, we believe that our officers should have a meaningful financial stake in our long-term success. In 2017, the Committee adopted enhanced stock ownership guidelines that require our officers to maintain a stake in the long-term success of our business. The 2017 enhancements increased the target ownership levels and eliminated counting cash-settled equity awards toward the specified ownership levels. In 2018, the Committee adopted an enhanced claw-back policy to provide for recoupment of incentive compensation in specified circumstances. See "Other Executive Compensation Matters—Recoupment of Earned Awards/"Claw-back" Policy." In addition, the Company's Securities Trading Policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers. The policy further prohibits pledging Company securities and hedging transactions with respect to Company securities. We believe these requirements, coupled with our long-term incentive program, effectively align the interests of our officers with those of our stockholders and motivate the creation of long-term stockholder value.

              Our broad-based employee incentive opportunities also are designed to further our objective of aligning the interests of our employees with those of our stockholders and customers. Our profit sharing plans provide eligible employees with incentives that are aligned with the interests of our stockholders through payout opportunities based on our annual pre-tax profit. The Company also rewards employees with an incentive program and a perfect attendance program. Our annual incentive awards to officers also reward results linked to operational performance measures that are considered key indicators of customer satisfaction (on-time departures, flight completion factor, and mishandled baggage ratio) (20% of the total target opportunity of our 2017 Annual Incentive Program awards). We believe that these programs ensure a focus on operational performance that aligns pay with customer satisfaction, enhances our product, and ultimately drives financial performance.

              Linking executive pay to performance.    We believe our compensation programs create strong incentives to align our management's performance to the successful execution of our strategic plan, as well as longer term stockholder value creation. Our 2017 incentive awards are directly tied to Company performance metrics that we believe are appropriate measures of our success and that will lead to value for our stockholders: annual pre-tax income; long-term pre-tax margin performance improvement (measured on a relative basis versus our industry peers); stock price performance; operational performance, as measured by key indicators of customer satisfaction (on-time departures, flight completion factor, and mishandled baggage ratio); and specified strategic initiatives designed to enhance management focus on key corporate objectives. The 2017 long-term incentive structure is equally divided between the pre-tax margin performance-based awards and time vested awards, which provides stability and retentive features to the design.

              Attracting, retaining and appropriately rewarding our management in line with market practices.    We seek to attract world-class executives and to retain our existing executives by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. Because we believe that our management team has skills that are transferrable across industries, and because we recruit for talent both within the airline industry and also from a broad spectrum of leading businesses, we compare the overall compensation levels of our officers with the compensation provided to officers of a benchmarking peer group, as discussed in further detail in "Compensation Process and Oversight—Benchmarking" below. Compensation decisions are also considered and balanced in light of responsibility levels within the organization.

              In prior years, the Committee emphasized internal pay equity as an important factor in setting officer compensation levels. Beginning in 2016, the Committee placed greater emphasis on adjusting compensation packages based on market conditions and other factors specific to the individual. The 2017 AIP awards include an individual performance modifier which allows the Committee to provide greater rewards and accountability based on individual performance. The individual performance modifier was introduced in 2016 and was retained in 2017. Compensation and promotion opportunities also take into account each individual's unique skills and capabilities, long-term leadership potential, performance and historic pay levels, and the overall scope of responsibilities. With regard to new executive officers, the Committee also has given consideration to compensation at a prior employer, including compensation structure and forfeited compensation.

Compensation Process and Oversight

              Independent Compensation Consultant Analysis and Support.    All 2017 final executive compensation decisions with respect to the named executive officers were made by the Committee with input from Exequity, the Committee's independent compensation consultant. Exequity provides the Committee with background materials, including preparation of the benchmarking study described below, and participates in Committee meetings to support the Committee's executive compensation decision-making process and to respond to questions. Exequity also assists the Committee in performing an annual compensation risk assessment of the Company's compensation programs. The Committee retained Exequity as its independent compensation consultant in October 2010. Exequity reports directly to the Committee, and the Committee has the sole authority to retain and terminate Exequity and to review and approve Exequity's fees and other retention terms. The Committee has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy" pursuant to which Exequity is required to provide the Committee with regular reports on any work that it performs for the Company. During 2017, Exequity did not perform any work on behalf of the Company other than the executive compensation services provided to the Committee, and Board compensation services provided to the Nominating/Governance Committee. For additional information concerning the Committee, including its authority and the independent compensation consultant policy, see "Corporate Governance—Committees of the Board—Compensation Committee" above. The Committee has assessed the independence of Exequity pursuant to SEC rules and concluded that Exequity's work for the Committee does not raise any conflicts of interest.

              The Committee also receives input and recommendations regarding annual executive compensation decisions from management. The Company's Executive Vice President, Human Resources & Labor Relations and members of the human resources team prepare background and supporting materials for Committee meetings. The CEO attends Committee meetings and provides input to the Committee with respect to compensation of the management team other than the CEO, including input regarding individual performance assessments with respect to payments under the Annual Incentive Program. The CFO and other members of the Company's management team participate in discussions with the Committee relating to the Company's financial plan, customer centricity initiatives and results, operational performance, strategic initiatives, and proposed performance goals under the executive compensation program. Members of the Company's internal audit group provide special reports to the Committee outlining the review of procedures and calculations relating to the degree of achievement of performance goals and payout of incentives for completed performance periods. Management's annual planning process involves preparation of annual financial forecasts, capital expenditure budgets, and the Company's annual business plan. Based on the Company's 2017 planning process and the financial budget approved by the Board, management developed and proposed performance targets under the 2017 incentive compensation programs. These proposals were evaluated by Exequity, in light of compensation trends, benchmarking and compensation risk factors. The Committee made final decisions regarding performance goals and the compensation arrangements of the Company's executive officers, including salary levels and incentive award opportunity levels, following its review and consideration of all recommendations and data it deemed appropriate. The Committee regularly holds executive sessions to discuss executive compensation practices without members of management present.

              Benchmarking.    We recruit and we compete to retain executives not only from within the airline industry, but also from across a broad spectrum of leading businesses. In preparation for the Committee's annual compensation decision process, Exequity conducts an analysis of United's compensation levels in comparison to pay levels among companies in a custom peer group to help identify the competitive positioning of United's executive pay. The analysis covers United's Section 16 reporting officers and compares United's positions to peer company benchmarks in terms of: base pay; target annual bonus opportunity; target total cash (base pay plus target annual incentive); long-term incentives; and target total direct compensation (target cash plus long-term incentives).

              The Committee believes that the airline industry does not have a sufficient number of size-relevant peers to establish reliable ranges of competitive market pay for our top executive talent. Accordingly, our benchmarking peer group represents a cross section of the relevant airline peers and comparably sized companies in general industry that the Committee believes are representative of the competitive talent market for United. In addition, where relevant and reliable pay information is available from primary airline companies beyond the primary airline peers included in the overall peer group, we reference that information as an additional input for reviewing pay, in addition to the pay information for the full peer set. The following primary factors are considered in identifying the most appropriate peer companies for compensation benchmarking purposes: well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times the Company's revenues); and the largest U.S.-based airlines that are relevant comparators, regardless of the aforementioned revenue range (American, Delta and Southwest). Using these factors as a guide, the composition of the peer group was reviewed and adjusted for 2017 compensation decisions by removing the following companies from the peer group: Alcoa Inc., McDonald's Corporation, and Illinois Tool Works Inc. The balance of the peer group remained unchanged. The competitive benchmarking analysis presented to the Committee in December 2016, in advance of the February 2017 compensation decisions, included the 18 comparator companies noted below.2

• 3M Company	• Honeywell International Inc.
• American Airlines Group Inc.	• Johnson Controls, Inc.
• The Boeing Company	• Lockheed Martin Corporation
• Caterpillar Inc.	• Northrop Grumman Corporation
• Cummins Inc.	• Raytheon Company
• Deere & Company	• Southwest Airlines Co.
• Delta Air Lines, Inc.	• Union Pacific Corporation
• FedEx Corporation	• United Parcel Service, Inc.
• General Dynamics Corporation	• United Technologies Corporation

2  For 2018 compensation decisions, following review and discussion, the Committee replaced Lockheed Martin Corporation and United Technologies Corporation with Carnival Corporation and Marriott International, Inc., thus reducing some focus on aerospace/defense companies in favor of customer service oriented companies in the travel industry. Johnson Controls, Inc. also was removed from the peer group for 2018 decisions since it is no longer a U.S.-based company following its merger with Tyco International.

              Exequity utilized two pay data sources to determine the competitive position of United's pay relative to the peer group: (i) publicly disclosed pay information from the most recent proxy statements (in most cases, the 2016 proxy statement, reflecting 2015 pay data) and (ii) private survey compensation data was used for positions below the named executive officer level. In this proxy review, the peer group had median annual revenue of approximately $37.9 billion and the Company's 2016 annual revenue at the time of the review was estimated at approximately $36.3 billion, which ranked at the 46th percentile of the peer group. The private survey benchmarking review considered information from Equilar's Executive Compensation Survey, which provides information for top executive roles at each of the participating peer companies. Within the peer group, 12 of the 18 peer companies participated in the Equilar survey, with median annual revenue of approximately $34 billion.

              We compare total compensation opportunities for our executives to the market median (50th percentile) of our peer group. All peer company pay levels used in the analysis represent size-adjusted medians, derived by regressing peer group compensation based on revenue size relative to United's estimated revenues of $36.3 billion, to ensure that the peer pay levels are appropriately indexed to United in terms of revenues. Total target compensation for our benchmarking purposes means the sum of base salary, annual cash incentive target, and long-term incentive targeted grant values. As is customary in these types of pay studies, retirement benefits were not included in the benchmark comparison. The Exequity benchmarking process compares the Company's executive pay by position in comparison to the most similarly situated executive roles among the peer organizations. Data availability is greater for the CEO and CFO positions, and pay comparisons for these roles were made solely against the CEO and CFO positions among the peer companies. For named executive officers without a direct benchmark role comparison, Exequity considered matching roles based on pay rank within the proxy and with reference to other officer positions to extrapolate pay trajectories across roles.

              The compensation information for our peer group is one factor utilized in setting total compensation for our executives. The Committee balances the benchmarking results with additional factors, such as each executive's experience, knowledge, skills, roles, and contributions to the Company, as well as consideration for internal parity of compensation among our executives. In selected cases in which relevant pay information for a specific role is available from our primary airline peers (Delta and American), we reference that data as a supplemental benchmarking input, in addition to the combined data from the full peer set. The Committee reviews all of these relevant factors, but does not apply a specific weighting to the various factors. In addition, in the case of executives who are recruited to join the Company, the Committee references the executive's pay at his or her prior employer in order to facilitate recruitment of top caliber executives.

              Tally Sheets.    Comprehensive tally sheets covering each of the Company's Section 16 reporting officers are provided to the Committee annually in advance of the meeting at which incentive compensation performance targets and award level opportunities are set and at which compensation levels and annual incentive awards are considered and decisions are made. The tally sheets provide a summary for each executive of total targeted and actual compensation levels over a multi-year period, an accumulated summary of outstanding awards, and estimated total payments under alternative separation scenarios. These tally sheets allow the Committee to make prospective pay decisions that are informed by compensation opportunities and earnings for past periods.

2017 Compensation Components

              The section and table below summarize the key components of our 2017 executive compensation programs. Detailed descriptions of these components appear below the table.

    Key Annual Compensation Components

              The 2017 salary and incentive compensation award levels were considered and approved by the Committee through the compensation process described above and with reference to the benchmarking data prepared by and reviewed with Exequity. The salary, compensation opportunities, and employment terms and conditions for Mr. Munoz were established under his employment agreement at the time it was entered into in December 2015.

              There was no change in the 2017 salary or total target incentive award levels for Messrs. Munoz, Levy and Kirby as compared to the 2016 salary and total target incentive award levels. Mr. Nocella joined the Company in February 2017 to serve as Executive Vice President with responsibility for network, pricing, and revenue management. His total compensation package was established with a primary focus on the target pay levels of similarly-situated current and former executives of the Company in light of desired internal pay parity among the Company's top executive roles. The Committee also granted Mr. Nocella special one-time sign-on awards in consideration of offsetting outstanding incentive awards of comparable value with his prior employer that were forfeited when he joined the Company. With respect to Mr. Hart, the Committee increased his compensation in February 2017 and June 2017. Based on the benchmarking results and in light of performance and retention considerations, in February 2017 the Committee adjusted Mr. Hart's 2017 total target compensation by 16.3% (as compared to 2016), all of which was delivered through the 2017 long-term incentive award to more closely align Mr. Hart's compensation with market practices within our peer group. In June 2017, following his appointment as Chief Administrative Officer, the Committee further adjusted Mr. Hart's compensation to reflect his increased responsibilities. The increase was also considered in the context of external market benchmarks and performance.

              Exequity assisted in the review of the 2017 total target compensation analysis for each of the Company's Section 16 reporting officers, the compensation adjustments for Mr. Hart related to his role changes, and the new hire compensation analysis for Mr. Nocella. Exequity provided advice and guidance in connection with establishing the value of outstanding incentives and alignment with peer practices. See "Compensation Process and Oversight—Benchmarking" above.

              The table below sets forth the key components of United's 2017 executive compensation programs as approved by the Committee in February 2017. Progress relative to financial, operational and strategic initiatives determined the initial sizing of the 2017 AIP opportunity and the Compensation Committee's assessment of the state of the customer experience at United was applied to adjust the payout of the 2017 AIP award, making the entire 2017 AIP award opportunity responsive to these imperatives.

              Base Salary.    Base salary levels are set in light of competitive practices among our peer companies and our primary airline peers, to reflect the responsibilities of each executive in the Company, in consideration of internal pay equity, and to balance fixed and variable compensation levels. The base salary level for Mr. Munoz was established with reference to the foregoing and in consideration of his compensation and opportunities at his prior employer. The base salary levels for Messrs. Levy, Kirby and Hart were primarily established based on reference to the all-peer median levels for their respective roles, with consideration to internal parity. Mr. Hart's salary level was increased in June 2017 in connection with his assumption of additional responsibilities. Mr. Nocella's salary was established when he joined the Company with primary reference to the salary levels of similarly-situated current and former executive officers of the Company and in light of total target compensation levels.

              Mr. Munoz's annual base salary as set forth in his employment agreement is $1,250,000. The 2017 base salary levels for the remaining named executive officers were as follows: Mr. Levy—$675,000; Mr. Kirby—$875,000; Mr. Nocella—$625,000; and Mr. Hart—$715,000 (January 1, 2017—June 15, 2017) and $775,000 (June 16, 2017—December 31, 2017).

              2017 Annual Incentive Awards.    The graphic below outlines the key elements of the 2017 annual incentive awards.

              In 2017, the named executive officers participated in the United Continental Holdings, Inc. Annual Incentive Program (the "AIP"), an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. In order for a payment to be made under the 2017 AIP, (i) the Company's 2017 pre-tax income must meet or exceed the entry level pre-tax income established by the Committee and (ii) a payment must have been made (or will be made) under the Company's broad-based profit sharing plans for employees for such fiscal year. If either of these conditions is not satisfied, no payments are made under the AIP. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The 2017 AIP awards permit the exercise of negative discretion by the Committee to reduce award payments. The 2017 AIP awards also include an individual performance modifier through which the Committee can adjust the AIP award payment based on individual performance considerations. The Committee has the ability to exercise discretion to reduce the payment by up to 100%, or to increase the payment by up to 50%.

              Under the AIP, "pre-tax income" means, with respect to a fiscal year, the aggregated consolidated net income adjusted to exclude reported income taxes of the Company as shown on the Company's consolidated financial statements for such year, but calculated excluding any special, unusual or non-recurring items as determined by the Committee in accordance with applicable accounting rules.3 For 2017, the AIP design included a fuel price adjustment feature. Under this design, the Company's pre-tax income level achieved under the AIP awards would be adjusted if and solely to the extent that the Company's actual 2017 fuel prices varied by more than 5% as compared to the February 2017 fuel prices included in the financial model used to establish the pre-tax income goals. The Company's actual 2017 fuel prices did not trigger this adjustment.

              2017 Goal Structure.    The 2017 award opportunities under the AIP were based on an individual award opportunity granted to each participant, with an entry payout equal to 50% of the

3  See Note 14—Special Charges of the Combined Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the 2017 Form 10-K for information on the special charges included in the 2017 calculations. See also Appendix A.

target opportunity, target payout equal to 100% of the target opportunity, and stretch payout equal to 200% of the target opportunity, and the opportunity to earn up to 300% of the target opportunity after the application of the individual performance modifier. The target award opportunity was allocated so that (1) 70% of the target opportunity was based on pre-tax income performance goals, (2) 20% of the target opportunity was based on the achievement of operational performance goals that are strongly correlated with customer satisfaction results, and (3) 10% of the target opportunity was based on the achievement of key strategic initiatives across the Company. The operational performance goals included on-time departures, flight completion factor, and mishandled baggage ratio.

              NEO 2017 Target Opportunities.    The 2017 AIP individual target level opportunities for each of the named executive officers were expressed as a percentage of the executives' base salary earned during the year as follows: Mr. Munoz—200%; Mr. Levy—100%; Mr. Kirby—125%; Mr. Nocella—106%; and Mr. Hart—106%.

              The AIP opportunity for Mr. Munoz was established consistent with the terms set forth in his employment agreement. The 2017 total target compensation levels, including the 2017 AIP opportunities, for Messrs. Levy and Kirby remain unchanged from the levels that were set in 2016 when they joined the Company. Mr. Hart's 2017 target AIP opportunity percentage was unchanged from 2016 but was increased indirectly as a result of his base salary increase ($60,000 annually) that was approved in June 2017. See "—Base Salary" above. With respect to Mr. Nocella, his total target compensation level, including the AIP opportunity percentage, was established when he joined the Company in February 2017 and was set at the same percentage of salary as certain other EVP level officers with a similar level of responsibility and in consideration of total target compensation levels and the benchmarking review process. See "Compensation Process and Oversight" and "—Key Annual Compensation Components" above.

    2017 Performance Goals.

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  Pre-tax Income.  The pre-tax income performance goals, representing 70% of the target opportunity, were entry—$2.15 billion, target—$2.65 billion, and stretch—$3.65 billion. The target pre-tax income goal was based on the Company's 2017 full year expectations at the time the performance conditions were established in February 2017.

  •
  Operational Metrics.  The operational performance goals, representing 20% of the target opportunity, were established for each month of 2017 with absolute performance goals. The specific level of performance for each month was set after consideration of the Company's historic performance levels for each metric over each month during the period January 2011—January 2017. Achievement of the 2017 operational goals was measured based on the number of months that the Company met or exceeded the pre-established performance goal for such month as follows: entry—3 months; target—6 months; and stretch—9 months. The 2017 operational goals included on-time departures, flight completion factor, and mishandled baggage ratio, which each metric representing one-third of the total target opportunity applicable to the operational goals. We believe that Company success with respect to each of these operational metrics is a strong indirect indicator of customer satisfaction results.

  •
  Strategic Initiatives.  A new performance category was included in the 2017 AIP awards based on Company achievements with respect to key strategic initiatives, representing 10% of the target opportunity. These initiatives included the following areas of focus:

  •
  improving customer service;
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  continuing to build trust and employee engagement;
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  enhancing the safety of our employees and operations;

    •
    continuing to improve availability and dependability of our information technology systems;
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    improving connectivity and scheduling in our hubs;
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    developing market specific strategies for key markets;
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    strengthening our global footprint and presence;
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    completing comprehensive review of our domestic product; and
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    advancing regulatory and legislative policies that encourage competitive and safe operations, promote fair competition and encourage growth.

    These initiatives were selected to provide specific areas for management engagement. Performance with respect to these initiatives is based on the Committee's subjective assessment at the end of the performance period. Throughout the year, management provided updates to the Committee regarding efforts and progress with respect to each of these initiatives.

              2017 Performance Results.    Our 2017 pre-tax income was $2.999 billion, and we achieved pre-tax income of $3.175 billion as measured under the AIP and our profit sharing plans and adjusted for special charges. See Appendix A. This performance represents achievement between the target and stretch levels (153% of target) with respect to the 2017 AIP pre-tax income financial performance goal. As required for payment under the AIP, eligible employees received payments for 2017 pursuant to the Company's profit sharing plans. With respect to the operational performance goals (including on-time departures, flight completion factor, and mishandled baggage ratio), the Company met or exceeded the specified monthly performance goals 7 of the 12 months for each metric, which resulted in achievement between the target and stretch level (133% of target). With respect to the strategic initiatives, the Committee determined, based on its assessment of progress throughout the year, that management's performance with respect to these goals achieved 80% of the target opportunity allocated to the strategic initiatives.

              The combined 2017 performance relating to pre-tax income, operational goals and strategic initiatives resulted in achievement at 141.42% of the total target opportunity level under the AIP. Under the AIP design, the Committee retained negative discretion to reduce AIP payouts to reflect other factors deemed relevant by the Committee in assessing 2017 performance, namely in 2017, reflecting the customer experience. In response to 2017 events involving Flight 3411, the Committee committed to developing targeted compensation program adjustments to directly and meaningfully tie incentive opportunities to our progress in improving the customer experience and in the implementation of necessary process changes in support of this goal. Management implemented a number of changes in 2017 to enhance the tools and support we provide our employees in order to improve the customer experience. In considering the determination of the AIP award payment for each of the named executive officers, including the application of negative discretion, the Committee considered management's responses and contributions toward key challenges faced by the Company during 2017 along with the Committee's prior commitments to stockholders and customers regarding customer centricity. At Mr. Munoz's suggestion, and in connection with Company performance and discussions related to the exercise of negative discretion, no payment was made to Mr. Munoz under the 2017 AIP award. With respect to the other named executive officers, the Committee exercised negative discretion to reduce payouts to each of the named executive officers, with the reduction ranging from 20% to 30% of the calculated AIP payout. In addition, under the AIP design, the Committee retained discretion to further adjust the AIP payouts through the application of the individual performance modifier. The Committee, with input from Mr. Munoz, considered individual performance during 2017 and, based on its holistic assessment of individual performance, the Committee applied individual performance modifiers ranging from 90% to 115% for the named executive officers. Payments under the AIP are included in the 2017 Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." The named executive officers are not eligible to receive payments under our profit sharing plans.

              As noted above, in making the certification and AIP determinations related to 2017 performance, the Committee considered events throughout 2017 and the commitment made by the Committee to stockholders and customers with respect to customer centricity in the Company's 2017 proxy statement. Based on these customer considerations, the Committee exercised negative discretion to reduce the AIP payouts to each of the named executive officers. Although key progress has been made toward customer centricity improvements, the Committee is unwavering in its commitment to ensure that incentive opportunities are directly and meaningfully tied to progress in improving the customer experience. Notwithstanding the exercise of negative discretion and the individual modifiers that were applied to reduce certain AIP payments to the named executive officers, the Committee remains supportive and confident in the Company's executive management team and their abilities to execute the Company's business objectives, including the ongoing commitment to improving the customer experience.

              2017 Long-Term Incentive Awards.    The graphic below outlines the key elements of the 2017 long-term incentive awards.

              For 2017, the long-term incentive target opportunity was equally divided between the following two awards:

  •
  Relative Pre-tax Margin Performance Awards (cash-settled): Designed to reward improvement in pre-tax margin performance relative to improvement by our airline peers; and

  •
  RSU Awards (stock-settled): Intended to align executives' interests with the creation of stockholder value and retain executives over the three-year vesting period.

The Committee made changes to the 2017 long-term incentive structure from prior years by eliminating the ROIC performance awards and granting the time-vested awards in the form of RSUs rather than restricted shares.

              Mr. Munoz's total target long-term incentive opportunity was established in connection with the review, negotiation and finalization of his employment agreement in December 2015. The total target long-term incentive opportunities of the remaining named executive officers were established with reference to the applicable benchmarking analysis conducted by Exequity and discussed with the Committee in December 2016 with respect to Messrs. Levy, Kirby and Hart and the compensation review prepared and discussed with the Committee in February 2017 with respect to Mr. Nocella. The Committee approved a 16.3% increase, as compared to 2016, in the 2017 total target compensation for Mr. Hart and all of such increase was delivered through the 2017 long-term incentive award. In addition, Mr. Hart received an incremental 2017 long-term incentive award ($180,000 in incremental target opportunity) in June 2017 following his appointment as Chief Administrative Officer. See "—Key Annual Compensation Components" above.

              For the named executive officers, the 2017 total long-term incentive target level opportunities (including the impact of the June 2017 incremental award to Mr. Hart) were as follows: Mr. Munoz—$10,500,000; Mr. Levy—$2,261,250; Mr. Kirby—$5,468,750; Mr. Nocella—$1,318,493; and Mr. Hart—$2,325,000. The award level for Mr. Nocella represents a pro-rated award based on his February 27, 2017 date of hire. For officers other than Mr. Munoz, the 2017 long-term incentive target level opportunities expressed as a percentage of the executives' base salary were as follows: Mr. Levy—335%; Mr. Kirby—625%; Mr. Nocella—250%; and Mr. Hart—300%. The long-term incentive target level opportunities do not include sign-on or special awards. See "2017 Special Compensation Components" below.

              All of the 2017 long-term incentives are linked to the Company's stock price performance.

  •
  Relative Pre-tax Margin Performance Awards.  For 2017, the Committee determined that the relative performance metric based on improvement in our relative pre-tax margin as compared to industry peers continues to be an appropriate metric for motivating executive performance in line with stockholder interests.

  One-half of the 2017 long-term incentives were based on a relative pre-tax margin performance measure. These incentives were granted in the form of cash-settled Performance-Based RSU awards that measure and reward performance based on the Company's improvement in cumulative pre-tax margin over a three-year performance period as compared to an industry peer group (American, Delta, Southwest, JetBlue Airways Corporation, and Alaska Air Group, Inc.).

  The goals established for the 2017 pre-tax margin Performance-Based RSU awards measure the Company's relative pre-tax margin improvement over the 2017-2019 performance period as compared to the industry peer group. Improvement over the performance period by the Company and the industry group is measured with comparison to pre-tax margin performance achieved in 2016. Performance is generally measured as (A) the Company's pre-tax income over the performance period divided by its revenue over such period minus the Company's 2016 pre-tax margin as compared to (B) the peer companies' aggregate pre-tax income over the performance period divided by the peer companies' aggregate revenue over such period minus the peer companies' aggregate 2016 pre-tax margin. The calculations are adjusted to exclude special charges in accordance with applicable accounting rules. If the Company achieves at least the minimum entry level of performance, the awards will be settled in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee.

  The target performance level established for the 2017 relative pre-tax margin Performance-Based RSUs was set by the Committee so that executives would earn market-competitive rewards ("target" level) for achieving pre-tax margin improvement substantially in excess of the peer group (equal to peer group pre-tax margin change over the performance period plus 148 basis points). The entry performance level was designed to be achievable with solid relative performance (peer group change plus 74 basis points), while the stretch performance level (peer group change plus 222 basis points) was set at a high level requiring exceptional relative performance. In determining the 2017-2019 performance goals, the Committee considered the historical performance of the Company and the peer group, the Company's multi-year financial plan, and the economic and market conditions at the time the goals were established.

    The 2017 pre-tax margin Performance-Based RSU awards have an entry opportunity equal to 50% of the target award value, a target opportunity of 100% of the target award value, and a maximum or "stretch" opportunity equal to 200% of the target award value. Payment opportunities under the relative pre-tax margin Performance-Based RSUs are subject to linear interpolation between performance levels. In accordance with ASC Topic 718, Compensation—Stock Compensation ("ASC Topic 718"), and as noted in the 2017 Summary Compensation Table below, the grant date fair value of the relative pre-tax margin Performance-Based RSUs is based on the entry level because of the probability of satisfaction of the required performance conditions as of the grant date. As discussed above, the Committee believes that improvement in pre-tax margin continues to be an appropriate metric for motivating executive performance in line with stockholder interests.

  •
  RSU Awards.  The other half of the 2017 long-term incentive opportunity was delivered in the form of time-vested and stock-settled RSU awards that vest in one-third increments on February 28, 2018, 2019 and 2020. The February 2017 awards were granted pursuant to the Company's 2008 Incentive Compensation Plan and the incremental award to Mr. Hart in June 2017 was granted pursuant to the Company's 2017 Incentive Compensation Plan. The number of RSUs granted was calculated based on the target opportunity value divided by the closing price per share of Common Stock on the date of grant, rounded up to the nearest whole share.

              Settlement of Long-term Incentives for the 2015-2017 Performance Period.    Mr. Hart is the only named executive officer who held long-term incentive awards for the 2015-2017 performance period. Settlement of these awards is described below.

  •
  ROIC Performance-Based RSU Awards.  The 2015 Performance-Based RSU awards, which had a performance period of January 1, 2015 through December 31, 2017, were cash-settled Performance-Based RSU awards and had the following performance goals: entry—10.0% ROIC; target—12% ROIC; and stretch—14% ROIC. As a risk mitigation factor, payment of the awards required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. For the 2015-2017 performance period, the Company's ROIC (17.9%) exceeded the required stretch level of performance (14% ROIC), and the 2015 Performance-Based RSUs were settled in cash in the first quarter of 2018 following review and certification by the Committee. See Appendix A for a reconciliation of our ROIC calculations for the 2015-2017 performance period. The 20-day average closing price per share of Common Stock immediately preceding December 31, 2017 was $64.65 per share. The payment to Mr. Hart is included in the "Option Exercises and Stock Vested for 2017" table below.

  •
  Relative Pre-tax Margin Performance-Based RSU Awards.  The 2015 relative pre-tax margin awards, which had a performance period of January 1, 2015 through December 31, 2017, were cash-settled Performance-Based RSU awards and had the following performance goals using relative improvement in pre-tax margin as the metric: entry—peer group change in pre-tax margin plus 20 basis points; target—peer group change in pre-tax margin plus 125 basis points; and stretch—peer group change in pre-tax margin plus 300 basis points. As a risk mitigation factor, the awards also required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. For the 2015-2017 performance period, our relative pre-tax margin improvement (as compared to 2014) exceeded the industry peer group improvement by 193 basis points and we exceeded target level performance. Under the Performance-Based RSU program, our pre-tax margin is calculated based on our pre-tax income divided by our revenues, excluding any special, unusual or non-recurring items. The pre-tax margin calculation is adjusted for the same special charges adjusted for purposes of our AIP pre-tax income calculation. See the attached Appendix A for further information regarding these special charges. The peer group pre-tax margin calculations are based on publicly available financial statements for each industry peer company, adjusted for special charges as identified in such publicly available financial statements. The 2015 relative pre-tax margin Performance-Based RSUs were settled in cash in the first quarter of 2018 following review and certification by the Committee. The 20-day average closing price per share of Common Stock immediately preceding December 31, 2017 was $64.65 per share. The payment to Mr. Hart is included in the "Option Exercises and Stock Vested for 2017" table below.

    2017 Special Compensation Components

              In addition to the standard executive incentive compensation design approved in 2017, the Committee approved special payments and awards for Mr. Nocella and Mr. Hart as described below.

              Mr. Nocella.    The Committee granted Mr. Nocella a special one-time sign-on award in consideration of offsetting outstanding incentive awards of comparable value with his prior employer that were forfeited when he joined the Company. The sign-on award consisted of (i) a $4,100,000 cash payment and (ii) an award of $2 million in stock-settled RSUs that vest in one-third increments over a three year period on each anniversary of his hire date. The cash portion of the sign-on award is subject to 100% repayment if Mr. Nocella separates within one year and 50% repayment if he separates after one year but before two years of service with the Company. This repayment obligation does not apply upon termination without cause, death or disability. The cash payment is included in the Bonus column of the 2017 Summary Compensation Table and the equity portion of the sign-on is included in the Stock Awards column of such table.

              Mr. Hart.    As discussed above, the Committee approved a compensation adjustment for Mr. Hart in June 2017 to reflect his increased responsibilities in connection with his appointment as Chief Administrative Officer. The increase was also considered in the context of external market benchmarks. The adjustment included a special award with a target value of $1.5 million with half of the award granted as stock options and half granted as time-vested and stock-settled RSUs. The stock options and RSUs do not begin vesting until the third anniversary of the grant date, which enhances the retentive elements of the awards. The stock options have a 10 year term and vest in one-third increments on the third, fourth and fifth anniversaries of the grant date while the RSUs vest in one-third increments on the third, fourth and fifth anniversaries of the grant date. The stock options are included in the Option Awards column of the 2017 Summary Compensation Table and the RSUs are included in the Stock Awards column.

Preview of 2018 Incentive Compensation Design

2017	2018
Annual Incentive Program	Annual Incentive Program
Pre-tax income (70%)	Pre-tax income (60%)
Operational goals (20%)* (measured by on-time departures, flight completion factor, and mishandled baggage ratio)	Operational goals (15%)* (measured by on-time departures, flight completion factor, and mishandled baggage ratio)
Strategic initiatives (10%)	Customer Satisfaction (15%) (measured by internal surveys and in consideration of published external rankings)
Strategic initiatives (10%)
Long-term Incentive Program	Long-term Incentive Program
Performance-Based RSUs—Relative Pre-tax Margin (50%)	Performance-Based RSUs—Relative Pre-tax Margin (50%)
RSUs (time-vested) (50%)	RSUs (time-vested) (50%)

              *These operational metrics were selected as leading indirect measures of customer satisfaction.

Other Compensation Components

              Severance Benefits.    We have pre-established terms applicable to each of our named executive officers relating to severance and post-employment benefits provided upon certain termination events. In 2014, the Committee determined that individual employment agreements, other than the agreements with our CEO, were no longer necessary. The Company maintains the Executive Severance Plan, which would provide severance benefits to our named executive officers (other than Mr. Munoz) in connection with termination events. The severance and post-employment benefits provided under the Executive Severance Plan are consistent with the level of benefits that were provided to executive vice president level officers of the Company under the terms of the employment agreements which were in effect prior to October 2014.

              Based on the advice of Exequity, we believe that our severance plans are competitive with typical practices and that they provide appropriate levels of compensation and terms and conditions related to executive separations. Further, we believe that these arrangements are an important component of our compensation packages in terms of attracting and retaining top caliber talent in senior leadership roles and in defining terms and conditions of executive separation events. See "Potential Payments upon Termination or Change in Control" below for a discussion and estimate of the potential compensation and benefits provided pursuant to these arrangements.

              Retirement Benefits.    The Company maintains a tax qualified 401(k) benefit and an excess 401(k) cash direct and cash match program for management and administrative employees, including the named executive officers. We believe these benefits encourage retention and are part of delivering an overall competitive pay package necessary to recruit and retain talented executives.

              Perquisites.    We offer our named executive officers certain perquisites that we believe are generally consistent with those provided to executives at similar levels at companies within the airline industry and general industry groups. We believe that providing certain benefits to our executives, rather than cash, enhances retention, results in a cost savings to the Company, and strengthens our relationships with our executives. For example, travel privileges on United flights provide our executives and non-management directors the opportunity to become familiar with our network, product and locations and to interact with customers and employees. The incremental cost to the Company of providing such flight benefits is minimal, while we believe the value of these benefits to the named executive officers is perceived by them to be high. Other benefits are primarily linked to maintaining the health of our executives and to financial and tax planning and assistance. Please refer to "2017 Summary Compensation Table" and the footnotes thereto for additional information regarding perquisites.

Other Executive Compensation Matters

              Recoupment of Earned Awards/"Claw-back" Policy.    In February 2018, the Committee adopted an enhanced claw-back policy applicable to annual and long-term incentive compensation of covered executives upon specified triggering events. The revised claw-back policy provides the Committee with discretion to require the return, repayment or forfeiture of any annual or long-term incentive compensation payment or award to a covered executive if the Committee determines that a covered executive engaged in misconduct that resulted in a material violation of (i) federal or state law that caused a material adverse impact to the Company's financial statements or reputation or (ii) the Company's Code of Ethics and Business Conduct that caused a material adverse impact to the Company's financial statements or reputation. All of our NEOs, as well as any other "executive officer" as defined under Rule 3b-7 under the Exchange Act are covered by the enhanced claw-back policy. The policy includes a three-year look back period from the time of a triggering event. In addition, all of our annual and long-term incentive award programs include claw-back provisions requiring the return of incentive payments in financial restatement situations to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any SEC rule.

              Stock Ownership Guidelines.    The Committee has approved stock ownership guidelines for our officers. The guidelines encourage our officers, including each of the named executive officers, to hold shares of Common Stock or equity-based awards with a fair market value that equals or exceeds a multiple of the executive's base salary. In February 2017, the Committee made adjustments to the guidelines. Currently, the CEO level stock ownership target is six times base salary, the President level stock ownership guideline is four times base salary, the EVP level stock ownership target is three times base salary, the SVP stock ownership target is two times base salary, and the VP stock ownership target is one times base salary. For purposes of determining whether an officer satisfies the revised stock ownership guidelines, restricted shares and stock-settled RSUs are included in total stock holdings, while cash-settled RSUs do not count toward the total stock holdings. A newly hired or promoted officer has five years to achieve the stock ownership targets set forth in the guidelines. The Committee reviews equity ownership at least annually. Once an officer is determined to be in compliance with the stock ownership guidelines, he or she will be considered to be in compliance until such time as he or she sells or otherwise disposes of any his or her shares of Common Stock. Following any such sale or disposition, the Committee will reevaluate the officer's compliance with the stock ownership guidelines at the next annual evaluation date. If an officer has not achieved the target ownership level, then the officer is required to hold 50% of the net restricted shares or RSUs issued upon vesting until the officer achieves the target ownership level. As of April 1, 2018, all of our named executives officers are in compliance with the guidelines. We also maintain stock ownership guidelines that apply to our non-employee directors, which are described below in "2017 Director Compensation."

              Securities Trading Policy.    Our securities trading policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers and directors. Our securities trading policy prohibits pledging and hedging Company securities by our officers and directors.

              Tax Matters.    Section 162(m) of the Code provides that annual compensation in excess of $1,000,000 paid to the CEO or certain of the Company's other executive officers will not be deductible by a publicly held corporation for federal income tax purposes. Historically, there was an exception to this annual deduction limit for compensation meeting the definition of "performance-based compensation" under Section 162(m) of the Code. With the enactment of tax reform in December 2017, the performance-based compensation exception under Section 162(m) of the Code has been repealed, except with respect to certain grandfathered arrangements. The Committee considers the anticipated tax treatment to the Company when determining executive compensation and, historically, has sought to structure its executive compensation program in a way that preserved the deductibility of compensation payments and benefits, subject to the satisfaction of other applicable regulatory requirements. It should be noted, however, that tax deductibility is one of many factors considered by the Committee in determining executive compensation and the Committee maintains the flexibility to compensate the named executive officers in a manner it deems appropriate to attract, retain, and motivate highly-qualified executives officers.

              Consistent with historic practice and the travel policies at other airlines, the Company provides tax indemnification on the travel benefits provided to active and certain former officers. The Company has eliminated tax indemnification for post-separation perquisites provided to officers who were not officers as of the date the policy was adopted. The tax indemnification provided to each of the named executive officers is subject to an annual limit.

Compensation Committee Report

              We have reviewed and discussed the CD&A with management. Based on such review and discussions, we recommended to the Board that the CD&A be included in this proxy statement and the 2017 Form 10-K.

Respectfully submitted, James A. C. Kennedy, Chairman Walter Isaacson William R. Nuti Edward L. Shapiro James M. Whitehurst

2017 Summary Compensation Table

              The following table provides information regarding the Company's principal executive officer (Mr. Munoz), principal financial officer (Mr. Levy), and the three other most highly compensated executive officers in 2017 who were serving at year-end (Messrs. Kirby, Nocella and Hart), determined in accordance with applicable SEC disclosure rules. The table provides information for 2017 and, to the extent required by applicable SEC disclosure rules, 2016 and 2015.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value ($)	All Other Compensation ($)(6)	Total ($)
Oscar Munoz	2017	1,250,000	—	7,838,135	—	—	—	472,999	9,561,134
Chief Executive	2016	1,193,909	—	13,776,729	—	3,374,334	—	375,576	18,720,548
Officer	2015	261,218	5,200,000	124,493	—	—	—	209,748	5,795,459
Andrew Levy	2017	675,000	—	1,687,981	—	668,210	—	288,923	3,320,114
Executive Vice	2016	243,750	—	545,222	1,382,880	313,262	—	126,677	2,611,791
President and
Chief Financial
Officer
J. Scott Kirby	2017	875,000	—	4,082,366	—	928,069	—	222,183	6,107,618
President	2016	301,763	—	1,251,913	5,000,019	528,750	—	80,570	7,163,015
Andrew Nocella	2017	525,641	4,100,000	2,981,373	—	711,536	—	161,351	8,479,901
Executive Vice
President and Chief
Commercial Officer
Brett J. Hart	2017	747,500	—	2,487,539	750,007	1,064,817	—	160,009	5,209,872
Executive Vice	2016	715,000	740,909	2,052,978	—	1,170,319	—	182,120	4,861,326
President, Chief	2015	715,000	246,154	1,044,692	—	1,472,900	—	182,387	3,661,133
Administrative
Officer and
General Counsel

(1)
The named executive officers joined the Company effective as of the following dates: Mr. Munoz—September 8, 2015; Mr. Levy—August 22, 2016; Mr. Kirby—August 29, 2016; Mr. Nocella—February 27, 2017; and Mr. Hart—December 15, 2010.

(2)
The amount shown for Mr. Nocella represents a sign-on cash payment in consideration of awards forfeited at his prior employer. This sign-on cash payment is subject to 100% repayment if Mr. Nocella separates within one year and 50% repayment if he separates after one year but before two years of service with the Company. This repayment obligation does not apply upon termination without cause, death or disability.

(3)
For each named executive officer, the amount shown includes the grant date fair value of 2017 long-term incentive awards determined in accordance with ASC Topic 718.

For Mr. Nocella, the amount also includes the equity portion of his sign-on award granted as time-vested and stock-settled RSUs ($2,000,039). For Mr. Hart, the amount also includes one-half of the special award granted in June 2017 as time-vested and stock-settled RSUs ($750,005). The remaining half of Mr. Hart's special award was granted as stock options (see footnote 4). For further information on these 2017 special awards, see footnote 5 to the Grants of Plan-Based Awards for 2017 table.

Restricted Stock Unit Awards.    For the time-vested RSU awards, the amount was calculated by multiplying the number of RSUs awarded by the closing price per share of Common Stock on the date of grant. See the footnotes to the Grants of Plan-Based Awards for 2017 table below for the applicable share prices on the date of grant.

    Performance-Based RSUs.    One-half of the Company's 2017 long-term incentives target value was structured as Performance-Based RSUs with performance based on the Company's pre-tax margin improvement as compared with an industry peer group. In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance condition for those awards at the date of grant. In accordance with ASC Topic 718, the grant date fair value of the relative pre-tax margin Performance-Based RSUs represents the entry value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the date of grant.

    The following table reflects the aggregate grant date fair value of the 2017 Performance-Based RSUs if they were to vest at the maximum or "stretch" level, using the average closing price per share of Common Stock for the 20 trading days immediately preceding the applicable date of grant (as referenced in the table below).

	Grant Date	20-day Average Closing Share Price as of the Applicable Date of Grant ($/Sh)	Pre-tax Margin Performance-Based RSUs Maximum Value ($)
Oscar Munoz	2/23/17	73.51	10,352,266
Andrew Levy	2/23/17	73.51	2,229,411
J. Scott Kirby	2/23/17	73.51	5,391,811
Andrew Nocella	2/27/17	73.54	1,288,127
Brett J. Hart	2/23/17	73.51	2,114,883
Brett J. Hart	6/14/17	79.49	184,576
(4)
Amount represents a grant of stock options to Mr. Hart that was made under the Company's 2017 Incentive Compensation Plan. This award represents one-half of the special award granted in June 2017 and the remaining half was granted as time-vested and stock-settled RSUs (see footnote 3). The amounts reported are based on the aggregate grant date fair value computed in accordance with ASC Topic 718. See Note 5—Share-Based Compensation Plans of the Combined Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the 2017 Form 10-K for a discussion of the relevant assumptions used in calculating the amounts reported for 2017. For further information on this 2017 special award, see footnote 5 to the Grants of Plan-Based Awards for 2017 table.

(5)
Amounts reported for 2017 represent amounts earned under the Company's Annual Incentive Program. The Committee committed to 2017 compensation program adjustments to directly and meaningfully tie incentive opportunities to our progress in improving the customer experience and in the implementation of necessary changes in support of this goal. Our 2017 Company performance resulted in achievement at 141.42% of the total target opportunity level, with actual payouts reduced based on the Committee's exercise of negative discretion and application of the individual performance modifier under the 2017 AIP design. See "2017 Compensation Components—Annual Incentive Awards" for further information regarding the 2017 AIP.

(6)
The following table provides details regarding amounts disclosed in the "All Other Compensation" column for 2017:

Name	Insurance Premiums Paid by Company ($)(a)	401(k) Company Contributions ($)(b)	401(k) Cash Direct and Cash Match Program ($)(b)	Perquisites and Other Benefits ($)(c)	Tax Indemnification ($)(d)	Total ($)
Oscar Munoz	13,850	17,550	283,032	108,240	50,327	472,999
Andrew Levy	3,525	16,875	44,891	147,732	75,900	288,923
J. Scott Kirby	5,921	16,875	70,859	57,355	71,173	222,183
Andrew Nocella	2,723	16,875	15,978	85,130	40,645	161,351
Brett J. Hart	3,732	17,550	107,108	21,840	9,779	160,009

(a)
Represents premiums paid by the Company for supplemental life insurance provided to the named executive officers.

(b)
Amounts shown represent Company contributions to the 401(k) plan. The 401(k) cash direct and cash match program provides cash payments equivalent to direct and matching contributions that could not be made to the applicable 401(k) plan as a result of contribution limits imposed under the Code.

(c)
For each named executive officer, this column includes the Company's incremental cost of providing the named executive officer with air travel on flights operated by any UAL subsidiary or operated as "United Express" and reserved parking in Chicago at the Company's headquarters. The named executive officers also have access to certain other travel-related benefits with no incremental cost to the Company, such as access to our United Club facilities and status in our Mileage Plus programs for the executives and their immediate family members, complimentary car rentals provided by certain travel partners, and flight privileges on certain other air carriers. In connection with the Company's sponsorship of certain events and partnerships with various organizations and venues, certain perquisites that have no additional aggregate incremental cost to the Company, including tickets, memberships and parking access, are made available to the CEO and in certain circumstances other officers of the Company. Officers of the Company also are eligible to purchase on a voluntary basis group excess liability or "umbrella" insurance. The cost of this coverage may be lower than comparable individual coverage because group rates are typically lower than individual rates. The Company has no interest in these policies and does not subsidize the cost or make any other payment with respect to such coverage. During 2017, each of the named executive officers purchased such supplemental coverage.

The amount shown for Mr. Munoz includes car services ($26,270), financial planning and tax services, an executive physical, health club membership fees, relocation benefits ($34,277) and parking in Chicago. The amount shown for Mr. Levy includes relocation benefits ($113,547), an executive physical, financial planning and tax services, health club membership fees and parking in Chicago. The amount shown for Mr. Kirby includes relocation benefits ($32,728), health club membership fees, financial planning and tax services and parking in Chicago. The amount shown for Mr. Hart includes health club membership fees, financial planning and tax services, an executive physical and parking in Chicago. The amount shown for Mr. Nocella includes relocation benefits ($74,802), health club membership fees, financial planning and tax services and parking in Chicago. The cost of the financial planning and tax services, relocation benefits, and car services is the amount paid by the Company to the service provider or through reimbursement to the officer.

(d)
In each case, this amount includes taxes paid on behalf of the named executive officer with respect to air travel on flights operated by any UAL subsidiary or operated as "United Express." The amounts for Messrs. Munoz, Levy, Kirby, and Nocella also include tax reimbursements related to relocation benefits.

Grants of Plan-Based Awards for 2017

              The following table sets forth information regarding awards granted during 2017 to our named executive officers. The 2017 annual incentive awards were granted pursuant to our Annual Incentive Program which was implemented under our Incentive Plan 2010. The relative pre-tax margin Performance-Based RSUs granted prior to our 2017 annual stockholder meeting held on May 24, 2017 were granted pursuant to our Performance-Based RSU Program implemented under our 2008 Incentive Compensation Plan. The relative pre-tax margin Performance-Based RSUs granted after the 2017 annual meeting were granted pursuant to our Performance-Based RSU Program implemented under our 2017 Incentive Compensation Plan. Similarly, time-vested RSU awards and stock option awards made prior to the 2017 annual meeting were granted pursuant to our 2008 Incentive Compensation Plan while those awards granted after the annual meeting were granted pursuant to our 2017 Incentive Compensation Plan.

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(6)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Oscar Munoz	2/23/17(1)	2/23/17	1,250,000	2,500,000	7,500,000	—	—	—	—	—	—	—
	2/23/17(2)	2/23/17	—	—	—	35,207	70,414	140,828	—	—	—	2,588,067
	2/23/17(3)	2/23/17	—	—	—	—	—	—	70,414	—	—	5,250,068
Andrew Levy	2/23/17(1)	2/23/17	337,500	675,000	2,025,000	—	—	—	—	—	—	—
	2/23/17(2)	2/23/17	—	—	—	7,582	15,164	30,328	—	—	—	557,353
	2/23/17(3)	2/23/17	—	—	—	—	—	—	15,164	—	—	1,130,628
J. Scott Kirby	2/23/17(1)	2/23/17	546,875	1,093,750	3,281,250	—	—	—	—	—	—	—
	2/23/17(2)	2/23/17	—	—	—	18,337	36,674	73,348	—	—	—	1,347,953
	2/23/17(3)	2/23/17	—	—	—	—	—	—	36,674	—	—	2,734,413
Andrew Nocella	2/27/17(1)	2/06/17	279,521	559,041	1,677,123	—	—	—	—	—	—	—
	2/27/17(2)	2/06/17	—	—	—	4,379	8,758	17,516	—	—	—	322,032
	2/27/17(3)	2/06/17	—	—	—	—	—	—	8,758	—	—	659,302
	2/27/17(4)	2/06/17	—	—	—	—	—	—	26,568	—	—	2,000,039
Brett J. Hart	2/23/17(1)	2/23/17	410,750	821,500	2,464,500	—	—	—	—	—	—	—
	6/14/17(1)(5)	6/14/17				—	—	—	—	—	—	—
	2/23/17(2)	2/23/17	—	—	—	7,193	14,385	28,770	—	—	—	528,757
	2/23/17(3)	2/23/17	—	—	—	—	—	—	14,385	—	—	1,072,546
	6/14/17(2)(5)	6/14/17	—	—	—	581	1,161	2,322	—	—	—	46,184
	6/14/17(3)(5)	6/14/17	—	—	—	—	—	—	1,161	—	—	90,047
	6/14/17(5)	6/14/17	—	—	—	—	—	—	9,670	—	—	750,005
	6/14/17(5)	6/14/17	—	—	—	—	—	—	—	21,521	77.56	750,007

(1)
Represents 2017 award opportunities granted under the Company's Annual Incentive Program. The annual incentive award amounts paid to the named executive officers are included in the "Non-Equity Incentive Plan Compensation" column in the 2017 Summary Compensation Table. The maximum opportunity under the 2017 Annual Incentive Program is 300% of the target level. This maximum includes both the stretch level Company performance opportunity of 200% plus application of the maximum potential individual performance modifier of up to 150%. The amounts are calculated based on base salary earned during the year and therefore represents a pro-rated amount for Mr. Nocella. The amount shown for Mr. Hart reflects the AIP opportunity, calculated in accordance with the AIP design based on the salary increase approved by the Committee in June 2017. See footnote 5 below.

(2)
Represents award opportunities for relative pre-tax margin Performance-Based RSUs. These awards will be settled in cash in the first quarter of 2020 and payment will depend on the Company's improvement in cumulative pre-tax margin performance compared to an industry peer group over the period January 1, 2017 through December 31, 2019.

(3)
Represents stock-settled RSUs that are scheduled to vest in one-third increments on February 28, 2018, 2019 and 2020.

(4)
This represents the equity portion of the sign-on award granted to Mr. Nocella in the form of stock-settled RSUs that vest in one-third increments on February 27, 2018, 2019 and 2020.

(5)
On June 14, 2017, the Committee approved a compensation adjustment for Mr. Hart in consideration of his expanded duties as Chief Administrative Officer. The revised pay package included an increased base salary and a special award for increased responsibilities and performance and in the context of the external market benchmarking analysis. His annual base salary rate was increased by $60,000 and he was granted an additional $180,000 in incremental long-term incentive awards, equally divided between the pre-tax margin Performance-Based RSUs and stock-settled RSUs. In addition, Mr. Hart received a $1.5 million special award equally divided between stock-settled, time-vested RSUs and stock options. The RSUs vest in one-third increments on the third, fourth and fifth anniversaries of the grant date and the stock options have a 10 year term and vest in one-third increments on the third, fourth and fifth anniversaries of the grant date.

(6)
Represents the grant date fair value of time-vested RSU awards, Performance-Based RSU awards, and stock option awards determined in accordance with ASC Topic 718.

For the time-vested RSUs that are settled in stock, the amount was calculated by multiplying the number of RSUs awarded by the closing price per share of Common Stock on the date of grant. The per share prices applicable for the awards set forth in the table are as follows: February 23, 2017—$74.56; February 27, 2017—$75.28; and June 14, 2017—$77.56.

In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance condition for those awards at the date of grant. In accordance with ASC Topic 718, the grant date fair value of the relative pre-tax margin Performance-Based RSUs represents the entry value of the awards based on probable satisfaction of the required performance condition as of the grant date. For the Performance-Based RSUs, which are settled in cash, the grant date fair value is calculated based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the date of grant. The applicable average per share prices applicable for the awards set forth in the table are as follows: February 23, 2017—$73.51; February 27, 2017—$73.54; and June 14, 2017—$79.49.

The amounts reported for the 2017 stock option grants are based on the aggregate grant date fair value computed in accordance with ASC Topic 718. See Note 5—Share-Based Compensation Plans of the Combined Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the 2017 Form 10-K for a discussion of the relevant assumptions used in calculating the amounts reported for 2017.

Narrative to 2017 Summary Compensation Table and Grants of Plan-Based Awards for 2017 Table

              The following is a description of material factors necessary to understand the information disclosed in the 2017 Summary Compensation Table and the Grants of Plan-Based Awards for 2017 table.

              Employment Agreement with Mr. Munoz.    On December 31, 2015, Mr. Munoz, the Company and United Airlines entered into an employment agreement memorializing the terms of Mr. Munoz's employment with the Company and United Airlines. The employment agreement has a term of five years from its effective date of September 8, 2015. Pursuant to the employment agreement, Mr. Munoz receives an initial base salary of $1,250,000 per year. Beginning in 2016, Mr. Munoz became eligible to participate in the Company's annual cash bonus program, with a target annual bonus not less than 200% of his annual base salary. Also beginning in 2016, Mr. Munoz became eligible to receive an annual long-term incentive award with a grant date value of at least $10.5 million, to be delivered through vehicles and designs that are generally consistent with those awarded to the Company's other senior executive officers in each year.

    2017 Incentive Compensation Awards

              The individual target level opportunities under the 2017 annual and long-term incentive compensation awards were expressed as a percentage of the executives' base salary earned during the year.

              Annual Incentive Awards.    As discussed in the CD&A, during 2017, each of the named executive officers participated in the AIP, an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. The 2017 AIP award opportunities were as follows: entry—50% of targeted value; target—100% of targeted value; and stretch—200% of targeted value. In addition, the 2017 awards include an "individual performance modifier" of between 0-150%. The combined 2017 performance relating to pre-tax income, operational goals and strategic initiatives resulted in achievement of 141.42% of the total target opportunity level under the AIP. As discussed in the CD&A under "2017 Compensation Components—2017 Annual Incentive Awards," the Committee retained negative discretion to adjust AIP payouts to reflect other factors deemed relevant by the Committee in assessing 2017 performance. At Mr. Munoz's suggestion, and in connection with Company performance and discussions related to the exercise of negative discretion, no payment was made to Mr. Munoz under the 2017 AIP award. With respect to the other named executive officers, the Committee exercised negative discretion to reduce payouts to each of the named executive officers, with the reduction ranging from 20% to 30% of the calculated AIP payout. In addition, under the AIP design, the Committee retained discretion to further adjust the AIP payouts through the application of the individual performance modifier and the Committee applied individual performance modifiers ranging from 90% to 115% for the named executive officers. Payments under the AIP are included in the 2017 Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." Please see "2017 Compensation Components—2017 Annual Incentive Awards" in the CD&A above for further information regarding the operation of the AIP.

              Long-Term Incentive Awards.    As discussed in the CD&A, the 2017 targeted annual long-term incentive opportunity for each of the named executive officers was divided equally between the following long-term incentive awards:

  •
  Performance-Based RSU awards based on pre-tax margin improvement relative to industry peers (cash-settled); and

  •
  RSUs vesting over a three year period (stock-settled).

              The Performance-Based RSUs have a three-year performance period ending December 31, 2019 and stock-settled RSUs vest in one-third increments over a three year period. Please see "2017 Compensation Components—2017 Long-Term Incentive Awards" in the CD&A above for further information regarding the long-term incentive awards, including the establishment of the 2017 opportunity levels and the applicable performance measures.

              Performance-Based RSUs.    For 2017, the Committee granted pre-tax margin Performance-Based RSU awards with performance based on the Company's cumulative improvement in pre-tax margin for the January 1, 2017 through December 31, 2019 performance period versus an industry peer group and as compared to 2016 pre-tax margin results. Subject to achievement of the specified performance conditions, the Performance-Based RSUs are cash-settled based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the end of the performance period. Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events.

              Restricted Stock Unit Awards.    The other one-half of the 2017 long-term incentive opportunity was delivered in the form of time-vested RSU awards. These awards vest in one-third increments on February 28, 2018, 2019 and 2020, subject to continued employment through each vesting date. The 2017 RSUs vest in full upon the holder's death or disability. Upon retirement, the RSUs vest on a pro-rata basis with respect to the portion of the award scheduled to vest on the next vesting date. The holder of RSUs will be eligible to receive any dividends or other distributions paid or distributed with respect to the shares subject to such RSUs at the time the RSUs vest, if at all. In consideration of the 2017 RSU awards, the award agreements include restrictive covenants, including post-separation obligations related to confidentiality, non-competition and non-solicitation.

    2017 Special Compensation Components

              Messrs. Nocella and Hart each received special awards during 2017 as described below.

              Mr. Nocella.    On February 6, 2017, the Committee met to consider and approve the compensation package for Mr. Nocella in connection with his joining the Company. In addition to reviewing and approving his target compensation level, the Committee approved a sign-on award for Mr. Nocella in consideration of awards of comparable value that he forfeited at his prior employer when he joined the Company. The sign-on award consisted of (i) a $4.1 million cash payment and (ii) an award of $2 million in stock-settled RSUs that vest in one-third increments over a three year period on the anniversary of his start date (February 27, 2018, 2019 and 2020). The cash portion of the sign-on award is included in the Bonus column of the 2017 Summary Compensation Table and the equity portion of the award is included in the Stock Awards column of such table.

              Mr. Hart.    On June 14, 2017, the Committee approved a compensation adjustment for Mr. Hart in consideration of his expanded duties as Chief Administrative Officer. The revised pay package included an increased base salary and related adjustments to his long-term incentives and special equity awards. His annual base salary rate was increased by $60,000 and he was granted an additional $180,000 in incremental long-term incentive awards, equally divided between the pre-tax margin Performance-Based RSUs and stock-settled and time-vested RSUs. In addition, Mr. Hart received a $1.5 million special award equally divided between stock-settled and time-vested RSUs and stock options. The RSUs vest in one-third increments on the third, fourth and fifth anniversaries of the grant date and the stock options have a 10 year term and vest in one-third increments on the third, fourth and fifth anniversaries of the grant date. The long-term incentives and the special RSU award are included in the Stock Awards column and the stock options are included in the Option Awards column of the 2017 Summary Compensation Table.

Outstanding Equity Awards at 2017 Fiscal Year-End

              The following table presents information regarding the outstanding equity awards held by each named executive officer as of December 31, 2017. In accordance with SEC reporting requirements, if performance through 2017 has exceeded the entry level, then the year-end number of Performance-Based RSUs that have not vested and the related payout value shown in the table below is based on achieving the next higher performance measure that exceeds the performance achieved through the 2017 fiscal year. The final determination of the payout value of each award will be made based upon the achievement of the specified performance conditions and the value of the Common Stock at the time of vesting.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Oscar Munoz	7,875(1)	—	11.87	6/12/18	—	—	—	—
	7,875(1)	—	8.79	6/10/19	—	—	—	—
	—	—	—	—	89,574(2)	6,037,288(5)	—	—
	—	—	—	—	45,716(3)	3,081,258(5)	—	—
	—	—	—	—	70,414(4)	4,745,904(5)	—	—
	—	—	—	—	—	—	34,287(6)	2,310,944(9)
	—	—	—	—	—	—	68,574(7)	4,621,888(9)
	—	—	—	—	—	—	35,207(8)	2,372,952(9)
Andrew Levy	28,666(10)	57,334(10)	46.95	8/22/23	—	—	—	—
	—	—	—	—	3,861(3)	260,231(5)	—	—
	—	—	—	—	15,164(4)	1,022,054(5)	—	—
	—	—	—	—	—	—	2,896(6)	195,190(9)
	—	—	—	—	—	—	5,791(7)	390,313(9)
	—	—	—	—	—	—	7,582(8)	511,027(9)
J. Scott Kirby	—	159,321(11)	58.69	8/29/26	—	—	—	—
	52,826	105,653(11)	58.69	8/29/23	—	—	—	—
	—	—	—	—	8,865(3)	597,501(5)	—	—
	—	—	—	—	36,674(4)	2,471,828(5)	—	—
	—	—	—	—	—	—	6,649(6)	448,143(9)
	—	—	—	—	—	—	13,297(7)	896,218(9)
	—	—	—	—	—	—	18,337(8)	1,235,914(9)
Andrew Nocella	—	—	—	—	8,758(4)	590,289(5)	—	—
	—	—	—	—	—	—	4,379(8)	295,145(9)
	—	—	—	—	26,568(12)	1,790,683(5)	—	—
Brett J. Hart	—	21,521(13)	77.56	6/14/27	—	—	—	—
	—	—	—	—	2,561(14)	172,611(5)	—	—
	—	—	—	—	7,190(3)	484,606(5)	—	—
	—	—	—	—	11,114(15)	749,084(5)	—	—
	—	—	—	—	15,546(4)	1,047,800(5)	—	—
	—	—	—	—	9,670(16)	651,758(5)	—	—
	—	—	—	—	—	—	5,393(6)	363,488(9)
	—	—	—	—	—	—	10,785(7)	726,909(9)
	—	—	—	—	—	—	7,774(8)	523,968(9)

(1)
The outstanding option awards held by Mr. Munoz at December 31, 2017 were granted to him in connection with his prior service as a non-employee director of Continental.

(2)
Represents restricted shares granted on February 17, 2016 to Mr. Munoz under the terms of his employment agreement in consideration of his commencement of employment, and in part to compensate him for incentive and equity compensation forfeited at his prior employer. The award vests in one-third increments on February 17, 2017, 2018 and 2019, subject to continued employment through each vesting date.

(3)
Represents restricted shares granted in 2016 which vest in one-third increments on February 28, 2017, 2018 and 2019, subject to continued employment through each vesting date. This award represents one-third of the 2016 annual long-term incentives total target opportunity.

(4)
Represents RSUs granted in 2017 which vest in one-third increments on February 28, 2018, 2019 and 2020, subject to continued employment through each vesting date. This award represents one-half of the 2017 annual long-term incentives total target opportunity.

(5)
The market value shown in the table was calculated based on the number of restricted shares or RSUs held as of December 31, 2017 multiplied by the closing price per share of Common Stock on December 29, 2017 ($67.40).

(6)
Represents relative pre-tax margin improvement Performance-Based RSU awards granted in 2016 assuming that the awards achieve the entry level of performance. Vesting of these awards is subject to achievement of specified performance conditions over the January 1, 2016 through December 31, 2018 performance period. This award represents one-third of the 2016 annual long-term incentives total target opportunity.

(7)
Represents ROIC Performance-Based RSU awards granted in 2016 assuming that the awards achieve the target level of performance. Vesting of these awards is subject to achievement of specified performance conditions over the January 1, 2016 through December 31, 2018 performance period. This award represents one-third of the 2016 annual long-term incentives total target opportunity.

(8)
Represents relative pre-tax margin improvement Performance-Based RSU awards granted in 2017 assuming that the awards achieve the entry level of performance. Vesting of these awards is subject to achievement of specified performance conditions over the January 1, 2017 through December 31, 2019 performance period. This award represents one-half of the 2017 annual long-term incentives total target opportunity.

(9)
The market value of the unvested Performance-Based RSUs shown in the table was calculated based on the number of unvested RSUs as of December 31, 2017 that represent the level of performance as reflected in footnotes 6, 7, and 8 to this table, multiplied by the closing price per share of Common Stock on December 29, 2017 ($67.40). Subject to achievement of the specified performance conditions, the Performance-Based RSUs are cash-settled based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the end of the performance period. Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events.

(10)
Represents a sign-on stock option award granted to Mr. Levy that vests in one-third increments on August 22, 2017, 2018 and 2019.

(11)
In connection with joining the Company, Mr. Kirby received a sign-on transition award consisting of premium-priced stock options (with an exercise price that was set at 25% higher than the closing stock price on the date of grant). The options are split into two awards, one with a seven-year term ending August 29, 2023 that vests in one-third increments on August 29, 2017, 2018 and 2019, and one with a ten-year term ending August 29, 2026 that vests in one-third increments on August 29, 2020, 2021 and 2022.

(12)
Represents a time-vested RSU award (stock-settled) granted to Mr. Nocella as a sign-on award that vests in one-third increments on February 27, 2018, 2019 and 2020.

(13)
Represents a special stock option award granted to Mr. Hart on June 14, 2017 that vests in one-third increments over the third, fourth and fifth anniversary of the date of grant (June 14, 2020, 2021 and 2022).

(14)
Represents the remaining one-third of restricted shares granted on February 18, 2015, which vested on February 28, 2018.

(15)
Represents the remaining restricted shares granted on May 5, 2016 to Mr. Hart under the terms of a performance award. The shares vested in equal installments on January 1, 2017 and 2018.

(16)
Represents a special RSU award granted to Mr. Hart on June 14, 2017 that vests in one-third increments over the third, fourth and fifth anniversary of the date of grant (June 14, 2020, 2021 and 2022).

Option Exercises and Stock Vested for 2017

              The following table presents information regarding option exercises and the vesting of restricted share and RSU awards during 2017.

	Option Awards	Option Awards	Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Units Vesting (#)	Value Realized on Vesting ($)
Oscar Munoz	5,250(1)	232,575(1)	—	—
	—	—	44,787(2)	3,402,021(2)
			22,858(3)	1,693,549(3)
Andrew Levy	—	—	1,930(3)	142,994(3)
J. Scott Kirby	—	—	4,432(3)	328,367(3)
Andrew Nocella	—	—	—	—
Brett J. Hart	—	—	9,827(4)	728,082(4)
	—	—	11,114(5)	808,099(5)
	—	—	15,362(6)	993,153(6)
	—	—	8,726(7)	564,136(7)

(1)
Mr. Munoz is the only named executive officer with stock option exercises during 2017 and all of such awards were granted to him as director compensation for his service as a member of the Board prior to his appointment in 2015 as President and CEO.

(2)
Represents the vesting on February 17, 2017 of one-third of the restricted shares granted on February 17, 2016 and valued based on the closing price per share of Common Stock on the vesting date ($75.96). The restricted shares were granted to Mr. Munoz under the terms of his employment agreement in consideration of his commencement of employment, and in part to compensate him for incentive and equity compensation forfeited at his prior employer. The award vests in one-third increments on February 17, 2017, 2018 and 2019, subject to continued employment through each vesting date.

(3)
Represents the vesting on February 28, 2017 of one-third of the restricted shares granted in 2016 and valued based on the closing price per share of Common Stock on the vesting date ($74.09).

(4)
Represents the vesting on February 28, 2017 of one-third of the restricted shares granted in 2014, 2015 and 2016 and valued based on the closing price per share of Common Stock on the vesting date ($74.09).

(5)
Represents the vesting on January 1, 2017 of restricted shares granted on May 5, 2016 to Mr. Hart under the terms of a performance award and valued based on the closing price per share of Common Stock on the vesting date ($72.71). The remaining shares vested on January 1, 2018.

(6)
Represents Performance-Based RSU awards granted in 2015 that vested in connection with the Company's achievement of ROIC performance goals over the three-year performance period January 1, 2015 through December 31, 2017. The 2015 ROIC Performance-Based RSU awards were settled in cash in the first quarter of 2018 upon certification by the Committee that the Company achieved the stretch level of performance. The RSUs were settled based on the 20-day average closing price prior to the December 31, 2017 vesting date ($64.65 per unit).

(7)
Represents Performance-Based RSU awards granted in 2015 that vested in connection with the Company's achievement of improvement in pre-tax margin performance relative to industry peers over the three-year performance period January 1, 2015 through December 31, 2017. The 2015 pre-tax margin Performance-Based RSU awards were settled in cash in the first quarter of 2018 upon certification by the Committee that the Company achieved between the target and stretch levels of performance. The RSUs were settled based on the 20-day average closing price prior to the December 31, 2017 vesting date ($64.65 per unit).

Potential Payments upon Termination or Change in Control

              This section quantifies and describes potential payments that may be made to Messrs. Munoz, Levy, Kirby, Nocella and Hart and our potential costs associated with providing them certain additional benefits that would be provided at, following, or in connection with certain terminations of employment or upon a change in control of the Company assuming that such event had occurred on December 31, 2017.

              This section does not quantify or include a description of payments with respect to awards that already were earned or vested as of December 31, 2017. For each of the named executive officers, that includes the 2017 Annual Incentive Program awards. See the Non-Equity Incentive Plan Compensation column of the 2017 Summary Compensation Table and the footnote thereto for information regarding the amounts paid under the 2017 AIP awards. See the "Outstanding Equity Awards at 2017 Fiscal Year-End" table above for a summary of the outstanding awards held by the named executive officers as of December 31, 2017. With respect to Mr. Hart, his vested awards at year-end also included long-term incentive awards granted in 2015 for the January 1, 2015 through December 31, 2017 performance period, including Performance-Based RSU awards for both the ROIC performance metric and the relative pre-tax margin performance metric. See the "Option Exercises and Stock Vested for 2017" table and the footnotes thereto for information regarding amounts paid to Mr. Hart under these awards.

Termination Benefits of Mr. Munoz

              At December 31, 2017, Mr. Munoz was eligible for termination benefits pursuant to the terms of his employment agreement. In the event that Mr. Munoz's employment is terminated without "cause" or if he resigns with "good reason," then Mr. Munoz will be entitled to certain payments and benefits, including the following: (i) a cash severance payment in the amount of $7.5 million (representing two times Mr. Munoz's base salary plus target bonus); (ii) full vesting of the initial equity award specified in the agreement (which award was granted in February 2016); (iii) pro-rata payment of Mr. Munoz's annual bonus for the year of termination based on actual achievement of performance targets; and (iv) continuation of Mr. Munoz's welfare benefits for two years. The Company's incentive awards also specify certain separation benefits and obligations. See "—Termination Due to Death or Disability," "—Involuntary Termination Without 'Cause' or Voluntary Termination for 'Good Reason'," and "—Change in Control" below for a description of the separation benefits available to Mr. Munoz under his outstanding incentive awards.

              Mr. Munoz is bound by certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter. Upon separation, Mr. Munoz retains lifetime flight benefits and a related tax indemnification, which benefits he retains from his service as a non-employee director of the Company. As of December 31, 2017, Mr. Munoz is not retirement eligible and a change in control would not impact his compensation. See "—Material Defined Terms" below for a discussion of "cause" and "good reason" definitions.

Estimate of Mr. Munoz's Potential Post-Employment Payments and Benefits at December 31, 2017
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)*	Change In Control With Qualifying Termination ($)
Cash Severance	—	—	—	7,500,000	—	7,500,000
Long-Term Incentives
Restricted Shares (2016)	—	3,081,258	3,081,258	—	—	3,081,258
Time-vested RSUs (2017)	—	4,745,904	4,745,904	—	—	4,745,904
ROIC Performance-Based RSUs (2016)	—	3,081,258	3,081,258	—	—	3,081,258
Pre-tax Margin Performance-Based RSUs (2016)	—	3,081,258	3,081,258	—	—	3,081,258
Pre-tax Margin Performance-Based RSUs (2017)	—	1,581,968	1,581,968	—	—	1,581,968
2016 Sign-on Equity Award—Restricted Shares	—	6,037,288	6,037,288	6,037,288	—	6,037,288
Continuation Coverage Benefits
Health and Welfare	—	—	—	37,615	—	37,615
Life Insurance	—	—	—	1,235	—	1,235
Perquisites
Outplacement Services	—	—	—	25,000	—	25,000
Flight Benefits	128,471	128,471	128,471	128,471	—	128,471
Tax Indemnification on Flight Benefits	429,814	429,814	429,814	429,814	—	429,814

*No benefits are triggered or changed upon a change in control without a qualifying termination event.

Termination Benefits under the Executive Severance Plans and Award Agreements

              As of December 31, 2016, Messrs. Levy, Kirby, Nocella and Hart were eligible for termination benefits pursuant to the Company's Executive Severance Plan. The Company's incentive awards also specify benefits and obligations under certain separation scenarios. Below is a narrative description of potential payments to our NEOs in connection with the following separation scenarios:

  •
  termination for "cause,"
  •
  resignation without "good reason,"
  •
  termination due to death or disability,
  •
  involuntary termination without "cause" or voluntary termination for "good reason," and
  •
  a change in control.

              A tabular summary of the estimated payments and benefits for each of these officers as of December 31, 2017 is set forth below the narrative descriptions of these scenarios. As of December 31, 2017, none of the NEOs was eligible to retire.

    Termination for "Cause"

              Upon a termination for "cause," our named executive officers are not entitled to any payments or benefits.

    Resignation without "Good Reason"

              Upon resignation without "good reason" (as defined in the Executive Severance Plan or, in the case of Mr. Munoz, his employment agreement) the only separation benefit provided to the NEOs would be lifetime flight benefits provided to Messrs. Munoz and Hart. All outstanding awards are forfeited and there are no post-separation continuation coverage benefits upon a voluntary resignation without "good reason."

  •
  Flight Benefits.  Upon any termination other than for "cause," flight benefits are provided for Messrs. Munoz and Hart for the remainder of the executive's lifetime, subject to an annual limit. The Company previously adopted a policy to eliminate tax indemnification for post-separation perquisites, however Mr. Munoz had grandfathered rights to post-separation tax reimbursements. Upon death, certain executive's survivors will receive a limited flight benefit. For purposes of the tables below this has not been separately valued and is shown for each executive at the same value as the other termination scenarios. Messrs. Levy, Kirby and Nocella were not eligible for lifetime flight benefits as of December 31, 2017, which benefits require five years of Company service.

    Termination Due to Death or Disability

              If a named executive officer terminated employment due to death or disability on December 31, 2017, in addition to applicable benefits as described above, he would have been entitled to the following benefits:

  •
  Relative Pre-tax Margin and ROIC Performance Awards.  Upon death or disability, the 2016 and 2017 pre-tax margin Performance-Based RSU awards and the 2016 ROIC Performance-Based RSU awards vest at the target level and are paid out immediately on a pro-rata basis. As an estimate of the payment to the NEOs in the termination tables set forth below, (i) two-thirds of the target opportunity under the 2016 awards has been included (not applicable to Mr. Nocella who joined the Company in 2017) and

    (ii) one-third of the target opportunity under the 2017 awards has been included.

    The estimated payout value of the 2016 and 2017 Performance-Based RSUs was determined based on the closing price per share of Common Stock on December 29, 2017 ($67.40). Vested pre-tax margin and ROIC Performance-Based RSUs will be settled based on the average closing price per share of Common Stock over the 20 trading days prior to the termination date. The pre-tax margin and ROIC Performance-Based RSU awards outstanding at December 31, 2017 are set forth in the Outstanding Equity Awards at 2017 Fiscal Year-End table.

  •
  Restricted Shares and Time-Vested RSUs.  The restricted share and time-vested RSU awards vest in full upon death or disability. The value of each restricted share and time vested RSU was estimated based on the closing price of a share of Common Stock on December 29, 2017 ($67.40 per share).

  •
  Stock Options.  Outstanding unvested stock options vest in full upon death or disability and remain exercisable for 12 months. Messrs. Levy, Kirby and Hart are the only named executive officers who held unvested stock options on December 31, 2017. The value of the acceleration of vesting of the unexercisable stock options was estimated based on the difference between the applicable option exercise price and the closing price of a share of Common Stock on December 29, 2017 ($67.40 per share).

  •
  Continuation Coverage Benefits.  In the case of death, the named executive officers' beneficiaries are entitled to receive proceeds of life insurance benefits equal to three times his base salary at the time of death. In the case of disability, the named executive officer is eligible to receive monthly benefits under the Company's applicable disability policies. There is no additional cost to the Company associated with payments under these policies and therefore no additional amounts are included in the tables with respect to these policies.

    Involuntary Termination Without "Cause" or Voluntary Termination for "Good Reason"

              If any of the named executive officers was terminated by the Company without "cause" or terminated voluntarily for "good reason" (as defined in the applicable severance plan) on December 31, 2017, in addition to the benefits described above (excepting disability benefits or life insurance payments and except as modified below), he would have been entitled to the following:

  •
  Cash Severance.  For Messrs. Levy, Kirby, Nocella and Hart, a cash severance payment equal to two times the sum of (i) his base salary (Levy—$675,000, Kirby—$875,000, Nocella—$625,000, and Hart—$775,000) and (ii) the applicable target bonus percentage under the annual incentive plan for the prior year (Levy—100%, Kirby—125%, Nocella—106%, and Hart—106% of base salary) multiplied by year-end base salary. To the extent permitted under Section 409A of the Code, the severance payment is made in one lump sum payment. If the severance payment is subject to a six-month delay, interest will be paid on the delayed payment.

  •
  Relative Pre-tax Margin and ROIC Performance Awards.  Each of the NEO's would forfeit these outstanding awards.

  •
  Restricted Share and Time-vested RSUs.  Outstanding restricted shares and time-vested RSUs granted under the long-term incentive program would be forfeited. The equity portion of the performance award granted to Mr. Hart in 2016 and, as noted above, the sign-on award granted to Mr. Munoz in 2016 would vest in full upon involuntary termination without cause or voluntary termination for good reason.

  •
  Stock Options.  The outstanding stock options would be forfeited.

  •
  Continuation Coverage Benefits.  The NEOs are eligible for continued coverage under the Company's welfare benefit plans for themselves and their eligible dependents at rates equivalent to those paid by similarly situated employees who continue in service, for 24 months following termination (until December 31, 2019) or, if earlier, until he receives similar benefits from a subsequent employer. The continued welfare benefits are subject to any Medicare or other coordination of benefits provisions under a particular welfare benefit plan. Each of the NEOs would also receive continued life insurance benefits for 24 months following termination.

  •
  Outplacement Services.   Outplacement consulting services are provided for 12 months following termination. The estimated cost set forth in the tables below is based on our current contracted rates and officer position.

"Change in Control"

              If a "change in control" of the Company occurred on December 31, 2017, except as noted below with respect to the special sign-on stock option awards granted to Messrs. Levy and Kirby, no payments or benefits are provided to the named executive officers unless there is also a qualifying termination of employment. These payments and benefits are generally similar to those provided upon a qualifying termination in the absence of a change in control. For purposes of the termination tables set forth below, "qualifying termination" includes involuntary termination without "cause," voluntary termination for "good reason," death, disability and attainment of retirement eligibility. However, the health and welfare benefits would be provided only upon involuntary termination without "cause" or voluntary termination for "good reason."

              The outstanding restricted share awards and time-vested RSU awards include a double-trigger with respect to a change in control, with vesting accelerated only if the holder terminates for "good reason" or upon a qualifying termination within two years of the change in control. The outstanding pre-tax margin and ROIC Performance-Based RSU awards also include double-trigger provisions. Pursuant to such awards, the performance goals would be deemed satisfied at the target level of performance. Payments would be subject to continued employment through the end of the performance period except in situations involving a qualifying termination event, death, or disability. A retirement eligible holder of Performance-Based RSUs would be eligible for annual pro-rata payment. Payments with respect to the 2016 Performance-Based RSU awards and the 2017 Performance-Based RSU awards would be made on a pro-rated basis upon a qualifying termination event, death or disability. The sign-on stock option awards granted to Messrs. Levy and Kirby would vest upon a change in control without a separate termination event.

              None of our named executive officers will be entitled to indemnification with respect to excise taxes under Section 4999 of the Code for a change in control. Instead, payments to each named executive officer that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless such executive would be in a better net after-tax position by receiving the full payments and paying the excise tax.

Material Defined Terms

              The terms "cause" and "good reason" as used above are defined under Mr. Munoz's employment agreement, as amended, and the Executive Severance Plan with respect to the remaining named executive officers and are set forth below.

  •
  "Cause" means, in general, (i) gross neglect or willful gross misconduct; (ii) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (iii) the executive's commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of the executive at the Company's expense; (iv) a material breach of a material obligation of the executive under the Company's Bylaws or pursuant to any award or agreement with the executive; (v) the executive's abuse of alcohol or drugs rendering the executive unable to perform the material duties and services required by his position; and (vi) a material violation of Company policies.

  •
  "Good Reason" means, in general, (i) a material diminution in the executive's authority, duty or responsibilities; (ii) a material diminution in the executive's base salary, except as part of an across-the-board reduction in salary; (iii) a relocation of the executive's principal place of employment by more than 50 miles; or (iv) a material breach by the Company of the applicable severance plan. With respect to Mr. Munoz, "good reason" also means the failure of any successor or assignee of the Company to assume his employment agreement.

  •
  "Change in Control" means, in general, the occurrence of any one of the following events: (i) certain acquisitions by a third-party or third-parties, acting in concert, of at least a specified threshold percentage of the Company's then outstanding voting securities; (ii) consummation of certain mergers or consolidations of the Company with any other corporation; (iii) stockholder approval of a plan of complete liquidation or dissolution of the Company; (iv) consummation of certain sales or dispositions of all or substantially all the assets of the Company; and (v) certain changes in the membership of the Company's board of directors.

Restrictive Covenants and Release Requirement

              The 2016 restricted share awards and the 2017 time-vested RSU awards granted under the long-term incentive program include restrictive covenants related to non-solicitation, non-competition and no-hire provisions for a period of one year following termination of employment (except, with respect to the non-competition covenant, if such termination is an involuntary termination by the Company without "cause" or by the executive for "good reason"). Similar restrictive covenants apply under the employment agreement of Mr. Munoz and there are related surviving obligations under the prior employment agreement with Mr. Hart. In addition, each of the above named executives officers is bound by an obligation of confidentiality for an indefinite duration. The Company's officer severance plans and Mr. Munoz's employment agreement contain a requirement to execute a release of claims in favor of the Company in order to receive the above described separation benefits.

Estimate of Mr. Levy's Potential Post-Employment Payments and Benefits as of December 31, 2017
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	—	—	—	2,700,000	—	2,700,000
Long-Term Incentives
Restricted Shares (2016)	—	260,231	260,231	—	—	260,231
Time-vested RSUs (2017)	—	1,022,054	1,022,054	—	—	1,022,054
ROIC Performance-Based RSUs (2016)	—	260,209	260,209	—	—	260,209
Pre-tax Margin Performance-Based RSUs (2016)	—	260,209	260,209	—	—	260,209
Pre-tax Margin Performance-Based RSUs (2017)	—	340,685	340,685	—	—	340,685
2016 Sign-on Stock Option Award	—	1,172,480	1,172,480	—	1,172,480	1,172,480
Continuation Coverage Benefits
Health and Welfare	—	—	—	37,665	—	37,665
Life Insurance	—	—	—	1,237	—	1,237
Perquisites
Outplacement Services	—	—	—	25,000	—	25,000

Estimate of Mr. Kirby's Potential Post-Employment Payments and Benefits as of December 31, 2017
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	—	—	—	3,937,500	—	3,937,500
Long-Term Incentives
Restricted Shares (2016)	—	597,501	597,501	—	—	597,501
Time-vested RSUs (2017)	—	2,471,828	2,471,828	—	—	2,471,828
ROIC Performance-Based RSUs (2016)	—	597,479	597,479	—	—	597,479
Pre-tax Margin Performance-Based RSUs (2016)	—	597,479	597,479	—	—	597,479
Pre-tax Margin Performance-Based RSUs (2017)	—	823,943	823,943	—	—	823,943
2016 Sign-on Stock Option Awards	—	2,307,924	2,307,924	—	2,307,924	2,307,924
Continuation Coverage Benefits
Health and Welfare	—	—	—	37,651	—	37,651
Life Insurance	—	—	—	1,236	—	1,236
Perquisites
Outplacement Services	—	—	—	25,000	—	25,000

Estimate of Mr. Nocella's Potential Post-Employment Payments and Benefits as of December 31, 2017
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	—	—	—	2,575,000	—	2,575,000
Long-Term Incentives
Time-vested RSUs (2017)	—	590,289	590,289	—	—	590,289
Pre-tax Margin Performance-Based RSUs (2017)	—	196,763	196,763	—	—	196,763
2017 Sign-on Award—Time Vested RSUs	—	1,790,683	1,790,683	—	—	1,790,683
Continuation Coverage Benefits
Health and Welfare	—	—	—	23,413	—	23,413
Life Insurance	—	—	—	1,237	—	1,237
Perquisites
Outplacement Services	—	—	—	25,000	—	25,000

Estimate of Mr. Hart's Potential Post-Employment Payments and Benefits as of December 31, 2017
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	—	—	—	3,193,000	—	3,193,000
Long-Term Incentives
Restricted Shares (2015 and 2016)	—	657,217	657,217	—	—	657,217
Time-vested RSUs (2017)	—	1,047,800	1,047,800	—	—	1,047,800
ROIC Performance-Based RSUs (2016)	—	484,606	484,606	—	—	484,606
Pre-tax Margin Performance-Based RSUs (2016)	—	484,606	484,606	—	—	484,606
Pre-tax Margin Performance-Based RSUs (2017)	—	349,267	349,267	—	—	349,267
2016 Performance Award—Restricted Shares	—	749,084	749,084	749,084	—	749,084
2017 Special Award—Time vested RSUs	—	651,758	651,758	—	—	651,758
2017 Special Award—Stock Options	—	—	—	—	—	—
Continuation Coverage Benefits
Health and Welfare	—	—	—	75,044	—	75,044
Life Insurance	—	—	—	1,237	—	1,237
Perquisites
Outplacement Services	—	—	—	25,000	—	25,000
Flight Benefits	53,026	53,026	53,026	53,026	—	53,026

Methodologies and Assumptions used for Calculating Other Potential Post-Employment Payments

              For purposes of quantifying the payments and estimated benefits disclosed in the foregoing tables, the Company utilized the following assumptions and methodologies to calculate the applicable costs to the Company:

  •
  Continuation Coverage benefits.  The present value of medical and prescription drug benefits and life insurance benefits that are continued for a pre-defined period following certain qualifying triggering events was determined based on assumptions used for financial reporting purposes (i.e., FASB ASC 715-20-50 assumptions) using a discount rate of 3.63%. The expected future present values for the continuation coverage benefits were based on 2017 employer gross costs, with a health care cost trend related to the medical and prescription drug benefits (including employer and employee contributions) of 6.25% in 2018, grading down to 5.0% in 2023. The separation scenarios include the portion of the benefits that is greater than the benefit that would be provided to all management employees. The value of the continued life insurance benefits was calculated using the

    January 2018 term life insurance cost to the Company of purchasing this coverage and assuming no cost increase because the premium is not age-related.

  •
  Flight benefits and related tax reimbursements.  The value of lifetime travel privileges was determined by utilizing the following assumptions: (i) executive and eligible family members and significant others continue to utilize the travel benefit for a period of 20 years; (ii) the level of usage for each year is the same as the actual usage was for the executive and such persons for 2017; and (iii) the incremental cost to the Company for providing travel benefits for each year is the same as the actual incremental cost incurred by the Company for providing travel benefits to the executive and eligible family members and significant others for 2017. On the basis of these assumptions, the Company determined the value of lifetime travel benefits by calculating the present value of the assumed incremental cost of providing the benefit to the executive and the executive's eligible family members over a 20-year period using a discount rate of 3.63%. The tax indemnification on lifetime flight benefits was determined utilizing the same three assumptions stated above. Using these assumptions, the Company determined the value of the indemnification by calculating the present value of the executive's future assumed annual tax indemnification (equal to the executive's actual 2017 tax indemnity) over a 20-year period using a discount rate of 3.63%.

2017 CEO Pay Ratio

              As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Oscar Munoz. The CEO pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In complying with the CEO pay ratio disclosure requirements, companies are permitted to use a variety of assumptions and methodologies. As a result, the CEO pay ratio reported by other companies may not be comparable with the ratio reported below since all results are impacted by the nature of each company's compensation reward structure and employee demographics and the chosen assumptions and methodologies permitted under the SEC rules.

              Ratio.    For the fiscal year that ended December 31, 2017, the estimated median annual total compensation of all employees of the Company (including our consolidated subsidiaries, but excluding our CEO) was $83,122 and the 2017 annual total compensation of our CEO was $9,561,134. Based on the foregoing, the 2017 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is estimated to be 115 to 1.

              Identifying the Median Employee and Calculating Total Compensation.    As of December 31, 2017, based on our internal payroll records, we determined that there were approximately 90,000 employees of the Company (including our consolidated subsidiaries), of which approximately 4,000 were located outside of the United States. Pursuant to the de minimis exemption provided under Item 402(u) of Regulation S-K, because our non-U.S. employees account for less than 5% of our total U.S. and non-U.S. employees, all of our international employees have been excluded from the calculation of our estimated 2017 CEO pay ratio. Our Guam employees are included with our U.S. employees for purposes of these calculations.

              As of December 31, 2017, our international employee locations and the number of excluded employees in each location were as follows: Antigua and Barbuda—1; Argentina—142; Aruba—1; Australia—50; Bahamas—2; Belgium—42; Belize—17; Brazil—314; Canada—20; Cayman Islands—1; Chile—12; China—165; Colombia—56; Costa Rica—88; Denmark—2; Dominican Republic—32; Ecuador—33; El Salvador—47; France—87; Germany—114; Guatemala—38; Honduras—37; Hong

Kong—152; India—124; Ireland—19; Israel—34; Italy—14; Jamaica—1; Japan—511; Marshall Islands—33; Mexico—774; Micronesia (Federated States)—129; Netherlands—51; Netherlands Antilles—1; New Zealand—2; Nicaragua—26; Norway—1; Panama—52; Peru—46; Philippines—6; Portugal—23; Singapore—58; South Korea—2; Spain—30; Sweden—3; Switzerland—15; Taiwan—56; Trinidad/ Tobago—5; Turks and Caicos Islands—1; United Kingdom—525; and Venezuela—2. After taking into account the de minimis exemption, 85,359 employees in the U.S. and no employees located outside of the U.S. were considered for identifying the median employee.

              For purposes of identifying the median employee, we utilized the dollar amount reported in Box 5 of the 2017 Form W-2 Wage and Tax Statement provided for each U.S. employee on the Company's payroll as of December 31, 2017. This consistently applied compensation measure was chosen because it is a readily available measure for all U.S. employees and we believe it is a reasonable measure of total annual compensation.

2017 DIRECTOR COMPENSATION

              The following table represents the amount of director compensation in 2017 for each director who served during that year other than Mr. Munoz. All of the 2017 compensation of Mr. Munoz is shown in the 2017 Summary Compensation Table. For purposes of the disclosure contained in this section, we refer to the non-employee directors elected by the holders of our Common Stock as "non-employee directors."

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Carolyn Corvi	150,500		161,120		3,909	315,529
Jane C. Garvey	130,000		161,120		4,143	295,263
Barney Harford	131,000		161,120		61,192	353,312
Todd Insler	—	(4)	—	(4)	22,650	22,650
Walter Isaacson	128,500		161,120		34,945	324,565
James A. C. Kennedy	148,000		161,120		40,719	349,839
Robert A. Milton	238,000	(5)	281,961		31,741	551,702
William R. Nuti	128,500		161,120		25,654	315,274
Sito Pantoja	—	(4)	—	(4)	43,424	43,424
Edward M. Philip	125,000		161,120		39,663	325,783
Edward L. Shapiro	128,500		161,120		52,317	341,937
Laurence E. Simmons	131,000		161,120		46,652	338,772
David J. Vitale	153,000		161,120		30,209	344,329
James M. Whitehurst	128,500		161,120		28,103	317,723
(1)
Messrs. Isaacson, Shapiro, Simmons, and Whitehurst each elected to receive 100% of their Board and Committee retainer fees in deferred share units as described below under "—Equity Compensation."

(2)
The amount shown in this column represents the grant date fair value of 1,992.9 restricted share units granted to each of the non-employee directors on May 25, 2017 determined in accordance with FASB ACS Topic 718. For Mr. Milton, the amount shown also includes the grant date fair value of 1,494.68 restricted share units granted on May 25, 2017 in connection with his service as Non-Executive Chairman.

  Upon settlement, the restricted share units are structured to be settled: (i) 50% in cash, including any odd or fractional share units, based on the average of the high and low sales prices of Common Stock on the anniversary date; and (ii) 50% in shares of Common Stock. With respect to the cash-settled portion of the restricted share unit award, the grant date fair value was calculated by multiplying the number of cash-settled units by the average of the high and low trading prices per share of Common Stock on the date of grant ($80.285 per share on May 25, 2017). With respect to the share-settled portion of the restricted share unit award, the grant date fair value was calculated by multiplying the number of share-settled units by the closing price per share of Common Stock on the date of grant ($81.41 per share on May 25, 2017).

  As of December 31, 2017, the aggregate number of share units outstanding (including, as applicable, deferred share units) for each individual who served as a non-employee director was: 1,992.90 for each of Ms. Corvi and Messrs. Harford, Kennedy, Nuti, and Philip; 3,487.58 for Mr. Milton; 5,808.77 for Ms. Garvey; 30,575.79 for Mr. Isaacson;

  3,868.11 for Messrs. Shapiro and Whitehurst; 3,904.65 for Mr. Simmons; and 9,021.39 for Mr. Vitale.

(3)
All other compensation includes: (a) with respect to certain directors, matching contributions of up to $20,000 to nonprofit organization(s) to which the director, or in the case of each of the ALPA director and the IAM director, the director's union, makes a contribution(s) (including contributions of $20,000 with respect to each of Messrs. Harford, Isaacson, Kennedy, Milton, Pantoja (IAM), Philip, Shapiro, Simmons and Vitale), as discussed under the caption "Charitable Contributions" below; (b) a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to the Company of providing such benefits) for each director as follows: Ms. Corvi—$3,909; Ms. Garvey—$4,143; Mr. Harford—$29,788; Mr. Insler—$16,462; Mr. Isaacson—$12,356; Mr. Kennedy—$15,467; Mr. Milton—$7,773; Mr. Nuti—$17,338; Mr. Pantoja—$17,082; Mr. Philip—$14,405; Mr. Shapiro—$25,148; Mr. Simmons—$20,516; Mr. Vitale—$8,194; and Mr. Whitehurst—$19,383; and (c) as required by SEC rules, the aggregate incremental cost to the Company of such director's flight benefits if the perquisites of such director equal or exceed $10,000.

(4)
Our directors who are employees of the Company or who are directors elected by a class of stock other than Common Stock do not receive any cash or equity compensation from the Company related to their services as directors. However, each of the ALPA director and the IAM director are entitled to receive certain travel benefits. See "—Travel Benefits" below and footnote 3 above. With respect to 2017, Mr. Insler and Mr. Pantoja did not receive any board compensation other than the benefits described in the "All Other Compensation" column.

(5)
The amount shown for Mr. Milton includes $72,935 related to Board and Committee retainer fees that Mr. Milton donated to the Company's employee charitable organization, "United We Care," following the impacts of the 2017 hurricane season.

              The Nominating/Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of compensation of the Company's non-employee directors. The Nominating/Governance Committee has not delegated any authority with respect to director compensation matters, and no executive officer plays a role in determining the amount of director compensation. The Compensation Committee's independent compensation consultant, Exequity, has advised the Nominating/Governance Committee with respect to director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits, and share ownership guidelines.

              The compensation for the Non-Executive Chairman, the members of the Special Committee of the Board, and the members of the Subcommittee of such Special Committee were approved by the Board upon recommendation of the Nominating/Governance Committee. Exequity provided the Nominating/Governance Committee with advice and information regarding market practices in connection with establishing these compensation levels.

Cash Retainers for Board and Committee Service

              Effective January 1, 2015 (except as noted below), in connection with a review by Exequity of the Company's non-employee director compensation program, the Board approved the following cash retainers for Board and committee service:

  •
  an annual retainer of $85,000;

  •
  an additional annual retainer of $20,000 for the Chairperson of each of the Compensation, Executive, Finance, Nominating/Governance and Public Responsibilities Committees and an additional annual retainer of $25,000 for the Chairperson of the Audit Committee; and

  •
  an additional annual retainer of $12,500 for each of the members (other than the Chairperson) of the Compensation, Executive, Finance, Nominating/Governance and Public Responsibility Committees and an additional annual retainer of $15,000 for each of the members (other than the Chairperson) of the Audit Committee.

              In the first quarter of 2017 certain non-employee directors received additional compensation related to service on the Special Committee and the Subcommittee of the Special Committee, each of which were established in March 2015. The Board approved a monthly cash retainer of $2,000 to the non-employee directors who serve on the Special Committee (but do not serve on the Subcommittee) and an additional monthly cash retainer of $6,000 to the non-employee directors who serve on both the Special Committee and the related Subcommittee. The monthly retainers related to each of these committees was terminated at the end of the first quarter of 2017. The Special Committee and Subcommittee were delegated with oversight responsibility related to the previously disclosed matter related to the Port Authority of New York and New Jersey and related operations of the Company.

Equity Compensation

              To attract and retain the services of experienced and knowledgeable non-employee directors, the Company adopted the 2006 Director Equity Incentive Plan, as amended and restated on February 20, 2014 (the "DEIP"). Under the DEIP, non-employee directors may receive as compensation periodic awards, stock compensation and/or cash compensation. Periodic awards are equity-based awards including options, restricted stock, SARs and/or shares that are granted to non-employee directors from time to time at the discretion of the Board.

              Effective January 1, 2017, the Board approved an increase in the annual equity compensation granted to each non-employee director from $125,000 to $160,000. This increase was approved in connection with a review by Exequity of the Company's non-employee director compensation program and was designed to better align with median director pay levels among the companies that comprise the Company's benchmarking peer group. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Process and Oversight—Benchmarking" for a listing of the companies included in this group. The equity award size is calculated based on the average of the high and low sales prices of Common Stock on the date of grant. Such awards are granted in connection with the non-employee directors' election to the Board at the annual stockholder meeting. The Non-Executive Chairman also receives an additional annual equity award, as described below. In each case, each share unit represents the economic equivalent of one share of Common Stock and vests on the one-year anniversary of the date of grant. Upon settlement, the share units are designed to be settled: (i) 50% in cash based on the average of the high and low sales prices of Common Stock on the one-year anniversary date and (ii) 50% in shares of Common Stock. Any odd or fractional units will be settled in cash. Pursuant to the terms of the DEIP, a director may elect to receive the cash-settled portion of the award in shares.

Non-Executive Chairman Compensation

              In addition to the cash and equity compensation described above, on September 17, 2015, the Board considered and approved additional compensation for the Non-Executive Chairman of $200,000 annually, of which: (i) $80,000 is paid in four equal quarterly installments and (ii) $120,000 is granted in share units under the DEIP.

Director Compensation Deferral under the DEIP

              Effective January 1, 2017, non-employee directors may defer the receipt of some or all cash compensation through credits to a share account established under the terms of the DEIP. Non-employee directors may also defer the receipt of shares that would otherwise be issued under an equity compensation award through credits to his or her share account. Distribution from the share account will be made within 60 days following the date on which the non-employee director terminates his or her position as a director of the Company.

Stock Ownership Guidelines

              The stock ownership guidelines that apply to our non-employee directors encourage our non-employee directors to hold shares of Common Stock or equity-based awards (including share units and restricted shares) with a fair market value equal to or exceeding five times the annual cash retainer paid to the non-employee directors, which is currently set at $85,000. The guidelines provide for a transition period of five years for non-employee directors to achieve the ownership requirement. The Nominating/Governance Committee reviews equity ownership of the non-employee directors annually. Once a non-employee director is determined to be in compliance with the stock ownership guidelines, the non-employee director will be considered to be in compliance until such time as he or she sells or otherwise disposes of any of his or her Common Stock, at which time the Nominating/Governance Committee will re-evaluate the non-employee director's compliance with the stock ownership guidelines. Messrs. Harford, Kennedy, Milton, Philip, Shapiro and Whitehurst joined the Board in 2016 and Ms. Hooper joined the Board in 2018, and each will have a transition period of five years to achieve compliance with the share ownership guidelines. All other non-employee directors are currently in compliance with the guidelines.

Travel Benefits

              We consider it important for our directors to understand our business and to have exposure to our operations and employees. For that reason, our directors receive flight benefits, including a travel card permitting positive space travel by the director, the director's spouse or qualified domestic partner and certain other eligible travelers, and access to our United Club facilities. These benefits are taxable to the director, subject to the reimbursement of certain of such taxes by the Company. Prior to the Merger, the Company and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to non-employee directors who did not have an existing right to such benefits as of the date the respective policy was adopted. The tax indemnification provided to the non-employee directors is subject to an annual limit. A non-employee director who retires from the Board with at least five consecutive years of service as a director will receive lifetime travel benefits, subject to certain exceptions.

Charitable Contributions

              We adopted a program in 2009 through which the Company provides a matching charitable contribution to qualifying nonprofit organizations to which a director makes a personal commitment in an aggregate amount of up to $20,000 per year. In the case of each of the ALPA director and the IAM director, the Company will provide a matching charitable contribution to qualifying nonprofit organizations to which the director or the director's union contributes up to $20,000 per year in the aggregate. During 2017, directors elected by the holders of Common Stock were also entitled to donate ten round trip tickets for complimentary positive space travel to charity.

 AUDIT COMMITTEE REPORT

United Continental Holdings, Inc. Audit Committee Report

To the Board of United Continental Holdings, Inc.:

              The Audit Committee is comprised of six non-employee members of the Board. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that: (1) all current Audit Committee members are "independent" as that concept is defined in Section 10A of the Exchange Act; (2) all current Audit Committee members are "independent" as that concept is defined in the applicable NYSE listing standards; (3) all current Audit Committee members are financially literate under the applicable NYSE listing standards; and (4) each of Mr. Vitale and Mr. Philip qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

              The Board appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year, the Audit Committee reviews the adequacy of the charter and recommends any changes to the Board for approval. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (2)-(4) of the first paragraph of this report and the adequacy of the Audit Committee charter.

              During the last year, and earlier this year in preparation for the filing with the SEC of the 2017 Form 10-K, the Audit Committee, among other matters:

  •
  reviewed and discussed the audited financial statements included in the 2017 Form 10-K with management and the Company's independent registered public accounting firm, referred to in this report as the "independent auditors;"

  •
  reviewed the overall scope and plan for the annual audit of the Company's financial statements to be included in the 2017 Form 10-K and the results of the examinations by the Company's independent auditors;

  •
  met with management periodically during the year to consider the adequacy of the Company's internal control over financial reporting and the quality of its financial reporting and discussed these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors;

  •
  reviewed and discussed with the independent auditors: (1) their judgments as to the quality of the accounting principles applied in the Company's financial reporting; (2) the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and the independence of the independent auditors; and (3) the matters required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

  •
  based on these reviews and discussions, as well as private discussions with the independent auditors and the Company's internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 2017 Form 10-K; and

  •
  determined that the non-audit services provided to the Company by the independent auditors (discussed below under Proposal No. 2) are compatible with maintaining the independence of the independent auditors. The Audit Committee's pre-approval policies and procedures are discussed below under Proposal No. 2.

              Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that the Audit Committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditors' report. The functions of the Audit Committee are not intended to duplicate or substitute for the activities of management and the independent auditors, and the Audit Committee members cannot provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certifications as to the work of the independent auditors. Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company and are not acting as professional accountants or auditors on behalf of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements.

              The Audit Committee meets periodically with management and the independent and internal auditors, including private discussions with the independent auditors and the Company's internal auditors, and receives the communications described above. The Audit Committee has also established procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters and (2) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Audit Committee with an independent basis to determine that management has maintained: (1) appropriate accounting and financial reporting principles or policies or (2) appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States.

              The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,
Audit Committee
David Vitale, Chair Carolyn Corvi Barney Harford Robert A. Milton Edward M. Philip Laurence E. Simmons

PROPOSAL NO. 2:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

Independent Registered Public Accountants

              Ernst & Young LLP was the Company's independent registered public accounting firm for the fiscal year ended December 31, 2017. The Audit Committee has approved the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

Audit Committee Pre-Approval Policy and Procedures

              The Audit Committee has adopted a policy on pre-approval of services of the Company's independent registered public accounting firm. The policy provides that the Audit Committee shall pre-approve all audit and non-audit services to be provided to the Company and its subsidiaries and affiliates by its independent auditors. The process by which this is carried out is as follows:

              For recurring services, the Audit Committee reviews and pre-approves the independent registered public accounting firm's annual audit services in conjunction with the annual appointment of the outside auditors. The reviewed materials include a description of the services along with related fees. The Audit Committee also reviews and pre-approves other classes of recurring services along with fee thresholds for pre-approved services. In the event that the additional services are required prior to the next scheduled Audit Committee meeting, pre-approvals of additional services follow the process described below.

              Any requests for audit, audit-related, tax and other services not contemplated with the recurring services approval described above must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

              On a periodic basis, the Audit Committee reviews the status of services and fees incurred year to date and a list of newly pre-approved services since its last regularly scheduled meeting. The Audit Committee has considered whether the 2017 and 2016 non-audit services provided by Ernst & Young LLP are compatible with maintaining auditor independence and concluded that such services were compatible with maintaining Ernst & Young LLP's independence.

              All of the services in 2017 and 2016 under the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees categories below have been approved by the Audit Committee pursuant to paragraph (c)(7) of Rule 2-01 of Regulation S-X of the Exchange Act.

Independent Registered Public Accounting Firm Fees

              The aggregate fees billed for professional services rendered by the Company's independent auditors in 2017 and 2016 are as follows (in thousands):

Service	2017	2016
Audit Fees	$4,548	$3,751
Audit-Related Fees	565	215
Tax Fees	584	1,252
All Other Fees	2	2

Total	$5,699	$5,220

    Audit Fees

              For 2017 and 2016, audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements and the audit of the effectiveness of internal control over financial reporting of the Company and its wholly-owned subsidiaries. Audit fees also include the audit of the consolidated financial statements of United Airlines, employee benefit plan audits, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

    Audit-Related Fees

              For 2017 and 2016, fees for audit-related services consisted of professional services related to due diligence and consultations related to the adoption of new accounting standards.

    Tax Fees

              Tax fees for 2017 and 2016 relate to professional services provided for research and consultations regarding tax accounting and tax compliance matters, review of U.S. and international tax impacts of certain transactions and assistance in assembling data to prepare for and respond to governmental reviews of past tax filings, exclusive of tax services rendered in connection with the audit.

    All Other Fees

              Fees for all other services billed in 2017 and 2016 consist of subscriptions to Ernst & Young LLP's on-line accounting research tool.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

              The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for fiscal year 2018. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 2009. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from those attending the Annual Meeting.

              Ernst & Young LLP rotates its lead audit engagement partner every five years; the Audit Committee interviews proposed candidates and selects the lead audit engagement partner.

              The stockholders are being asked to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2018. Although ratification is not required by law or the Bylaws, the Board is submitting the appointment to the stockholders as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

              THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

 PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE
COMPANY'S NAMED EXECUTIVE OFFICERS

              In accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as a "say-on-pay" proposal, approving the Company's executive compensation as reported in this proxy statement:

    RESOLVED, that the stockholders approve the compensation of the named executive officers of United Continental Holdings, Inc., as disclosed in the proxy statement for the 2018 Annual Meeting of Stockholders under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis, the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

              At the 2017 annual meeting of stockholders, stockholders were asked to cast a non-binding advisory vote on whether the say-on-pay vote should be held every year, every two years or every three years (the "Frequency Vote"). A majority of stockholders voting on the matter indicated a preference for holding the say-on-pay vote on an annual basis. Accordingly, the Board resolved that the non-binding advisory vote to approve the compensation of the Company's named executive officers will be held on an annual basis at least until the 2023 Frequency Vote. At the Company's annual meeting on May 24, 2017, approximately 96% of the votes cast were voted in favor of the "say-on-pay" proposal.

              Our executive compensation program for 2017 is described in this proxy statement under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis, the compensation tables, the accompanying footnotes and the related disclosure contained therein.

              As discussed in the CD&A, our core executive compensation philosophy continues to be based on achieving the following objectives: (i) aligning the interests of our stockholders and executives; (ii) linking executive pay to Company performance; and (iii) attracting, retaining and appropriately rewarding our executives in line with market practices. The foregoing objectives are reflected in the 2017 incentive compensation program design approved by the Compensation Committee in February 2017. In light of events in early 2017, management and the Compensation Committee agreed that management's 2017 AIP opportunity would be linked more comprehensively to 2017 progress on significant improvements in the customer experience at United, and the implementation of changes across United to support the customer experience. Progress relative to financial, operational and strategic initiatives determined the initial sizing of the 2017 AIP opportunity and the Compensation

Committee's judgment on the state of the customer experience at United was then considered to adjust the payout of the 2017 AIP award to our senior leadership team.

              Our 2017 executive compensation policies and practices include the following features, which we believe illustrate our commitment to corporate governance "best practices" and the principles described in the CD&A:

  •
  Multiple performance metrics aimed at stockholder value.  We utilize multiple performance metrics to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value, including:

  •
  annual pre-tax income;
  •
  long-term relative pre-tax margin improvement;
  •
  stock price performance;
  •
  operational performance, as measured by key indicators of customer satisfaction (on-time departures, flight completion factor and mishandled baggage ratio); and
  •
  specified strategic initiatives.

  •
  Focus on both relative and absolute performance goals.

  •
  Pay is targeted with reference to peer group median levels.

  •
  Balanced peer group companies.  We have maintained the same standards for our peer group since it was established in 2011. Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times the Company's revenue); and the largest U.S.-based airlines (regardless of revenue range). Using these factors as a guide, the composition of the peer group was reviewed and adjusted for 2017 compensation decisions and three companies were removed from the peer group (Alcoa Inc., McDonald's Corporation, and Illinois Tool Works Inc.). For 2018 compensation decisions, the Compensation Committee adjusted the peer group by reducing some focus on aerospace defense companies in favor of customer service oriented companies in the travel industry.

  •
  "Double-triggers" on change in control.  Our long-term incentive awards have "double-trigger" accelerated vesting provisions. A "double-trigger" means that acceleration of vesting requires two events: first, a change in control, and second, a qualified termination of service, such as an involuntary termination without "cause."

  •
  No change in control tax indemnity.  Company policy prohibits excise tax indemnity for change in control transactions.

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  Stock ownership guidelines.  Our named executive officers and other officers are subject to stock ownership guidelines based on a multiple of base salary. These guidelines were enhanced most recently in February 2017. The changes increased the target ownership levels and eliminated counting of cash-settled equity awards toward the specified ownership levels. The current ownership guidelines are as follows: CEO—6x base salary; President—4x base salary; EVP—3x base salary; SVP—2x base salary; and VP—1x base salary. A newly hired or promoted officer has five years to achieve the stock ownership targets set forth in the guidelines.

  •
  Prohibition on pledging and hedging.  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

  •
  "Claw-back" provisions.  In February 2018, the Compensation Committee adopted an enhanced claw-back policy applicable to our annual and long-term incentives. In addition, our programs include claw-back provisions requiring the return of incentive payments in certain financial restatement situations.

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  Profit sharing hurdle.  No annual incentives are paid to officers unless other employees receive a profit-sharing payment for the year.

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  Risk mitigation.  Our executive pay programs have been designed to discourage excessive risk-taking by our executives.

  •
  Standardized severance policies.  We maintain standardized severance policies for our officers, other than the CEO. We previously eliminated employment agreements for all officers other than our CEO.

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  Annual say-on-pay vote.  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2017 annual meeting.

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  Communication with investors.  We communicate with the investment community regarding our performance that is linked to our incentive awards.

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  Independent Compensation Committee.  The Compensation Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  Independent Compensation Consultant.  The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Compensation Committee.

              We urge our stockholders to read the CD&A section of this proxy statement, which discusses in greater detail how our 2017 executive compensation program implemented our guiding principles. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

              Because this vote is advisory, it will not be binding upon the Board. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of the Company's stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

              THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, WHICH IS DESIGNATED AS PROPOSAL NO. 3.

 PROPOSAL NO. 4:

STOCKHOLDER PROPOSAL REGARDING THE THRESHOLD REQUIRED TO CALL SPECIAL
STOCKHOLDER MEETINGS

              John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, has advised the Company that he intends to present the following stockholder proposal at the Annual Meeting. Mr. Chevedden has indicated that he holds no fewer than 100 shares of Common Stock.

              The text of the stockholder proposal and supporting statement appear exactly as received by the Company. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent and, as a result, the Company is not responsible for any inaccuracies the proposal or statement may contain. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

              The Board unanimously recommends a vote "AGAINST" the stockholder proposal based on the reasons set forth in the Company's Statement in Opposition following the stockholder proposal.

 Proposal 4—Special Shareholder Meeting Improvement

              Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting (or the closest percentage to 10% according to state law). This proposal does not impact our board's current power to call a special meeting.

              Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013.

              A shareholder right to call a special meeting and to act by written consent and are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle such as the election of directors. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent.

              Scores of Fortune 500 companies allow a more practical percentage of shares to call a special meeting compared to the higher entrenchment requirement of United Continental. United shareholders still do not have the full right to call a special meeting that is available under state law.

              This proposal is of increased importance because we also do not have the right to act by written consent.

              A more functional shareholder ability to call a special meeting would put shareholders in a better position to ask for improvement in our board of directors after the 2018 annual meeting. For instance, directors could be given more appropriate assignments on our Board of Directors. Company performance and the stock price can benefit from such improvement.

              We may need new members for our Executive Pay Committee after United directors were sued by a pension fund for giving $37 million to our former chief executive officer, Jeffery Smisek, who was ousted in a bribery scandal.

Please vote to increase director accountability to shareholders:
 Special Shareholder Meeting Improvement—Proposal 4

Statement in Opposition to Stockholder Proposal

              The Board has carefully considered this proposal and, for the reasons set forth below, does not believe that it is in the best interests of the Company and its stockholders and unanimously recommends a vote "AGAINST" the stockholder proposal.

The Company's Bylaws include a stockholder right to call special meetings that the Board believes strikes the appropriate balance between enhancing stockholder rights and adequately protecting the best interests of all of our stockholders.

              Under our Bylaws, one or more stockholders that together have continuously held beneficial ownership of at least a 25% aggregate "net long position" of our outstanding Common Stock for at least one year may call a special stockholder meeting. A stockholder's "net long position" is the amount of our shares of Common Stock in which the stockholder holds a positive (also known as "long") economic interest, reduced by the amount of our shares of Common Stock in which the stockholder holds a negative (also known as "short") economic interest. Our Bylaws were amended to establish the current special meeting bylaw, including the 25% ownership threshold, following stockholder approval of such provision at the 2013 Annual Meeting of Stockholders.

              In its consideration of this proposal, the Board evaluated a number of factors, including the interests of our stockholders, the resources required to convene a special meeting, the existing opportunities for stockholders to engage with the Board and management between annual meetings, and the characteristics and composition of our stockholder base. The Board also considered that approximately 40.5% of S&P 500 companies that provide stockholders with the right to call a special meeting have a 25% ownership threshold, while only approximately 15.6% of S&P 500 companies with such right have a 10% ownership threshold. The Board continues to believe that the current 25% ownership threshold provides an appropriate balance between providing accountability to stockholders and enabling the Board and management to focus on meeting our business objectives and enhancing stockholder value.

              The Board believes that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. For every special meeting, the Company is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, printing and mailing expenses, as well as other costs normally associated with holding a stockholder meeting. Additionally, preparing for stockholder meetings requires significant attention of the Company's directors, officers and employees, diverting their attention away from performing their primary function, which is to operate the Company's business in the best interests of the stockholders. The current 25% threshold prevents a small number of stockholders, which may be composed of stockholders with special interests, from calling a special meeting and imposing these costs on all stockholders even when most stockholders do not want a special meeting. Accordingly, the current 25% ownership threshold is a more appropriate standard to ensure that special meetings are held only for matters important to a larger group of stockholders.

The Company has strong corporate governance practices that provide Board accountability and responsiveness to stockholder concerns.

              The Board further believes that the Company's strong corporate governance framework makes the adoption of this proposal unnecessary. In addition to giving stockholders a meaningful right to call a special meeting in our bylaws, the Company's corporate governance practices and policies ensure the Board remains accountable to stockholders and provide our stockholders with a meaningful voice. They include:

  •
  Annual election of directors.  All of the Company's directors are elected annually.

  •
  Majority voting; resignation policy.  The Company has adopted a majority voting standard for the election of directors in uncontested elections. In addition, the Corporate Governance Guidelines require any incumbent director who fails to receive a majority of the votes cast in an uncontested election to tender his or her resignation to the Board.

  •
  Substantial majority of the Board is independent.  All directors elected by holders of our Common Stock, with the exception of our Chief Executive Officer, are independent. The holder of our Class IAM Junior Preferred Stock and the holder of our Class Pilot MEC Junior Preferred Stock each nominate and elect one director. Additional information related to director independence determinations is set forth in this proxy statement under the heading "Corporate Governance—Director Independence."

  •
  No supermajority voting provisions.  The Company's charter and Bylaws do not contain supermajority voting provisions.

  •
  Independent chairman; lead independent director.  The Board is currently led by an independent Chairman. Our Corporate Governance Guidelines provide for the appointment of a lead independent director with specific duties and responsibilities aligned with best corporate governance practices in the event that the role of Chairman is not filled by an independent director.

  •
  No stockholder rights plan.  The Company does not have a stockholder rights plan, also known as a poison pill.

  •
  Proxy access.  Our proxy access bylaw permits a stockholder (individually or together with a group of up to 20 stockholders) owning 3% or more of the Company's capital stock entitled to vote in the election of directors continuously for at least three years to nominate for inclusion in our proxy materials director candidates constituting up to the greater of two or 20% of the Board elected by the holders of Common Stock (subject to reduction in certain circumstances), provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Bylaws.

  •
  Stockholder input on director nominations outside of proxy access.  In addition to proxy access, our stockholders have the ability to recommend director candidates to the Board's Nominating/Governance Committee, which considers such recommendations in the same manner and by the same standards as recommendations received from other sources. Stockholders also have the option to directly nominate director candidates and solicit proxies for the election of those candidates in accordance with our Bylaws and the federal securities laws.

              We believe that this comprehensive package of governance practices and policies, including the Company's existing special meeting bylaw, protects stockholder rights without the expense and risk associated with lowering the ownership threshold necessary to call a special meeting.

              For the reasons set forth above, the Board believes that the implementation of this proposal is not in the best interests of the Company and its stockholders.

              THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NO. 4.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

              If a stockholder of record wishes to submit a proposal for inclusion in next year's proxy statement for the annual meeting, the proposal must be received by the Company no later than December 24, 2018 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause the proposal to be excluded from the proxy materials. All notices must be submitted to the Corporate Secretary—United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

              Stockholders who intend to submit director nominees for inclusion in the Company's proxy materials for the 2019 annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company no earlier than November 24, 2018, and no later than December 24, 2018.

              To propose business or nominate a director at the 2019 annual meeting of stockholders without inclusion of such matters in our proxy materials, proper notice must be submitted by a stockholder of record no earlier than January 23, 2019 and no later than February 22, 2019 in accordance with the Bylaws. The notice must contain the information required by the Bylaws. No business proposed by a stockholder can be transacted at the 2019 annual meeting of stockholders, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the Bylaws. If we do not receive timely notice of any other matter that a stockholder wishes to raise at the 2019 annual meeting of stockholders, the Bylaws provide that the matter shall not be transacted and the nomination shall not be considered.

HOUSEHOLDING

              The rules of the SEC allow us to deliver a single set of proxy materials and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials and annual report to multiple stockholders who share an address, unless we have received different instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials and annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials and annual report, contact Broadridge Financial Solutions, Inc. ("Broadridge") by telephone at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

              If you are currently a stockholder sharing an address with another stockholder and are receiving multiple copies of our proxy materials and annual report and wish to receive only one copy of future proxy materials and annual reports for your household, please contact Broadridge at the above telephone number or address.

ANNUAL REPORT

              A copy of our 2017 Form 10-K has been made available with this proxy statement and is also available at http://www.envisionreports.com/ual. Additional copies of the 2017 Form 10-K and this Notice of Annual Meeting and proxy statement, and accompanying proxy card, may be obtained from the Corporate Secretary—United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

              COPIES OF OUR 2017 FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY—UNITED

CONTINENTAL HOLDINGS, INC., 233 S. WACKER DRIVE, CHICAGO, ILLINOIS 60606. YOU CAN ALSO OBTAIN A COPY OF OUR 2017 FORM 10-K AND OTHER PERIODIC FILINGS AT THE COMPANY'S WEBSITE AT IR.UNITED.COM OR FROM THE SEC'S EDGAR DATABASE AT WWW.SEC.GOV.

OTHER BUSINESS

              The Company knows of no other matters to be submitted to stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the Board's recommendations.

APPENDIX A

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

              The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures, including pre-tax income excluding special charges and return on invested capital ("ROIC"). The Company believes that adjusting for special charges is useful because the special charges are charges not indicative of the Company's operating performance. For additional information related to 2017 special charges, see Note 14—Special Charges of the Combined Notes to Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the 2017 Form 10-K. ROIC is a non-GAAP financial measure that we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations' use of invested capital to generate profits. ROIC is calculated as the Company's net operating profit after tax ("NOPAT") divided by the Company's average invested capital (as defined in the Performance-Based RSU Program). Pursuant to SEC regulations, the Company has included the following reconciliation of non-GAAP financial measures to the most directly comparable financial measures reported on a GAAP basis.

	Twelve Months Ended December 31,
				Three Year Average Ended December 31, 2017
(in million, except percentages)	2017	2016	2015
NOPAT
Pre-tax income	$2,999	$3,819	$4,219
Special charges:
Severance and benefit costs	116	37	107
Impairment of assets	25	412	79
Cleveland airport lease restructuring	—	74	—
Labor agreement costs	—	64	18
(Gains) losses on sale of assets and other special charges	35	51	122
(Gains) losses on extinguishment of debt and other	—	(1)	202
MTM gains (losses) on hedging instruments	—	6	(249)

Pre-tax income excluding special charges—Non-GAAP	3,175	4,462	4,498
add: Interest expense (less tax benefit)	639	612	666
add: Interest component of capitalized aircraft rent (less tax benefit)	302	332	368
add: Net interest on pension (less tax benefit)	41	68	86
less: Taxes paid	(20)	(14)	(20)

NOPAT—Non-GAAP	$4,137	$5,460	$5,598	$5,065

Invested Capital (five-quarter average)
Total assets	$41,753	$40,435	$39,210
add: Capitalized aircraft operating leases (a)	4,585	5,001	5,774
less: Non-interest bearing liabilities (b)	(16,394)	(17,183)	(18,281)

Average invested capital—Non-GAAP	$29,944	$28,253	$26,703	$28,300

ROIC—Non-GAAP	13.8%	19.3%	21.0%	17.9%

(a)
The purpose of this adjustment is to capitalize the impact of aircraft operating leases. The Company uses a multiple of seven times its annual aircraft rent expense to estimate the potential capitalized value and related liability of its aircraft. This is a simplified method used by many rating agencies and financial analysts to assist with the impact of operating leases on financial measures like return on invested capital.

(b)
Non-interest bearing liabilities include advance ticket sales, frequent flyer deferred revenue, deferred income taxes and other non-interest bearing liabilities.

A-1

MMMMMMMMMMMM . Proxy/Voting Instruction Card MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week Instead of mailing your proxy or voting instructions, you may choose one of the two methods outlined below to vote your proxy or direct the trustee as to shares held in your 401(k) plan. We encourage you to vote by Internet. Internet • Log on to the Internet and go to http://www.envisionreports.com/ual. • Follow the steps outlined on the secured website. Telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. * Proxies submitted by Internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, May 22, 2018. Voting instructions to the trustee of the United 401(k) plans must be received by 5:00 a.m., Central Time, on Monday, May 21, 2018. This Proxy is solicited on behalf of the Board of Directors. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. + 1. Election of Directors 01 - Carolyn Corvi For Against Abstain For Against Abstain For Against Abstain 02 - Jane C. Garvey 03 - Barney Harford 04 - Michele J. Hooper 05 - Walter Isaacson 06 - James A. C. Kennedy 07 - Oscar Munoz 08 - William R. Nuti 09 - Edward M. Philip 10 - Edward L. Shapiro 11 - David J. Vitale 12 - James M. Whitehurst For Against Abstain ForAgainst Abstain 2. Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018. 3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. 4. Stockholder Proposal regarding the Threshold Required to Call Special Stockholder Meetings, if Properly Presented Before the Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F 3 7 5 4 3 6 1 02TK2C MMMMMMMMM B A Annual Meeting Proxy/Voting Instruction Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Admission Ticket 2018 Annual Meeting of Stockholders of United Continental Holdings, Inc. Wednesday, May 23, 2018 9:00 a.m., Central Time Willis Tower 233 S. Wacker Dr. Chicago, IL 60606 Doors will open for registration and admittance at 8:30 a.m., Central Time. Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Annual Meeting. * The Proxy Statement and 2017 Annual Report are available at http://www.envisionreports.com/ual. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Annual Meeting Proxy/Voting Instruction Card – United Continental Holdings, Inc. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Oscar Munoz and Brett J. Hart, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of United Continental Holdings, Inc. owned of record by the undersigned on the matters listed on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the 2018 Annual Meeting of Stockholders to be held at the Willis Tower, 233 S. Wacker Dr., Chicago, IL 60606 on May 23, 2018 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof, unless otherwise specified herein. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all the director nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting. EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Newport Trust Company or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of common stock of United Continental Holdings, Inc. held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. If properly executed and timely received, this voting instruction card will constitute a direction to the trustee to vote on the matters as directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Annual Meeting. If no choice is made or no timely direction is received, the trustee will vote your shares in proportion to allocated shares in such plan for which timely instructions are received, subject to applicable law. The proxies cannot vote your shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, Internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(k) plans must be received prior to 5:00 a.m., Central Time, on Monday, May 21, 2018. Votes from all other stockholders that are submitted by Internet or telephone must be received prior to 11:59 p.m., Central Time, on Tuesday, May 22, 2018. TO BE SIGNED AND DATED ON THE REVERSE SIDE Non-Voting Items Change of Address — Please print new address below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C